UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Securities Exchange Act of 1934
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Unum Group
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# 2021 PROXY STATEMENT

*Notice of Annual Meeting of Shareholders*

Thursday, May 27, 2021

We are furnishing proxy materials, including this proxy statement, in connection with the solicitation of proxies on behalf of the Board of Directors, to be voted at the 2021 Annual Meeting of Shareholders of Unum Group and at any adjournment or postponement thereof. Our proxy materials are first being mailed and made available electronically to shareholders on or about April 15, 2021.

    2021 PROXY STATEMENT

A LETTER FROM OUR BOARD OF DIRECTORS

April 15, 2021
Dear Fellow Shareholder:
At Unum, our purpose is to help the working world thrive throughout life's moments, a calling that is particularly relevant today as our company faces the ongoing challenges of the COVID-19 global pandemic. More than 38 million employees and their families turn to Unum for their financial protection, and the $7.6 billion in benefits paid last year helped safeguard millions of people during some of the most difficult moments of their lives. Unum also partners with more than 180,000 companies to protect and retain their employees and navigate today's complex leave laws.
Like many companies, Unum faced uncertainty throughout much of 2020 as the pandemic caused significant disruption to global markets, employment and business. Slowing economic activity pressured sales and premium growth, while increased claim and leave volumes drove higher expenses. Although this dynamic interrupted 14 years of growth in after-tax adjusted operating earnings per share, Unum still maintained healthy margins in the business, saw stable premium income and produced $793 million of net income and more than $1 billion in after-tax adjusted operating earnings.
In March 2020, the company shifted employees to remote working to ensure their health and safety in response to the pandemic. In addition to providing the technology and equipment to enable fully remote work, new flexible work schedules and access to enhanced caregiver and mental health resources also helped employees navigate the unique challenges of the pandemic. Technology upgrades made over the last few years, along with a robust business continuity planning process, allowed Unum to quickly adjust to the changing dynamics of the outbreak. The operational agility and resiliency demonstrated by the company and its people ensured our ability to continue delivering on commitments and strengthening the service and expertise provided to customers.
Senior management also took the important step early last year to appoint a Chief Operating Officer for the enterprise to help Unum better navigate opportunities ahead. This builds on our significant past successes while better leveraging knowledge and capabilities across the enterprise. By beginning to align to this new operating model before the start of the pandemic, Unum was able to quickly shift resources and deploy new capabilities to meet the evolving needs of customers. Moving forward, these and other changes better align enterprise resources to strategic goals and position us to accelerate growth, improve outcomes and strengthen our value proposition as the economy recovers.
Unum is committed to reaching more people with valuable financial protection coverage. Over the last few years, investments to expand the product offerings and geographic footprint of Unum have produced important competitive advantages. In the U.S., dental and vision expansion is deepening relationships with existing clients and opening doors with new customers. In Europe, growth is driven by the company's new consumer-focused Benni platform, which connects valuable health resources with customers through our Help@Hand initiative, and by expanding into the Polish market. Unum continues to make investments in digital capabilities and people to enhance the experience for customers.
In spite of delivering consistent profitability over more than a decade, total shareholder return has lagged Unum’s peers and the broader market in recent years. During 2020, the company faced a challenging environment, including continued negative investor perceptions surrounding the long-term care (LTC) industry and concerns about the ongoing impact of historically low interest rates on our sector. We believe this does not reflect the continued strong financial and operational performance of the core businesses or the actions taken in the Closed Block. The leadership team has and will continue to actively manage the closed LTC business and recently completed a transaction reinsuring most of the closed individual disability business to a counterparty. Although Unum will continue to administer the reinsured business, this move will enhance financial flexibility and help fund future growth.

2021 PROXY STATEMENT

A LETTER FROM OUR BOARD OF DIRECTORS

Through a continued focus on proactively managing the Closed Block segment and a history of strong performance in core business operations, we're confident that the market will recognize the significant value of Unum as an investment over the long term.
As a Board, we're committed to representing the interests of our shareholders and driving Unum's long- term success through good corporate governance. We take a thorough approach to governance that assesses performance and risk, demands regulatory compliance, and provides oversight of compensation, investment activity and other financial matters. Additionally, we conduct a regular outreach and engagement program that ensures we receive valuable feedback from shareholders on a variety of topics.
More broadly, we — and the entire leadership team at Unum — recognize the obligations we have to all key stakeholders, including shareholders, customers, employees, suppliers and communities, and we strive to deliver on those commitments. This focus on doing the right thing and making a difference also guides Unum's approach to sustainability and social responsibility. Our company advocates for greater access to benefits because the need in our society is real. Our people work to make our local communities better places to live. We also seek to reduce the impact we have on our environment because it improves the quality of the world around us.
Operating with integrity and compassion is deeply embedded in the culture of Unum. We're pleased to share that Unum was named as one of the World's Most Ethical Companies earlier this year by The Ethisphere Institute, a significant honor and a validation of efforts in this area. The company's We Are Unum principles and Code of Conduct are important guides for how employees approach their work each day. Investments in developing Unum employees — including striving for inclusion and smart succession planning throughout the organization — are a critical part of ensuring they remain well-equipped to deliver on Unum's promises today and in the years ahead. As a Board, we monitor Unum's culture through feedback from employee engagement surveys, the ethics hotline and other processes to ensure the company remains true to its values.
While 2020 presented a variety of challenges for Unum, it also demonstrated the value of our products and services, the strength of our business and brand, and the resiliency of our people. Focusing on enhancing customer experience, improving operating effectiveness and expanding into new markets produced solid financial results in a difficult environment and supported the capital needs of the business. As a result, we're confident Unum is well-positioned for the longer term.
On behalf of the more than 10,000 employees and entire leadership team at Unum, thank you for your continued support of the company.

    2021 PROXY STATEMENT

NOTICE OF 2021 ANNUAL MEETING OF SHAREHOLDERS

NOTICE OF 2021 ANNUAL MEETING OF SHAREHOLDERS
DATE: Thursday, May 27, 2021
TIME: 10:00 a.m. Eastern Daylight Time
VIRTUAL MEETING SITE:
The 2021 Annual Meeting of Shareholders of Unum Group (the “company”) will be a virtual meeting conducted exclusively via live webcast at www.virtualshareholdermeeting.com/UNM2021.
In light of the continuing COVID-19 pandemic, the Board of Directors has determined to hold a virtual-only annual meeting to facilitate shareholder attendance and participation by enabling shareholders to participate from any location and at no cost. We believe this is the right choice for the company at this time, as it enables engagement with our shareholders, regardless of size, resources or physical location, while safeguarding the health and wellbeing of our shareholders, employees, members of the Board and management. We are committed to ensuring shareholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the meeting online, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/UNM2021.
To attend the virtual meeting, you will need the 16-digit control number included on your Notice Regarding the Internet Availability of Proxy Materials (“Notice”), proxy card, or voting instruction form, or legal proxy. The meeting webcast will begin promptly at 10:00 a.m. Eastern Daylight Time on May 27, 2021. We encourage you to access the meeting prior to the start time. Online check-in will begin approximately 15 minutes prior to the start time, and you should allow ample time for the check- in procedures. If you encounter any difficulties accessing the virtual meeting during the check-in or during the meeting, please call the technical support number that will be posted on the virtual meeting log-in page.
For further details, see “About the 2021 Annual Meeting” beginning on page 109.
WHO CAN VOTE:
Shareholders of record of the company’s common stock (NYSE: UNM) at the close of business on March 29, 2021, are entitled to vote at the meeting and any adjournment or postponement of the meeting.
VOTING ITEMS	Pg. #
Election of Eleven Directors	106

Advisory Vote to Approve Executive Compensation	106

Ratification of Appointment of Independent Public Accounting Firm	107
In addition to the voting items listed above, shareholders will transact any other business that may properly come before the meeting or any adjournment or postponement thereof. There will also be a report on the company's business.
HOW TO VOTE:
Your vote is important. We encourage you to vote your shares as soon as possible, even if you plan to attend the meeting online. Many of our shareholders may vote by following the instructions below to vote via the internet, by telephone, or, if you have received a printed version of these proxy materials, by mail. You will need the 16-digit control number included on your Notice, proxy card, or voting instruction form.
Internet	www.proxyvote.com (if in advance of meeting) Deadline: 11:59 p.m. Eastern Daylight Time, May 26, 2021 You may also vote your shares during the meeting at www.virtualshareholdermeeting.com/UNM2021.
Telephone	1-800-690-6903 or the telephone number on your voting instruction form Deadline: 11:59 p.m. Eastern Daylight Time, May 26, 2021
Mail	Vote Processing c/o Broadridge 51 Mercedes Way, Edgewood, NY 11717 Receipt due by close of business day on May 26, 2021
If the proxy materials you received do not have a 16-digit control number, you my vote by following the instructions on the Notice or voting instruction form that you received.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 27, 2021: The proxy statement and annual report to shareholders are available at www.proxyvote.com.
J. Paul Jullienne Vice President, Managing Counsel and Corporate Secretary April 15, 2021

2021 PROXY STATEMENT    1

A NOTE ABOUT NON-GAAP FINANCIAL MEASURES

A NOTE ABOUT NON-GAAP FINANCIAL MEASURES
In this proxy statement, we present certain measures of our performance that are not calculated in accordance with generally accepted accounting principles in the United States of America (GAAP), which we use for purposes of setting executive compensation and evaluating our performance. Non-GAAP financial measures exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures should not be viewed as substitutes for the most directly comparable financial measures calculated in accordance with GAAP, which are set forth below:
OPERATING RESULTS ($ in millions, except per share data) — GAAP FINANCIAL MEASURES
	Year Ended December 31
	2020	2019	2018
Net Income	$793.0	$1,100.3	$523.4
Net Income per share*	$3.89	$5.24	$2.38
Total Stockholders' Equity (book value)	$10,871.0	$9,965.0	$8,621.8
Total Stockholders' Equity (book value) per share	$53.37	$49.10	$40.19
Return on Equity	7.6%	11.8%	5.8%
* Assuming dilution

This proxy statement refers to the following non-GAAP financial measures, which we believe are helpful performance measures and indicators of revenue, profitability and underlying trends in our business:
ADJUSTED OPERATING RESULTS ($ in millions, except per share data) — NON-GAAP FINANCIAL MEASURES
	Year Ended December 31
	2020	2019	2018
After-Tax Adjusted Operating Income(1)	$1,005.4	$1,140.6	$1,145.0
After-Tax Adjusted Operating Income per share	$4.93	$5.44	$5.20
Book value, excluding AOCI(2)	$10,496.8	$9,927.7	$9,436.0
Book value, excluding AOCI, per share	$51.54	$48.92	$43.98
Adjusted Operating Return on Equity(3)	10.7%	12.8%	13.2%
Adjusted Operating Return on Equity (in core operations)	14.1%	17.2%	17.8%
(1)
After-tax adjusted operating income is defined as net income adjusted to exclude after-tax net realized investment gains or losses and the amortization of the cost of reinsurance as well as certain other items specified in the reconciliation of non-GAAP financial measures in Appendix A of this proxy statement.

(2)	We sometimes refer to book value, excluding accumulated other comprehensive income (AOCI), as “adjusted book value.”
(3)	Adjusted operating return on equity is calculated using after-tax adjusted operating income or loss and excludes from equity the unrealized gain or loss on securities and net gain on hedges.

2    2021 PROXY STATEMENT

A NOTE ABOUT NON-GAAP FINANCIAL MEASURES

Realized investment gains or losses and unrealized gains or losses on securities and net gains on hedges depend on market conditions and do not necessarily relate to decisions regarding the underlying business of our company. As announced in December 2020, we have exited a substantial portion of our Closed Block individual disability products through a series of reinsurance agreements. As a result, we exclude the amortization of the cost of reinsurance that was recognized upon the exit of the business related to the ceded reserves for the cohort of policies on claim status. We believe that the exclusion of the amortization of the cost of reinsurance provides a better view of our results from our ongoing businesses. Book value per common share excluding AOCI, certain components of which tend to fluctuate depending on market conditions and general economic trends, is an important measure. We may at other times exclude certain other items from our discussion of financial ratios and metrics in order to enhance the understanding and comparability of our operational performance and the underlying fundamentals, but this exclusion is not an indication that similar items may not recur and does not replace the comparable GAAP financial measures in the determination of overall profitability.
For a reconciliation of the most directly comparable GAAP financial measures to the non-GAAP financial measures, refer to Appendix A of this proxy statement.

2021 PROXY STATEMENT    3

PROXY SUMMARY

PROXY SUMMARY
This summary is intended to highlight certain key information contained in this proxy statement that we believe will assist your review of the business items to be voted on at the 2021 Annual Meeting of Shareholders of Unum Group (the “2021 Annual Meeting”). As it is only a summary, we encourage you to review the full proxy statement, as well as our annual report on Form 10-K for the year ended December 31, 2020 (the “2020 Form 10-K”), for more complete information about these topics.
Key Corporate Governance and Executive Compensation Items
2020 Say-on-Pay Vote and Shareholder Outreach

Our 2020 shareholder advisory vote to approve executive compensation passed with 94% support. In the Fall of 2020, as in prior years, we contacted our top 50 shareholders, representing over 73% of our outstanding shares, and requested meetings to discuss our compensation programs and other topics. Seven shareholders, representing approximately 24% of our outstanding shares, accepted our invitation for engagement, and we met with each of them. Our independent Human Capital Committee Chair joined each of these meetings. Another five shareholders, representing approximately 19% of our outstanding shares, responded that a meeting was not necessary. Details of 2020 feedback received can be found on page 55.

Corporate Governance and Executive Compensation Practices
Executive Compensation Practices
A pay-for-performance philosophy
Annual say-on-pay votes
Programs that mitigate undue risk taking in compensation
Independent compensation consultant to the Human Capital Committee
No golden parachute excise tax gross-ups
Minimal perquisites
No NEO employment agreements
Double-trigger provisions for severance
Restrictive covenants in our long-term incentive grant agreements
Clawback provisions
A balance of short- and long-term incentives
Robust stock ownership and retention requirements
Relevant peer groups for benchmarking compensation
In-depth performance assessments of executives
Board Practices
All directors other than the CEO are independent, including the Board Chairman
All Board Committees fully independent
Commitment to diversity at the Board level and within the enterprise
High meeting attendance by directors (average attendance of 98% in 2020)
Limits on outside board and audit committee service

4    2021 PROXY STATEMENT

PROXY SUMMARY

Governance Practices
Annual election of directors
Majority vote requirement for directors (in uncontested elections)
Proxy access rights
Shareholder right to call special meetings
Annual, proactive shareholder engagement
Independent Board chair
No supermajority vote requirements
Anti-pledging and anti-hedging policies applicable to executives and directors
Annual Board, committee, and individual director evaluations
Regular executive sessions of independent directors
No poison pill
Board-level oversight of ESG

2021 PROXY STATEMENT    5

PROXY SUMMARY

Performance Highlights
The COVID-19 pandemic substantially impacted Unum's financial performance in 2020. Growth trends in sales, premiums and earnings that occurred in the first quarter were disrupted by the shock to employment levels and the economy that began in the spring as the pandemic took root in the U.S. and Europe. The slowing economic activity drove sales and premium results lower. This combined with higher volumes in our short-term disability business, elevated expenses in our leave management business and higher mortality in our life insurance business to drive a decrease in earnings for the year. Additional headwinds included higher unemployment, continued low interest rates and the uncertainty in the U.K. due to Brexit.
Despite the challenging environment, we produced $793 million of net income and more than $1 billion in after-tax adjusted operating income, while experiencing strong persistency and stable premium results, and maintaining healthy margins. We maintained market-leading positions and delivered on our purpose of helping the working world thrive throughout life's moments. The pandemic reinforced the social value of the benefits we provide to working people and their families and highlighted our already strong value proposition with customers and brokers. Investments in our technology and people furthered our digital transformation efforts and allowed us to reach our customers in innovative ways. Our robust business continuity planning allowed us to swiftly shift to remote work early in the year, providing seamless service to our clients and maintaining a high level of customer satisfaction.
Financial Highlights(1)
Below are financial highlights from 2020.
Earnings

Despite the challenging environment, we delivered net income of $793 million and after-tax adjusted operating income of more than $1 billion, based on total revenue of $13.2 billion. Earnings per share (EPS) were $3.89 and after-tax adjusted operating EPS was $4.93.

Return on equity
We continued to put shareholder capital to good use. Return on Equity (ROE) was 7.6% and consolidated adjusted operating ROE was 10.7%, while ROE in our core operating segments was 14.1%.
Book value
Our book value per share at the end of 2020 was up 5.4% from 2019 (excluding accumulated other comprehensive income, or AOCI). This was the 12th consecutive year of growth.
(1)
Operating results referenced here include non-GAAP financial measures. Information about the non-GAAP financial measures used in this proxy statement is set forth in “A Note About Non-GAAP Financial Measures” on page 2. For a reconciliation of the most directly comparable GAAP financial measures to the non-GAAP financial measures, refer to Appendix A of this proxy statement.

6    2021 PROXY STATEMENT

PROXY SUMMARY

Operating Highlights
We delivered on our purpose of helping the working world thrive throughout life's moments in 2020. Unum paid approximately $7.6 billion in benefits to people facing illness, injury or loss of life.
Satisfaction metrics measuring our interaction with customers and partners were high. We also continued our focus on enhancing the experience of our customers through employee training, process improvements and leveraging technology.
As the expectations of our customers continue to evolve, we have prioritized investment in our digital transformation. This includes investing in new technologies to automate business processes, better understand customer behavior, deliver new products and services to market faster and improve customer satisfaction. By enhancing our digital capabilities, we enrich the experience for our customers and enhance the effectiveness of our people.
We managed our investment portfolio well despite the continued low interest rate environment. Our well-diversified portfolio focuses on consistent, predictable cash flows. Due to the nature of our business, we invest for the long term with a philosophy emphasizing sound risk management and credit quality.
Operational Realignment
Delivering consistent long-term success in a constantly evolving employee benefits market requires us to continually challenge our approach to how we do business. In February 2020, we appointed Michael Q. Simonds to serve as Chief Operating Officer (COO) for the enterprise and aligned our core business operations under this role. We believe this change has enabled us to sharpen our focus on growth opportunities and further enhance the experience for our customers.
Closed Block Management
The same skills that allow our core franchise to be successful also benefit our closed block of policies that we continue to service and support, but no longer actively market. Our Closed Block segment primarily consists of long-term care (LTC) policies and older individual disability policies.
Long-Term Care Performance
We discontinued offering individual LTC insurance in 2009 and group LTC insurance in 2012. We have actively managed this block with a combination of rate increases, updates to our liability assumptions to reflect emerging experience, prudent cash infusions, and reserve changes. Through these and other steps — including annual comprehensive reviews — we continue to take proactive measures to provide for the long-term stability of this block and provide transparency to our shareholders and customers.
Despite these continuing efforts, following an examination of one of our Maine-domiciled insurers, in 2020 the Maine Bureau of Insurance required us to establish additional LTC statutory reserves, permitting this to be done over a period of seven years. Although we do not agree with the Maine Bureau's examination conclusions, we view the additional statutory reserves as further increasing margin over our best estimate assumptions. At year-end 2020, LTC statutory reserves were increased by approximately $229 million using cash flows from operations. We expect to fund future phase-in amounts in the same manner. In connection with our annual review of policy reserve adequacy, at year- end 2020, we updated our interest rate assumptions to reflect the low interest rate environment and increased GAAP reserves supporting the LTC block accordingly.

2021 PROXY STATEMENT    7

PROXY SUMMARY

Individual Disability Reinsurance Transaction
In December 2020, we announced an agreement to reinsure most of our Closed Block individual disability insurance business to a third party. The transaction was completed in two phases, with an initial closing in the fourth quarter of 2020 and a second closing at the end of the first quarter of 2021. Although we will continue to administer this block of business, the move freed up a significant amount of capital that enhances our financial flexibility and can be used to help fund future growth.
Environmental, Social and Governance
We provide a critical financial safety net for millions of people, a fact that drives us to deliver for those who count on us. This focus on doing the right thing guides our approach to sustainability and social responsibility. Unum has a long tradition of engaging with shareholders, customers, employees, suppliers and communities on a variety of environmental, social and governance (ESG) matters.
We have taken a number of steps recently to strengthen and mature our governance and disclosure of ESG matters, including providing Board-level oversight through the Governance Committee, completing our first materiality assessment, and publishing a refreshed ESG report. In 2020, we developed a corporate sustainability strategic framework to help create long-term value for stakeholders by implementing business strategies that focus on social, environmental, governance, and economic dimensions of doing business. Our strategic framework focuses on three areas where we believe Unum can add both societal and business value:
•	Inclusive products and services – We seek to ensure that the financial security provided by our products and practices contributes to more inclusive communities.
•
Responsible investments – Although we have long factored ESG considerations into a holistic assessment of risk when making investment decisions, we are taking steps to formalize and add transparency around the integration of ESG factors into our investment decisions. As evidence of our commitment, in March 2021, we signed the Principles for Responsible Investment.

•
Reducing environmental impact – We recognize that minimizing our environmental footprint serves all, while better positioning the company for the impacts of climate change and enhancing our ability to engage and attract employees and customers.

A more comprehensive discussion of our efforts and progress is published annually in our ESG report, which is available at www.unum.com/about/responsibility. See page 42 for more information about ESG.

8    2021 PROXY STATEMENT

PROXY SUMMARY

Capital Generation for Shareholders
Our strong statutory earnings resulted in solid capital generation in 2020, allowing us the opportunity to deploy capital in a number of ways.
•	We invested in our people, products and technology to drive growth.
•	We paid out $233.2 million in dividends, or $1.14 per share.
•	We paused our share repurchases in 2020 in a prudent decision to conserve capital during the uncertain environment.
Our credit ratings are reflective of our strong balance sheet, our favorable operating results, and our highly respected brand in the employee benefits market.
Total Shareholder Return
Unum produced solid financial results in our core segments and more than $1 billion in after-tax adjusted operating earnings in 2020. However, the pandemic and unprecedented economic environment caused significant disruption in our business and the markets we serve. That, coupled with negative investor perceptions surrounding the long-term care (LTC) industry and concerns about the impact of historically low interest rates on our sector, drove our total shareholder return (TSR) lower. These negative perceptions affect Unum's TSR more than most of our proxy peers, as only 25% of our peers have LTC exposure.
These returns are not indicative of the ongoing strength of our franchise, capital position and operational performance of our core businesses. Pre-pandemic, we delivered record after-tax adjusted operating earnings per share for 14 consecutive years and premium growth that consistently outpaced our competitors in our U.S. businesses.
We have also actively managed the Closed Block over the last decade. Recent steps we took in our LTC block have delivered improved operating earnings while providing added transparency to enhance shareholder understanding. In addition, the recent Closed Block individual disability reinsurance transaction has freed up significant capital that can be used to grow our business.
The pandemic has shown that the need for our products and services has never been clearer, and continues to grow. We believe this, combined with our history of consistent execution, makes Unum an excellent long-term investment. We expect that the performance of our core franchise will again be recognized and ultimately drive long-term shareholder value.
TOTAL SHAREHOLDER RETURN
	1 Year	3 Year	5 Year
Unum	(16.32)%	(52.98)%	(19.19)%
Proxy Peer Group	(6.27)	(8.86)	40.31
S&P 500	18.40	48.85	103.04
S&P Life & Health Index	(9.48)	(11.65)	28.43

**Non-GAAP financial measure, see Appendix A for reconciliation.

2021 PROXY STATEMENT    9

PROXY SUMMARY

2020 CEO Compensation Summary
Our approach to CEO compensation aligns directly with our overall executive compensation philosophy and structure (see page 56). Richard P. McKenney serves as President and CEO of the company. His targeted total direct compensation is a combination of base pay plus short- and long-term incentives that are tied directly to performance goals. This structure supports the long-term successes of the company and the interests of our shareholders.
Mr. McKenney is subject to robust stock ownership requirements, including a requirement to own six times his base salary in stock. This helps to ensure that the long-term value of his compensation directly aligns with shareholders.
At the beginning of 2020 following discussion with Mr. McKenney, the Board approved his performance goals for the year, which included:
•	Business and financial objectives;
•	Strategic objectives;
•	Talent management initiatives;
•	Goals for building a culture of inclusion & diversity; and
•	Operational effectiveness and efficiency targets.
In addition to carefully reviewing a self-assessment prepared by Mr. McKenney, the Human Capital Committee and Board conduct a thorough evaluation of his performance against all objectives as well as a review of a number of professional and leadership characteristics and behaviors (discussed beginning on page 61).
As outlined in the “Performance Highlights” section on page 6, 2020 was an exceptionally challenging year. The Human Capital Committee (the “Committee”) and the Board recognized that Mr. McKenney guided the company through the year, delivering solid financial results.
The Committee and the Board specifically highlighted Mr. McKenney's leadership in:
•	Delivering more than $1 billion in after-tax adjusted operating earnings, despite being impacted by the pandemic;
•	Proactively managing capital generation and deployment in an uncertain environment, positioning the company well to respond to future opportunities;
•	Leading the company through rapid change and realignment as the company implemented a new operating model, shifted to remote work and introduced new digital capabilities for customers;
•
Enhancing the company's overall commitment to sustainability and social responsibility while continuing strong advocacy for inclusion and diversity, corporate citizenship, employee wellbeing and good governance; and

•	Overseeing the company's ongoing efforts to responsibly manage its Closed Block of business.
While 2020 proved to be a difficult environment with respect to investor perceptions in the industry surrounding long-term care (LTC), which continued to negatively impact our stock price, the Board has full confidence in Mr. McKenney's leadership as CEO and believes the company is well-positioned for long-term success through his actions.

10    2021 PROXY STATEMENT

PROXY SUMMARY

2020 Compensation Decisions
The “CEO Compensation Summary” table below depicts how the Committee views its decisions concerning Mr. McKenney’s compensation for 2020, compared to his 2019 compensation. It differs from the Summary Compensation Table (SCT) (see page 87) required by the Securities and Exchange Commission as follows:
•
The “CEO Compensation Summary” table treats equity awards similar to how annual awards are treated in the SCT (which are based on the performance year to which the award relates). Therefore, the value of the long-term incentive (LTI) award granted in March 2021 based on performance in 2020 is shown as 2020 compensation. In contrast, the value of LTI awards in the SCT is based on the year in which the equity awards are granted. As a result, 2020 compensation in the SCT includes the value of Mr. McKenney’s LTI award granted in 2020, which was based on performance in 2019.

•	The table below excludes the Success Incentive Plan grant (discussed on page 13) since this was a one-time award and not viewed as part of annual compensation; and
•
The SCT includes amounts reported in the “Change in Pension Value & Non-Qualified Deferred Compensation Earnings” and “All Other Compensation” columns. Although regularly monitored by the Committee, these amounts were not considered when it made annual performance- based compensation determinations for 2020 and are therefore not shown in the presentation below.

The CEO Compensation Summary table is not a substitute for the required SCT found on page 87.
CEO COMPENSATION SUMMARY
Component	2019	2020
Base Salary	$1,000,000	$1,050,000
Annual Incentive Payout	1,710,000	1,812,462
Approved LTI Grant	6,370,000	7,500,000
Annual Compensation	$9,080,000	$10,362,462
Annual Incentive
Mr. McKenney's 2020 annual incentive payout of $1,812,462 was calculated by applying the company performance achievement under the plan formula (80% for 2020; see page 70) and Mr. McKenney’s individual performance factor (100% for 2020; see page 75).
Although stock price is not a direct criterion for assessing the CEO’s performance, the Committee considered the impact on TSR while weighing Mr. McKenney’s individual achievements and overall performance of the company (see page 75). Investor perceptions in the industry surrounding LTC continue to negatively impact our stock price. Even so, the pandemic has shown that the need for our products and services has never been clearer, and continues to grow. The Committee believes that continued active management of our LTC block along with the strength of our franchise, capital position and operational performance will, over time, influence investor perceptions and drive long-term shareholder value. Given this, and its view that the company is positioned for long-term success, the Committee awarded Mr. McKenney an individual performance percentage of 100% for his 2020 annual incentive, which resulted in an actual award of $1,812,462. This is an increase of $102,462 from his 2019 payout.

2021 PROXY STATEMENT    11

PROXY SUMMARY

Long-Term Incentive
For 2020, 72% of Mr. McKenney's pay was in the form of long-term incentives (delivered through performance-based restricted stock units (PBRSUs) and cash incentive units (CIUs)). The value of the PBRSUs is based on the company’s stock price while the value of his CIUs is based on growth in adjusted book value and dividends, further modified by relative TSR (see “Cash Incentive Units” section below for additional details). After consideration of Mr. McKenney's strategic leadership, his total target compensation competitiveness, his performance in 2020 and other considerations outlined above, the Committee awarded Mr. McKenney a grant of $7,500,000 for 2020 performance with no specific individual factor applied. This is an increase of $1,130,000 over his award granted last year and remains below the median LTI target of our proxy peer group.
The total of Mr. McKenney's annual and long-term incentives for 2020 performance was $9,312,462, an increase of $1,232,462 from his awards for 2019 performance. This increase was primarily driven by his LTI award.
The design of our LTI program serves to align the interests of management and long-term shareholders. For example, this impact can be seen in the vesting of Mr. McKenney's historical performance share unit (PSU) awards, which are not only realized at the company's lower stock price but also modified based on relative TSR (up to +/- 20%). The table below illustrates how the TSR modifier reduced the number of shares he earned following the vesting of his 2018 PSU award for the performance period ending December 31, 2020 (see additional details on page 73).
PERFORMANCE IMPACT ON 2018-2020 PSU AWARDS

Executive	2018 Grant Date Fair Value(1)	Shares Eligible to Vest(2)		Operating Performance Factor(3)		Adjusted Shares		TSR Modifier		Earned Shares	Value of Earned Shares(4)
CEO	$3,300,000	75,836	x	91.8%	=	69,580	x	80%	=	55,664	$1,482,332
(1)	The 2018 Grant Date Fair Value was calculated by multiplying Mr. McKenney's target grant of 66,924 PSUs on the grant date, March 1, 2018, by the closing stock price of $49.31 on that date.
(2)
The Shares Eligible to Vest includes target PSUs granted and dividend equivalents accrued on the awards from the grant date until they were distributed in early 2021 when performance was certified by the Committee.

(3)	“Operating Performance Factor” rounded to one decimal place.
(4)	The PSU achievement was certified by the Committee on February 23, 2021. The shares were valued based on the closing stock price on that date of $26.63.
Cash Incentive Units
In early 2020, the Committee began its review of the executive compensation program and approved changes in August (see “Key Compensation Decisions” on page 62 for more details). Since a substantial portion of the executives' compensation is denominated in Unum shares, the Committee sought to balance stock ownership priorities against continued stock price underperformance driven by negative investor perceptions of the LTC industry. These perceptions have impacted us more than our proxy peers given that only 25% of our peers have LTC exposure. After review, the Committee therefore determined to replace PSUs with CIUs that reward for financial performance (rather than financial performance and stock price changes), beginning with the long-term incentive grants in March 2021. The use of cash-based long-term incentive represents a departure from historical practice but was deemed appropriate by the Committee given the unique circumstances currently facing the company and its executive team. In reaching this decision, the Committee considered the following:

12    2021 PROXY STATEMENT

PROXY SUMMARY

•	Executives’ holdings were generally above stock ownership requirements and will remain well- aligned with shareholders;
•
A mixture of long-term cash and equity awards allows diversification while providing multi-year incentives which are less impacted by the potential volatility associated with the LTC block, enabling greater focus on the achievement of key objectives; and

•	The CIUs would remain aligned to shareholder interests given the performance measures outlined below, which include a relative TSR component.
The Committee originally intended to grant CIUs with the same performance measures used in prior PSU awards, but establishing reasonable multi-year performance targets proved to be difficult in the current environment. Business closures and pandemic-related economic impacts have disrupted our distribution system and sales activity, and it remains unclear how long we might continue to experience this disruption. Events such as further spread of the coronavirus, spikes in the number of cases or the emergence of new strains of coronavirus (including those resistant to vaccines), and the related responses by government authorities and businesses may heighten the impacts of the pandemic and present additional risks to our business.
The Committee determined that CIUs will be earned based on the achievement of critical, multi-year shareholder return measures of adjusted book value growth, dividend yield and relative TSR. CIUs will be measured over a three-year performance period from January 1, 2021 through December 31, 2023. Awards can be earned from 0% to a maximum 200% of the targeted CIU award value following completion of the performance period based on the company's performance against these metrics.
Success Incentive Plan
Early in 2020, prior to the outbreak of the COVID-19 pandemic, the Committee began a discussion of the strategic initiatives that need to be accomplished over the next few years, with a strong desire to ensure that the current executive team remain in place to execute on the growth plans. With an emphasis on aligning key executive rewards with these identified strategic initiatives, the Committee undertook a comprehensive review of the company’s executive compensation program, incentive arrangements and related policies, to assess their effectiveness in incentivizing implementation of the company’s strategy. The Committee focused on doing the right thing for shareholders in the long-term while making sure that it mitigated risks and incentivized the leadership team to continue to create value.
The Committee’s evaluation took into account, among other things, the company's recent financial, operating and stock price performance. While the company’s pre-pandemic financial and core operating performance has been strong, our stock price has not performed well, including relative to peer companies. One driver has been the continued negative investor perceptions surrounding the LTC industry during the last three years. The effects of the heightened industry focus on LTC impact us more than our proxy peers since only 25% of our peers have LTC exposure. The company closed its individual LTC business in 2009 and closed its group LTC business in 2012; in other words, these policies are no longer actively sold, but existing policies are still managed by the company. Since that time, the company has actively managed this block with a combination of rate increases, updates to our liability assumptions to reflect emerging experience, prudent cash infusions and reserve changes. These measures have led to greater stability and predictability in the performance of the LTC block while continuing to provide transparency to our shareholders and customers. However, due to general market sentiment and regulatory focus regarding the prospects for LTC insurance lines, the stock price has been negatively impacted. As a result, the Committee believes that the company’s pay for performance strategy has been and may continue to be challenged by the legacy LTC business, notwithstanding its effective management by the current executive team, all of whom were either not with the company or not in their current roles when these policies were sold.

2021 PROXY STATEMENT    13

PROXY SUMMARY

While managing the company's closed block of LTC policies, the executive team has also continued building value for the future of the company. The Committee discussions recognized the success and continued efforts of the executive team over the past few years, including:
•
Finding new opportunities and showing strong capabilities by integrating and leveraging new acquisitions. This includes the recent entry into Poland markets, developing the Stop/Loss business, and adding dental and vision lines of business to the portfolio;

•	Developing and executing modernized technology solutions for efficient business practices;
•	Incorporating a culture of inclusion and diversity; and
•	Maintaining dividends.
Based on multiple discussions during the year, on August 24, 2020, the Committee approved several changes to the company’s executive compensation program to recognize and reinforce the executives' existing share ownership levels and maintain alignment with long-term performance objectives, while reinforcing the company's executive compensation philosophy (see “Key Compensation Decisions” beginning on page 62). With these modifications, the Committee believes that the executive compensation program supports the company's efforts to ensure proper alignment with evolving market needs and changes in the company’s business. It is also important to note that these changes were not directly in response to COVID-19. As outlined above, the Committee's discussions started early in the year before the pandemic hit; however, the pandemic only served to increase the need to ensure that this team remain in place to achieve critical business outcomes over the next several years.
As part of the changes, the Committee implemented the Success Incentive Plan (SIP), under which 10 executives, including the named executive officers, received a one-time special performance grant. The SIP awards are designed to encourage achievement of critical business outcomes and to incent executives to continue employment with the company over the long term. The SIP awards include both cash success units (CSUs) and stock success units (SSUs). The CSUs (denominated in cash) were granted with a target value equal to 70% of each executive's 2020 annual long-term incentive target. Denominating the CSUs in cash reduces the influence of the LTC business, which impacts our stock price, strengthening the alignment of the awards with core operating performance.
The number of shares underlying the SSUs granted to each executive equals the number of company shares he or she held at the time of grant and committed to continue holding during the six-year SIP award vesting period, subject to a cap equal to the number of shares with a value equal to 50% of the executive's 2020 annual long-term incentive target. An executive's sale of any committed shares prior to the vesting of SSUs will result in the immediate proportional forfeiture of any unvested SSUs. The Committee believes this matching share commitment element of the SSUs reinforces the objectives of creating long-term, sustainable shareholder value and appropriately aligns executives' and shareholders' interests.
The SIP awards have a six-year term, with the opportunity for proportional accelerated vesting after one-, three- and five-year performance periods. Each performance period begins on January 1, 2021 and the SIP awards will vest in full on the sixth anniversary of the grant date (August 2026), subject to the executive’s continued employment, unless vesting is accelerated based on the company’s achievement of three performance hurdles:
(1)	Maintaining average NAIC risk-based capital ratios of at least 325%, each measured at calendar quarter-ends over the applicable performance period;

14    2021 PROXY STATEMENT

PROXY SUMMARY

(2)
Maintaining average levels of holding company cash in excess of 1.0 times average fixed costs (which includes dividends to shareholders and interest payments due on outstanding indebtedness), each measured at calendar quarter-ends over the applicable performance period; and

(3)	Achieving annual (or compounded annual) growth rates of 3% or more in adjusted book value (which excludes accumulated other comprehensive income or loss).
These performance objectives support plans for the company’s continued long-term financial positioning as an “A” rated company and will provide appropriate focus on maintaining its previously disclosed targets for key capital metrics. This structure balances the unprecedented environment with the company’s long-term goals and key priorities over the next few years while supporting long-term executive retention.
As outlined above, one-third of the SIP award will be eligible to accelerate and vest on a cumulative basis on the last day of each of the one-, three- and five-year performance periods, in each case conditioned upon the achievement of the performance hurdles during the applicable performance period. When determining whether the performance hurdles have been achieved, the Committee will exclude the effect of certain items to ensure that performance is appropriately measured under normalized conditions. Any unvested portion of the SIP awards will be forfeited upon any termination of employment prior to vesting, except in the case of certain terminations following a change in control.
Mr. McKenney received grants of $4.9 million CSUs and 186,368 SSUs. See SIP description and award details for each of the NEOs beginning on page 62.
2021 Compensation
As previously disclosed, the Committee has a practice of positioning our executives' pay below median pay of external peers as they are promoted into a role and gradually making adjustments to full competitive norms as performance and experience in the job grows. Mr. McKenney was promoted to President of the company in April 2015 and subsequently promoted to CEO the following month.
In February 2021, the Committee with its consultant, Pay Governance LLC, reviewed Mr. McKenney's total targeted compensation relative to proxy peers and determined that his pay was 16% below median. After considering his experience, his performance in the CEO role, and the leadership that he has shown during the last five years, the Committee decided to increase Mr. McKenney’s long-term incentive target opportunity from $7.0 million to $7.5 million. This decision reflects Mr. McKenney's steady leadership and strategic positioning of the company. Even with this adjustment, Mr. McKenney's targeted total direct compensation continues to be below the median of our proxy peer group.

2021 PROXY STATEMENT    15

PROXY SUMMARY

Voting Matters
Voting Item	Board's Recommendation	Page Reference:
Item 1: Election of Directors	FOR each nominee	106

Eleven director nominees are standing for election this year, each for a one-year term expiring at the 2022 Annual Meeting. Each director will hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation, disqualification, or removal from office. The Board and the Governance Committee believe each director nominee possesses the necessary skills and qualifications to provide effective oversight of the business. The director nominees are:

Director Nominee	Director Since	Independent	Current Committees
Theodore H. Bunting, Jr.	2013		Human Capital	Regulatory Compliance (Chair)
Susan L. Cross	2019		Audit	Risk and Finance
Susan D. DeVore	2018		Audit	Risk and Finance
Joseph J. Echevarria	2016		Governance	Risk and Finance (Chair)
Cynthia L. Egan	2014		Human Capital (Chair)	Regulatory Compliance
Kevin T. Kabat, Board Chairman	2008		Governance	Human Capital
Timothy F. Keaney	2012		Audit (Chair)	Risk and Finance
Gloria C. Larson	2004		Governance (Chair)	Regulatory Compliance
Richard P. McKenney, President and CEO	2015	—	—	—
Ronald P. O'Hanley	2015		Governance	Human Capital
Francis J. Shammo	2015		Audit	Regulatory Compliance
Item 2: Advisory Vote to Approve Executive Compensation	FOR	106

We are seeking a non-binding advisory vote to approve the compensation of our named executive officers. We describe our compensation programs in the Compensation Discussion and Analysis section of this proxy statement. The Human Capital Committee believes these programs reward performance and align the long-term interests of management and shareholders. Although non-binding, the Human Capital Committee will take into account the outcome of the advisory vote and shareholder feedback when making future compensation decisions.

Item 3: Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	107
The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for 2021, and shareholders are being asked to ratify the appointment.

16    2021 PROXY STATEMENT

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE
Board Overview
The Board of Directors is elected by shareholders to oversee management and promote the long-term interests of shareholders. The Board oversees the CEO and other senior management, who are responsible for carrying out the company's day-to-day operations in a responsible and ethical manner. The Board and its committees meet regularly to review and discuss the company's strategy, business, performance, ethics, risk tolerance, human capital engagement, and culture, as well as important issues that it faces. These discussions take place with management and, as appropriate, with outside advisers who provide independent expertise, perspectives and insights. In addition, the independent members of the Board and its committees hold regular executive sessions to discuss matters free of the presence or influence of management. Board members are also kept apprised of significant developments that arise between meetings.
Board Composition and Refreshment
The Board believes a critical component of its effectiveness in serving the long-term interests of shareholders is to ensure its membership remains diverse, possessing a variety of backgrounds, experiences and skill sets from which to draw. Fresh views and ideas help the Board to maintain a broad perspective and forward-looking vision capable of anticipating and adapting to the rapid pace of change, just as experience and continuity provide necessary context and stability for important decisions. With that in mind, the Governance Committee reviews the composition of the Board to ensure an appropriate balance of experiences, skills, tenure and diversity. This is an ongoing, year-round process.
The Board is committed to effective board succession planning and refreshment, including having honest and difficult conversations with individual directors when necessary. These conversations may arise in connection with the Board evaluation process, succession planning or consideration of the annual slate of Board nominees. As a result of these processes, directors may decide (for personal or professional reasons) or be asked (for reasons such as evolving needs for Board composition or directors' availability to make sufficient contributions to the Board) not to stand for re-election at the next Annual Meeting. It is expected these refreshment practices will continue in the future.
Since the beginning of 2015, we have experienced a healthy level of Board refreshment, with six new directors joining the Board and seven retiring. While some companies have tenure limits on Board service, we believe our balanced approach delivers the right mix of directors with new ideas and perspectives along with those possessing deep knowledge of the company.

2021 PROXY STATEMENT    17

CORPORATE GOVERNANCE

Board Qualifications
The Board strives to maintain independence of thought and diverse professional experience among its membership. The Board and the Governance Committee look for directors who have qualifications and attributes in key areas relevant to Unum, and that align with both our short- and long-term business strategies. These qualifications and attributes are evaluated on an annual basis and adjusted as needed so that they continue to serve the best interests of the company. The table below summarizes the qualifications and attributes that are important to Unum and addresses how the composition of our Board, as a whole, meets these needs.
Qualifications and Attributes	Relevance to Unum	Board Composition
Accounting/Auditing	We operate in a complex financial and regulatory environment with disclosure requirements, detailed business processes and internal controls.
Business Operations	We have significant operations focused on customer service, claims management, sales, marketing and various back-house functions.
Capital Management	We allocate capital in various ways to run our operations, grow our core businesses and return value to shareholders.
Corporate Governance/ESG	As a public company and responsible corporate citizen, we expect effective oversight and transparency, and our stakeholders demand it.
Financial Expertise/Literacy	Our business involves complex financial transactions and reporting requirements.
Independence	Independent directors have no material relationships with us and are essential in providing unbiased oversight.
Industry Experience	Experience in the insurance and financial services industry provides a relevant understanding of our business, strategy, and marketplace dynamics.
International	With global operations in several countries and prospects for further expansion, international experience helps us understand opportunities and challenges.
Investment Markets	We manage a large and long-term investment portfolio to uphold our promises to pay the future claims of our policyholders.
Recent Public Board Experience	We value individuals who understand public company reporting responsibilities and have experience with the issues commonly faced by public companies.
Public Company Executive Experience	Experience leading a large, widely-held organization provides practical insights on need for transparency, accountability, and integrity.
Regulatory/Risk Management	A complex regulatory and risk environment requires us to develop policies and procedures that effectively manage compliance and risk.
Technology/Digital Transformation	We rely on technology to manage customer data, deliver products and services to the market, pay claims, and enhance the customer experience.

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CORPORATE GOVERNANCE

Board Tenure
Directors with varied tenure contribute to a range of perspectives and allow us to transition knowledge and experience from longer-serving members to those newer to our Board. We have a mix of new and long-standing directors, with our 11 director nominees averaging 7.4 years of service on the Board as of the 2021 Annual Meeting.
Board Diversity
Our Board is comprised of members with a range of backgrounds and overall experience. More than half are women or represent a minority group.
Although the Board does not have a specific diversity policy, it recognizes diverse representation on the Board, including in positions of leadership, serves to improve dialogue, decision-making, and culture in the boardroom. Our Governance Committee focuses on advancing continued diversity on the Board during refreshment activities by requiring that candidate pools include diverse individuals, including women, who meet the recruitment criteria. From the candidate pools, our Governance Committee selects director candidates based on their qualifications and attributes as addressed below. Our director nominees range from 52 to 71 years of age, with the average age being 62.2 years, as of the 2021 Annual Meeting.

2021 PROXY STATEMENT    19

CORPORATE GOVERNANCE

Board Evaluation Process
A healthy and vigorous Board evaluation process is an essential part of good corporate governance. A thorough evaluation process helps us achieve the right balance of perspectives, experiences and skill sets needed for prudent oversight of the company, including execution on corporate strategy, while also considering the best interests of our shareholders. At Unum, this evaluation process includes annual evaluations of the Board, each committee, and individual directors.
The Governance Committee establishes and oversees the evaluation process, which focuses on identifying areas where Board, committee and director performance is most effective, as well as opportunities for further development or enhancement. Each year, the Governance Committee reviews the format and effectiveness of the evaluation process in identifying actionable feedback, recommending changes in process as appropriate. Determining whether to engage a third-party facilitator is also part of the review.
The evaluation process is conducted in two phases. The first phase focuses on the evaluation of the effectiveness of each committee and the Board as a whole. Directors complete questionnaires evaluating the Board and the committees on which they serve across a variety of topics, including culture, composition, structure and engagement. In recent years, Board members have provided feedback regarding corporate strategy, business resiliency programs, Board composition and structure, succession plans, future agenda items, meeting materials and director education. The second phase involves interviewing individual directors to collect feedback on peer directors' performance. This phase is led by the Governance Committee Chair in advance and in anticipation of the nomination process, with key messages delivered to each director. This two-phased approach has generated robust discussions at all levels of the Board, and resulted in changes that have improved Board efficiency and effectiveness. For example, in recent years, these discussions have led to enhancements to Board diversity, meeting materials, director on-boarding, executive sessions, and Board member engagement.

Board And Committee Evaluations

Evaluation Forms

Each director evaluates various measures of the effectiveness of the Board and each committee on which the director serves.

Board/Committee Meetings

The full Board and each committee conduct separate closed self-assessment sessions, where results from evaluation and additional feedback are discussed.

Feedback Incorporated

Based on evaluation results, changes are considered and implemented, as appropriate.

Director Performance Evaluations

Peer Evaluation Guide

A guide is provided to each director in advance of individual discussions with the Governance Committee Chair.

Individual Interviews

The Governance Committee Chair conducts individual interviews to solicit feedback from directors on their peers.

Review Meetings

Each director is provided full Board feedback by the Governance Committee Chair, including discussion around performance strengths and opportunities for growth.

20    2021 PROXY STATEMENT

CORPORATE GOVERNANCE

Process for Selecting and Nominating Directors
Director Nominee and Selection
The Governance Committee is responsible for identifying and evaluating director candidates and recommending to the Board a slate of nominees for election at each Annual Meeting. The Committee periodically engages a third-party search firm to assist with recruitment efforts. During these times, the firm has been asked to identify candidates who meet the criteria of our search, provide requested background and other relevant information regarding candidates, and coordinate arrangements for interviews as necessary. Nominees may also be suggested by directors, management, or shareholders.
Shareholders may recommend director candidates for consideration by the Governance Committee by providing the same information that would be required to nominate a director candidate, as described on page 114 in the section titled “Shareholder proposals and nominations for our 2022 Annual Meeting”. Submissions must be made in writing to the Corporate Secretary at Unum Group, 1 Fountain Square, Chattanooga, Tennessee 37402. The Governance Committee’s policy is to consider candidates recommended by shareholders in the same manner as other candidates.
Our corporate governance guidelines specify the following criteria to be used in evaluating the candidacy of a prospective nominee:
•	Reputation for high ethical conduct, integrity, sound judgment, and accountability;
•	Current knowledge and experience in one or more key areas identified in the corporate governance guidelines;
•	Ability to commit sufficient time to the Board and its committees;
•	Collegial effectiveness; and
•	Diversity, whether in viewpoints, gender, race, ethnicity, age, professional experience or other demographics.
The core qualifications and attributes sought in any particular candidate depend on the current and future needs of the Board based on an assessment of the composition of the Board and the mix of qualifications and attributes currently represented. In addition, the Governance Committee considers other specific qualifications that may be desired or required of nominees, including their independence and ability to satisfy specific requirements for committees. As part of the director selection and nomination process, the Governance Committee assesses the effectiveness of its Board membership criteria.
In determining whether to recommend a director for re-election, the Governance Committee also considers the director’s interest in continuing to serve; past attendance at meetings; contributions to the Board and committees on which the director serves; the skills, experience and background that the director brings to the Board relative to the Board’s needs and existing composition; and the results of the most recent Board, committee and individual director evaluations.
Annual Election of Directors
Directors are elected each year at the Annual Meeting for a one-year term expiring at the next Annual Meeting. Directors hold office until their successors are elected, or until their earlier death, resignation, disqualification, or removal from office. Other than requiring retirement from the Board at the next Annual Meeting after a director reaches age 75 (which was increased from age 72 this year), there are no term limits. However, the Governance Committee evaluates the qualifications and performance of each incumbent director before recommending the nomination of that director for an additional term.

2021 PROXY STATEMENT    21

CORPORATE GOVERNANCE

Majority Voting Standard
Our bylaws provide that, in an election of directors where the number of nominees does not exceed the number of directors to be elected (an “uncontested election”), each nominee must receive a majority of the votes cast with respect to that nominee to be elected as a director (i.e., the number of shares voted “for” a nominee must exceed the number voted “against” that nominee). If an incumbent director is not re-elected under this majority voting standard, the director must submit an irrevocable letter of resignation to the Board, which will become effective upon acceptance by the Board. The Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. If the director submitting the resignation is a member of the Governance Committee, that director will not participate in the Governance Committee’s recommendation to the Board. The Board will act on the Governance Committee’s recommendation and publicly disclose its decision and rationale within 90 days from the date of the certification of the election results.

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INFORMATION ABOUT THE BOARD OF DIRECTORS

INFORMATION ABOUT THE BOARD OF DIRECTORS
Below are brief biographies for each of our current directors and descriptions of the directors’ key qualifications, skills, and experiences that contribute to the Board’s effectiveness as a whole.
Director Nominees

Director since 2013 Age at Annual Meeting 62 Independent Director Committees Human Capital Regulatory Compliance (chair)	Theodore H. Bunting, Jr.

Mr. Bunting retired as the Group President, Utility Operations of Entergy Corporation, an integrated energy company, where he previously served as Senior Vice President and Chief Accounting Officer. He has extensive financial, accounting and operational experience as a senior executive with a public company in a regulated industry. Mr. Bunting has experience as a director at other publicly traded companies and is also a certified public accountant.

	Career Experience	Qualifications
	Entergy Corporation Group President, Utility Operations (2012-2017) Sr. Vice President and Chief Accounting Officer (2007-2012) Numerous other executive roles (joined Entergy in 1983)	Accounting/Auditing Business Operations Capital Management Financial Expertise/Literacy Other Public Company Board Experience Public Company Executive Experience Regulatory/Risk Management

Public Company Board Experience
The Hanover Insurance Group, Inc., since 2020 NiSource Inc., since 2018

Director since 2019 Age at Annual Meeting 61 Independent Director Committees Audit Risk and Finance	Susan L. Cross

Ms. Cross is the former Executive Vice President and Global Chief Actuary of XL Group Ltd (now AXA XL), a global insurance and reinsurance company. She previously held various chief actuarial positions for operational segments of XL. Ms. Cross brings more than three decades of financial, actuarial, insurance and risk experience as a senior executive with an international company in a regulated industry. She is a director of another publicly traded company, and she also qualifies as an audit committee financial expert under SEC regulations.

	Career Experience	Qualifications

XL Group Ltd.
  Executive Vice President and Global
  Chief Actuary (2008-2018)
 Senior Vice President and Chief Actuary,
  XL Group (2006-2008)
  XL Reinsurance (2000-2006)
  XL America (1999-2000)
Significant consulting experience
 with Willis Towers Watson in the U.S. and Bermuda

Accounting/Auditing
Business Operations
Capital Management
Financial Expertise/Literacy
Industry Experience
International
Other Public Company Board Experience
Public Company Executive Experience
Regulatory/Risk Management

Public Company Board Experience
Enstar Group Limited, since 2020

2021 PROXY STATEMENT    23

INFORMATION ABOUT THE BOARD OF DIRECTORS

Director since 2018 Age at Annual Meeting 62 Independent Director Committees Audit Risk and Finance	Susan D. DeVore

Ms. DeVore has served as the Chief Executive Officer of Premier, Inc., a leading health care improvement company, since its initial public offering in 2013. She plans to step down as CEO and a director of Premier in May 2021 before retiring later in the year. She previously served as President of Premier from 2013 to April 2019, and before that served as President and Chief Executive Officer for its predecessor company, Premier Healthcare Solutions, Inc. She also previously served as the Chief Operating Officer for a number of affiliated Premier entities. Prior to joining Premier, Ms. DeVore had two decades of finance, strategy and health care consulting experience. She also qualifies as an audit committee financial expert under SEC regulations.

	Career Experience	Qualifications

Premier, Inc.
 CEO (since 2013)
  President (2013-April 2019)
Premier Healthcare Solutions, Inc.
  President and CEO (2009-2013)
 COO (2006-2009)
Significant consulting experience
 with Ernst & Young LLP, including service
 as a Partner, Executive Committee member
 and Senior Healthcare Industry Management
 Practice Leader

Accounting/Auditing
Business Operations
Capital Management
Corporate Governance/ESG
Financial Expertise/Literacy
Industry Experience
Other Public Company Board Experience
Public Company Executive Experience
Regulatory/Risk Management
Technology/Digital Transformation

Public Company Board Experience
Premier, Inc., since 2013

Director since 2016 Age at Annual Meeting 64 Independent Director Committees Governance Risk and Finance (chair)	Joseph J. Echevarria

Mr. Echevarria retired as the Chief Executive Officer of Deloitte LLP, a global provider of professional services, where he previously held increasingly senior leadership positions. He is currently a Senior Advisor to the President of the University of Miami, where he also serves as CEO of UHealth and Executive Vice President for Health Affairs. He brings to the Board significant experience in finance, accounting, global operations, executive management and corporate governance. Mr. Echevarria has experience as a director at other publicly traded companies and is also a certified public accountant.

	Career Experience	Qualifications
Deloitte LLP CEO (2011-2014) Various executive positions during 36 years with Deloitte
Accounting/Auditing
Business Operations
Capital Management
Corporate Governance/ESG
Financial Expertise/Literacy
Industry Experience
International
Other Public Company Board Experience
Regulatory/Risk Management

Public Company Board Experience
Bank of New York Mellon Corporation,
since 2015 (Non-Executive Chair since September 2019) Pfizer Inc., since 2015 Xerox Holdings Corporation, since 2017

24    2021 PROXY STATEMENT

INFORMATION ABOUT THE BOARD OF DIRECTORS

Director since 2014 Age at Annual Meeting 65 Independent Director Committees Human Capital (Chair) Regulatory Compliance	Cynthia L. Egan

Ms. Egan retired as the President of T. Rowe Price Retirement Plan Services, Inc., a subsidiary of the global investment management firm T. Rowe Price Group, Inc. Prior to that, she held various executive positions at Fidelity Investments. She has significant operational experience in delivering complex financial products and services on a large scale, as well as experience in using technology to lead businesses through growth and operational transitions. Ms. Egan is and has been a director at other publicly traded companies.

	Career Experience	Qualifications

U.S. Department of the Treasury
 Senior Advisor on the development of a Treasury-
   sponsored retirement savings program (2014-2015)
T. Rowe Price Retirement Plan Services, Inc.
  President (2007-2012)
Fidelity Investments
 Various leadership and executive positions, including
     President of the Fidelity Charitable Gift Fund (1989-2007)

Business Operations
Corporate Governance/ESG
Financial Expertise/Literacy
Industry Experience
Investment Markets
Other Public Company Board Experience
Public Company Executive Experience
Regulatory/Risk Management
Technology/Digital Transformation

Public Company Board Experience

BlackRock Fixed Income Fund Complex, since 2016
The Hanover Insurance Group, Inc., since 2015
 (Chair since December 2020)
Huntsman Corporation, since 2020
 Prior board service: Envestnet, Inc. (2013-2016)

Director since 2008 Age at Annual Meeting 64 Independent Director Chairman of the Board of Directors Committees Governance Human Capital	Kevin T. Kabat

Mr. Kabat is Chairman of Unum’s Board of Directors, and the retired Chief Executive Officer and Vice Chairman of Fifth Third Bancorp, a diversified financial services company. He also served in numerous executive positions with Fifth Third. He has executive leadership experience, extensive financial, operating and strategic planning expertise and understands the importance of risk management and the challenges of managing a business in a highly regulated industry. Mr. Kabat also has experience serving on boards of publicly traded companies.

	Career Experience	Qualifications
Fifth Third Bancorp CEO (2007-2015) President (2006-2012) Other executive roles, including with predecessor companies
Business Operations
Capital Management
Corporate Governance/ESG
Financial Expertise/Literacy
Industry Experience
Other Public Company Board Experience
Public Company Executive Experience
Regulatory/Risk Management

Public Company Board Experience

NiSource Inc., since 2015 (Chair since May 2019)
 Prior board experience: E*TRADE Financial Corporation
  (2016-2020, including Lead Independent Director from
  2016-2020); Fifth Third Bancorp (2007-2016, including
  Executive Chairman from 2008-2010 and Executive
  Vice Chairman from 2012-2016)

2021 PROXY STATEMENT    25

INFORMATION ABOUT THE BOARD OF DIRECTORS

Director since 2012 Age at Annual Meeting 59 Independent Director Committees Audit (chair) Risk and Finance	Timothy F. Keaney

Mr. Keaney retired as the Vice Chairman of the Bank of New York Mellon Corporation (BNY Mellon), a global investments company, prior to which he held various executive positions within the organization. He possesses significant operational, investment and financial experience with a public company in a highly regulated industry, including lengthy periods of executive leadership service in the U.K. Mr. Keaney is considered an audit committee financial expert under SEC regulations.

	Career Experience	Qualifications
The Bank of New York Mellon Corporation Vice Chairman (2010-2014) CEO, Investment Services (2013-2014) CEO and co-CEO, Asset Servicing (2007-2012) Other executive roles
Accounting/Auditing
Business Operations
Capital Management
Corporate Governance/ESG
Financial Expertise/Literacy
Industry Experience
International
Investment Markets
Public Company Executive Experience
Regulatory/Risk Management

Director since 2004 Age at Annual Meeting 71 Independent Director Committees Governance (chair) Regulatory Compliance	Gloria C. Larson

Ms. Larson retired as the President of Bentley University, one of the leading business schools in the U.S. Prior to her tenure at Bentley, she held numerous leadership positions in the legal, public policy and business fields. She possesses extensive experience in public service and regulatory issues, corporate governance and advising clients in the course of practicing law. Ms. Larson also has experience serving on boards of publicly traded companies.

	Career Experience	Qualifications

Harvard University Graduate School of Education
  President in Residence (2018-2019)
Bentley University
  President (2007-2018)
Foley Hoag LLP
 Law firm partner (1996-2007, including service as
   Co-Chair of Governmental Practices Group)
Other leadership positions with the Commonwealth
 of Massachusetts (Secretary of Economic Affairs)
  and the Federal Trade Commission (Deputy
  Director of Consumer Protection)
Business Operations Corporate Governance/ESG Financial Expertise/Literacy Other Public Company Board Experience Regulatory/Risk Management

Public Company Board Experience
Boston Private Financial Holdings, Inc., since 2015

26    2021 PROXY STATEMENT

INFORMATION ABOUT THE BOARD OF DIRECTORS

Director since 2015 Age at Annual Meeting 52 Director President and CEO	Richard P. McKenney

Mr. McKenney is the President and Chief Executive Officer of Unum, previously having served as Executive Vice President and Chief Financial Officer. He has significant executive management, financial and insurance industry experience through his prior service as CFO of Unum and other public insurance companies, and through his current service as CEO. He has an intimate knowledge of all aspects of our business and industry, including operational, risk management and public policy, and close working relationships with senior management. Mr. McKenney also has experience serving on boards of publicly traded companies.

	Career Experience	Qualifications
Unum Group President and CEO (since 2015) Executive Vice President and CFO (2009-2015) Sun Life Financial, Inc. Executive Vice President and CFO (2007-2009) Executive Vice President (2006-2007)
Accounting/Auditing
Business Operations
Capital Management
Corporate Governance/ESG
Financial Expertise/Literacy
Industry Experience
International
Other Public Company Board Experience
Public Company Executive Experience
Regulatory/Risk Management

Public Company Board Experience
U.S. Bancorp, since 2017

Director since 2015 Age at Annual Meeting 64 Independent Director Committees Governance Human Capital	Ronald P. O'Hanley

Mr. O’Hanley is the Chairman, President and Chief Executive Officer of State Street Corporation, a provider of financial services to institutional investors worldwide, having previously served as the President and Chief Operating Officer. Prior to that he served as the President and CEO of State Street Global Advisors, the investment management arm of State Street Corporation. He has deep executive management and operational experience within the financial services industry, both domestically and internationally, as well as experience leading investment, financial and risk functions at large, global organizations.

	Career Experience	Qualifications

State Street Corporation
   Chairman, since 2020; President and CEO,
       since 2019
   President and COO (2017-2018)
   Vice Chairman (during 2017)
   President and CEO, State Street Global Advisors
       (2015-2017)
Fidelity Investments
    President of Asset Management and Corporate
     Services, and member of Executive Committee
        (2010-2014)
Other senior leadership positions with The Bank
    of New York Mellon Corporation and McKinsey
        & Company, Inc.

 Accounting/Auditing
 Business Operations
 Capital Management
 Corporate Governance/ESG
 Financial Expertise/Literacy
 Industry Experience
 International
 Investment Markets
 Other Public Company Board Experience
 Public Company Executive Experience
 Regulatory/Risk Management

Public Company Board Experience
State Street Corporation, since 2019 (Chairman since 2020)

2021 PROXY STATEMENT    27

INFORMATION ABOUT THE BOARD OF DIRECTORS

Director since 2015 Age at Annual Meeting 60 Independent Director Committees Audit Regulatory Compliance	Francis J. Shammo

Mr. Shammo joined private equity firm Stonepeak Infrastructure Partners as a consultant in 2019. He retired in 2016 as Executive Vice President and Chief Financial Officer of Verizon Communications, Inc., a leading communications provider, prior to which he held increasingly senior leadership positions. He has significant executive management, financial, operational and risk management experience in the technology-heavy telecommunications industry, and has led business units with responsibility for sales, marketing and customer service for customers worldwide. He is also a certified public accountant and qualifies as an audit committee financial expert under SEC regulations.

	Career Experience	Qualifications

Stonepeak Infrastructure Partners
 Consultant, since 2019
Verizon Communications, Inc.
 EVP and CFO (2010-2016)
 President and CEO, Verizon Telecom and
       Business (2010)
 President – Wireline (2009-2010)
 Other executive positions with Verizon and
       its predecessor, which he joined in 1989

Accounting/Auditing
Business Operations
Capital Management
Financial Expertise/Literacy
International
Other Public Company Board Experience
Public Company Executive Experience
Regulatory/Risk Management
Technology/Digital Transformation

Public Company Board Experience
Prior board service: Avis Budget Group Inc. (2018-2020)

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INFORMATION ABOUT THE BOARD OF DIRECTORS

Summary of Director Qualifications and Experience
This table provides a summary view of the qualifications and attributes of each director nominee.

*Tenure and age calculated as of the 2021 Annual Meeting.

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INFORMATION ABOUT THE BOARD OF DIRECTORS

Director Independence
Our corporate governance guidelines provide that a substantial majority of the Board will be independent. For a director to be considered independent, the Board must determine the director has no material relationship with our company, and the director must meet the requirements for independence under the listing standards of the New York Stock Exchange (NYSE). The Board has also determined certain categories of relationships are not considered to be material relationships that would impair a director’s independence. These independence standards are listed in our corporate governance guidelines.
The Governance Committee reviews information about the directors’ relationships and affiliations that might affect their independence and makes recommendations to the Board as to the independence of the directors. In making independence determinations, the Board considers all relevant facts and circumstances. In this regard, the Board considered that each of the non-employee directors (other than Mr. Keaney), or one of their immediate family members, is or was during the last three fiscal years a director, trustee, advisor, or executive or served in a similar position at another business that had dealings with our company during those years. In each case, these have been ordinary course dealings (e.g., where the other business obtains insurance policies from us or we acquire, dispose or receive interest on security investments or make payments for trustee, depository and commercial banking business relationships) involving amounts less than 1% of both our and the other business’ total consolidated revenues for such fiscal year or in which the director's interest arose only from his or her position as a director of the other business. None of our non-employee directors, or any of their immediate family members, is or was during the last three fiscal years, a director, executive, or employee of a charitable organization or university that received contributions from us (other than non- discretionary matching contributions) in excess of $120,000 in any one fiscal year.
Based on a review of the findings and recommendations of the Governance Committee and applying the standards described above, the Board has determined Mr. Bunting, Ms. Cross, Ms. DeVore, Mr. Echevarria, Ms. Egan, Mr. Kabat, Mr. Keaney, Ms. Larson, Mr. O’Hanley and Mr. Shammo are independent directors.
Mr. McKenney, our President and CEO, is not an independent director.
Director Compensation
The Human Capital Committee (the “Committee”) reviews our non-employee director compensation annually and makes recommendations for any adjustments to the Board as appropriate.
Benchmarking
With the assistance of its independent third-party compensation consultant, Pay Governance LLC, the Committee reviews peer group data to understand market practices for director compensation.
Our non-employee director compensation is compared to that of companies in two groups: (1) the Proxy Peer Group described beginning on page 58 of this proxy statement; and (2) a general industry sample, which consisted of 126 companies for the Committee review held in December 2020. The Committee believes the companies in the general industry sample provide appropriate comparisons given that their market capitalizations and revenues are well aligned with those of the company (data below as of December 2019):
•	Market capitalizations ranging from $5.7 billion at the 25th percentile to $19.8 billion at the 75th percentile (compared to Unum market capitalization of $6.0 billion); and
•	Revenues ranging from $4.8 billion at the 25th percentile to $12.3 billion at the 75th percentile (compared to Unum revenues of $12.0 billion).

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INFORMATION ABOUT THE BOARD OF DIRECTORS

The use of two groups provides an indication of director pay levels both within the insurance industry as well as the broader market. The Committee uses the approximate median of these groups as a reference point for setting director compensation.
The Committee's consultant provided its annual analysis of non-employee director compensation at the December 2020 Committee meeting. At that time, director compensation was slightly above the Proxy Peer Group median. Based on this review, the Committee’s consultant did not recommend any changes to cash or equity retainers.
Elements of Non-Employee Director Compensation in 2020
Non-employee directors receive cash retainers and equity awards as outlined in the following table:
NON-EMPLOYEE DIRECTOR COMPENSATION
2020 Pay
All Directors:
Annual cash retainer	$120,000
Annual restricted stock unit award	160,000
Committee Chairs:
Additional annual cash retainer	25,000
Board Chairman:
Additional annual cash retainer (paid 50% in cash and 50% in equity for 2020)	225,000
For new Board members, these amounts are prorated for partial-year service based on the date of election to the Board. Amounts may be deferred at the election of each director for payment in company common stock at a future date. Directors deferring cash compensation receive a number of deferred share rights equal to the number of whole shares of common stock that could be purchased for the deferred amount, based on the closing price of a share of common stock on the date the cash compensation would otherwise be payable.
Directors’ expenses for attending Board and committee meetings, or other meetings relating to company business, are paid by the company. Directors are eligible to participate in our employee matching gifts program. Under this program, we match up to $10,000 each year for eligible gifts to nonprofit organizations. Directors can also elect to contribute to the Unum Political Action Committee (PAC) through a deduction from their annual fees earned. For those who choose to make a contribution to the Unum PAC and take advantage of the matching contribution feature, the company will make a matching contribution to the qualifying charity of the Board member's choice up to the $10,000 matching gift limit.
Mr. McKenney is employed by the company and receives no additional compensation for his Board service.

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INFORMATION ABOUT THE BOARD OF DIRECTORS

2020 Compensation
Our Board compensation year starts at each Annual Meeting and runs to the next Annual Meeting. The annual Board and committee chair cash retainers and restricted stock unit award are paid/ granted annually in advance. The additional retainer for the Board Chairman is paid in the form of 50% cash and 50% equity. The following table provides details of the compensation of each person who served as a non-employee director during 2020.
NON-EMPLOYEE DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation(3)	Total
Theodore H. Bunting, Jr.	$145,000	$159,996	$5,000	$309,996
Susan L. Cross	120,006	159,996	10,000	290,002
Susan D. DeVore	120,000	159,996	5,000	284,996
Joseph J. Echevarria	144,999	159,996	—	304,995
Cynthia L. Egan	145,000	159,996	10,000	314,996
Kevin T. Kabat	232,500	272,503	—	505,003
Timothy F. Keaney	145,000	159,996	—	304,996
Gloria C. Larson	145,000	159,996	10,000	314,996
Ronald P. O'Hanley	120,005	159,996	10,000	290,001
Francis J. Shammo	120,000	159,996	10,000	289,996
(1)	Amounts represent retainers, including for service as Board Chairman and committee chairs, which were paid in 2020, either in cash or deferred shares, for 2020/2021 Board service.
Board members were given the opportunity to make a contribution to the Unum PAC from their fees earned. If the Board member elected to make a Unum PAC contribution, it was deducted from their cash fees and the remainder was paid in cash or converted to deferred share rights, based on the Board member's election. For those who chose to make a contribution to the Unum PAC and take advantage of the matching contribution feature, the company would make a matching contribution to the qualifying charity of the Board member's choice up to the $10,000 matching gift limit. For those who elect to have their Unum PAC contribution matched, the match is made in the next calendar year (i.e., in 2020 for the 2019 contribution or in 2021 for the 2020 contribution).
Ms. Cross, Mr. Echevarria and Mr. O'Hanley each elected to defer their cash retainers, which were converted to deferred share rights with the value reflected in the table.
(2)
On May 28, 2020, each then-serving non-employee director was granted 10,050 restricted stock units (RSUs) under our Stock Incentive Plan of 2017. Mr. Kabat was granted an additional 7,067 RSUs for his service as Board Chairman. The amounts shown are the grant date fair market values of these units.

We account for stock-based payments under the requirements of FASB ASC Topic 718 “Compensation - Stock Compensation” (ASC 718). A complete discussion of the assumptions made as well as the financial impact of this type of compensation can be found in Notes 1 and 11 of the Consolidated Financial Statements in Part II, Item 8 of our Form 10-K for the year ending December 31, 2020.

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INFORMATION ABOUT THE BOARD OF DIRECTORS

The following table provides details of the unvested RSUs, including dividend equivalent units credited as additional RSUs, held by each non-employee director as of December 31, 2020. Deferred share rights are fully vested and not reflected in the table below.
Director Name	Number of Restricted Stock Units Held at Fiscal Year End	Director Name	Number of Restricted Stock Units Held at Fiscal Year End
Theodore H. Bunting, Jr.	10,348	Kevin T. Kabat	17,625
Susan L. Cross	10,348	Timothy F. Keaney	10,348
Susan D. DeVore	10,348	Gloria C. Larson	10,348
Joseph J. Echevarria	10,348	Ronald P. O'Hanley	10,348
Cynthia L. Egan	10,348	Francis J. Shammo	10,348
(3)
The amounts shown represent the company’s matching gifts resulting from the directors’ charitable gifts. The Unum PAC matching gifts elections are reflected for those who chose to make a contribution to the Unum PAC during 2019 and chose to take advantage of the matching contribution feature during 2020. For those who made a Unum PAC contribution during 2020 and elected to have their Unum PAC contribution matched, the match will be made in 2021 and reflected in the Non-Employee Director Compensation table next year.

Director Stock Ownership and Retention Requirements
Each non-employee director is required to own Unum equity securities with an aggregate value of five times the director’s annual cash retainer (for a total current ownership requirement of $600,000). New directors have five years from the date of their election to meet the ownership requirement.
In addition, during 2020, non-employee directors were required to retain 60% of the shares acquired upon the vesting of their RSU awards for at least one year from the time of vesting, and to retain at least the amount of equity securities necessary to meet his or her ownership requirement until retirement from the Board. Effective January 1, 2021, non-employee directors must retain 100% of the shares they receive as director compensation until their ownership requirement is met and must thereafter continue to meet the ownership requirement after giving effect to any proposed disposition of shares. This change was made to align with a similar change to the retention requirements for executives (as discussed on page 80).
The Committee annually reviews each director’s stock ownership level. If a director does not reach his or her ownership requirement within the time period provided, the Committee will determine whether action is appropriate. As of December 31, 2020, nine of the 10 non-employee directors serving on the Board at that time had met the ownership requirement. The only director who had not met the ownership requirement at year-end 2020 joined the Board within the past five years and is expected to meet the ownership requirement within the time period provided.

2021 PROXY STATEMENT    33

BOARD AND COMMITTEE GOVERNANCE

BOARD AND COMMITTEE GOVERNANCE
Corporate Governance Guidelines
The Board of Directors has adopted corporate governance guidelines on a number of significant matters, including director selection and independence, director responsibilities, Board leadership, and management succession. The corporate governance guidelines are available on our investor relations website under the “Corporate Governance” heading at www.investors.unum.com. The Governance Committee regularly reviews developments in corporate governance and recommends updates to the corporate governance guidelines and other documents as necessary or appropriate in response to regulatory requirements and evolving practices.
Board Leadership Structure
Kevin T. Kabat serves as non-executive Chairman of the Board and Richard P. McKenney serves as President and CEO of the company. As the non-executive Chairman, Mr. Kabat is also deemed the Lead Independent Director and, as such, has the responsibilities outlined in our corporate governance guidelines, including:
•	Presiding at all meetings of the Board, including executive sessions of the non-management and independent directors;
•	Communicating actions/issues arising from executive sessions to the CEO, as appropriate;
•	Authority to call meetings of the independent directors;
•	Authority to approve meeting schedules, agendas and information provided to the Board;
•	Advising the Board on Board development, including Board and committee leadership succession planning;
•	Unless otherwise determined by the Board, meeting with each director to evaluate the Board and committees and reporting this evaluation to the Governance Committee;
•	When requested by the independent directors, hiring advisors to the independent directors, to be paid by the company;
•	Receiving, through the Corporate Secretary, communications from shareholders seeking to communicate with the Board;
•	Serving as a liaison to the independent directors; and
•	If requested by major shareholders, ensuring he is available for consultation and direct communication.
The Board believes the current leadership structure provides significant independent oversight of management, as Mr. McKenney (our CEO and an employee of the company) is the only member of the Board who is not an independent director. The Board holds executive sessions, without management present, at each regularly scheduled in-person Board meeting. In 2020, the independent directors met alone in executive session six times, and each session was chaired by Mr. Kabat.

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BOARD AND COMMITTEE GOVERNANCE

Our bylaws and corporate governance guidelines allow the offices of Chairman and CEO to be filled by the same or different individuals. This allows the Board flexibility to select the appropriate leadership for our company based on a number of factors, including the specific needs of the business and what best serves the company and shareholders at a given time. The independent directors of the Board will continue to review the Board’s leadership structure periodically and may modify this structure from time to time as they determine appropriate and in the best interests of the company and shareholders.
Board Meetings and Attendance
The Board of Directors met 11 times during 2020, including additional meetings that were scheduled to brief the Board on and discuss the regulatory examination of statutory LTC reserves and the company’s response to the emergence of the pandemic and its impact on our business and operations. Depending upon committee assignments, a director generally had 19 to 26 meetings to attend in 2020. Average director attendance at Board and committee meetings was 98%, and each incumbent director attended at least 92% of the total number of meetings of the Board and committees on which he or she served during the period of the director’s service in 2020.
Directors are expected to attend Annual Meetings. All current directors serving on the Board at the time of the 2020 Annual Meeting attended that meeting.
Committees of the Board
The Board of Directors has five standing committees: Audit, Risk and Finance, Governance, Human Capital, and Regulatory Compliance. Each committee has a charter available on our investor relations website under the “Corporate Governance” heading at www.investors.unum.com. In addition to the duties contained in their respective charters (some of which are listed under “Committee Responsibilities” below), each committee may be assigned additional tasks by the Board, and each is charged with reporting its activities to the Board.
BOARD MEMBERS AND COMMITTEES
Name	Audit	Risk & Finance	Governance	Human Capital	Regulatory Compliance
Theodore H. Bunting, Jr.				•	Chair
Susan L. Cross	•	•
Susan D. DeVore	•	•
Joseph J. Echevarria		Chair	•
Cynthia L. Egan				Chair	•
Kevin T. Kabat			•	•
Timothy F. Keaney	Chair	•
Gloria C. Larson			Chair		•
Richard P. McKenney
Ronald P. O'Hanley			•	•
Francis J. Shammo	•				•
2020 Committee Meetings	8	7	4	7	4

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BOARD AND COMMITTEE GOVERNANCE

COMMITTEE RESPONSIBILITIES
Listed below are certain areas of responsibilities for the Board's committees. For a complete listing of each committee's responsibilities, please refer to their charters located on our investor relations website under the “Corporate Governance” heading at www.investors.unum.com.
Audit Committee(1)
•
Assists the Board in oversight of financial statement and disclosure matters, the effectiveness of internal control over financial reporting, the relationship with our independent auditor, the internal audit function, compliance with legal and regulatory requirements, and financial risk.

•	Has the sole authority to appoint, oversee and, if necessary, replace the company’s independent auditors.
•	A more complete description of the responsibilities of the Audit Committee is included in the “Report of the Audit Committee” on page 48.
Governance Committee(2)
•
Assists the Board in implementation and oversight of our corporate governance policies. The Governance Committee identifies qualified candidates for the Board and recommends the individuals to be nominated by the Board for election as directors.

•	Develops and recommends to the Board our corporate governance guidelines.
•	Oversees the process for Board and committee evaluations.
•	Advises the Board on corporate governance matters, including with respect to the size, composition, operations, leadership, succession plans and the needs of the Board and its committees.
•	Oversees the company's strategy, reputation and activities concerning corporate sustainability, including environmental and social risks and opportunities.
Human Capital Committee(3)
•	Assists the Board in oversight of our compensation and benefit programs, and related risks to support business plans, attract and retain key executives, and tie compensation to performance.
•	Establishes our general compensation philosophy, principles and practices.
•	Takes into consideration the results of the company’s most recent say-on-pay vote.
•	Evaluates and approves compensation and benefit plans.
•	Annually reviews performance and approves compensation of the CEO and other executive officers.
•	Reviews and recommends to the Board the form and amount of director compensation.
•
Oversees the company's development and implementation of, and monitors the effectiveness of, the company's policies and strategies relating to its human capital management function, talent management, inclusion and diversity, and workplace and employment practices.

Regulatory Compliance Committee(4)
•	Assists the Board in its oversight of regulatory, compliance, policy and legal matters and related risks and compliance with laws and regulations.
•	Monitors the effectiveness of our compliance efforts concerning applicable regulatory and legal requirements and internal policy.
•
Reviews and discusses with management any communication to or from regulators or governmental agencies and any complaints, reports and legal matters that raise significant issues regarding our compliance with applicable laws or regulations.

•	Monitors the investigation and resolution of any significant instances of noncompliance or potential compliance violations.

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Risk and Finance Committee(5)
•
Assists the Board in oversight of our investments, capital and financing plans and activities, including dividends and borrowings, and related financial matters and the associated risks. It also oversees our enterprise risk management activities and other risks not specifically allocated to another committee.

•	Monitors, evaluates and recommends to the Board capital and financing plans, activities, requirements and opportunities.
•	Oversees implementation of and compliance with investment strategies, guidelines and policies.
•	Authorizes loans and investments of the company.
•
Oversees and receives reports concerning overall management of risks arising under the company's information security (including cybersecurity) and business resiliency (including disaster recovery and business continuity) programs.

•
Monitors, evaluates and makes recommendations regarding matters pertaining to our Closed Block segment, including long-term care business, that could have meaningful impact upon any of the matters for which the Risk and Finance Committee has oversight responsibility.

(1)
All members of the Audit Committee meet the independence requirements of the SEC and the NYSE and our corporate governance guidelines. All four members of the Audit Committee are “audit committee financial experts” under SEC regulations, and are “financially literate” as required by the NYSE.

(2)	All members of the Governance Committee meet the independence requirements of the NYSE and our corporate governance guidelines.
(3)
All members of the Human Capital Committee meet the independence requirements of the NYSE for directors and compensation committee members and our corporate governance guidelines and are “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934.

(4)	All members of the Regulatory Compliance Committee meet the independence requirements of our corporate governance guidelines.
(5)	All members of the Risk and Finance Committee meet the independence requirements of our corporate governance guidelines.
Limits on Board and Audit Committee Service
While we recognize that Board members benefit from service on the boards of other companies and such service is encouraged, the Board believes it is critical that directors be able to dedicate sufficient time to their service on our Board. To that end, no director may serve on more than three public company boards in addition to our Board, or on more than two audit committees of public companies in addition to our Audit Committee.
The Board’s Role in Risk Oversight
The Board has an active role, as a whole and also at the committee level, in overseeing management of the company’s risks. The Board is responsible for managing strategic risk, and it regularly reviews information regarding our capital, liquidity and operations, as well as the risks associated with each. The Risk and Finance Committee is responsible for oversight of the company’s enterprise risk management program, including financial risk, operational risk, and receives a report on these activities at least quarterly. The Risk and Finance Committee is also responsible for overseeing risks associated with investments, capital and financing plans and activities, and related financial matters, including those pertaining to our Closed Block segment, and any other risks not specifically allocated to another committee for oversight. In addition, the Risk and Finance Committee oversees risks arising under our information security and business resiliency programs, including cybersecurity, disaster recovery, and business continuity risks, although other committees oversee cyber-related operational risks as necessary to carry out their responsibilities. The Audit Committee is responsible for oversight of financial

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BOARD AND COMMITTEE GOVERNANCE

risk and continues to fulfill its NYSE-mandated responsibility to discuss guidelines and policies with respect to the process by which the company undertakes risk assessment and risk management. The full Board also takes an active role in overseeing cybersecurity risk, which in 2019 included participation in a progressive, cyber incident tabletop exercise with senior management and third-party experts to increase preparedness for a potential data breach. The Human Capital Committee is responsible for overseeing the management of risks relating to our compensation plans and programs and, as more fully described below, receives an annual report from the company’s Chief Risk Officer about these risks. The Regulatory Compliance Committee oversees management of risks related to regulatory, compliance, policy and legal matters, both current and emerging and whether of a local, state, federal or international nature. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks in addition to the risk information it receives directly.
Compensation Risk
Each year, the company’s Chief Risk Officer, in consultation with the Human Capital Committee, undertakes a risk assessment of our compensation programs and practices. This year’s process included the following steps:
•	Review of the overall design and philosophy of the company’s incentive compensation programs;
•	Review and assessment of the 2020 annual incentive program and long-term incentive program performance measures for alignment with actual business results, including the resiliency scorecard;
•	Identification of fundamental principles to test, including the SEC’s non-exclusive list of situations where compensation programs may have the potential to raise material risks to the company; and
•	Assessment of the incentive programs in light of the company’s primary risks (as disclosed in the company’s 2020 Form 10-K) and the company’s annual financial and capital plans.
Based on this assessment, the following conclusions were reached by the Chief Risk Officer and presented to the Human Capital Committee:
•	The company’s incentive program targets, thresholds, caps, metric weightings and payout curves are effective control mechanisms;
•	The incentive plans are balanced and align the long-term interests of stakeholders and management;
•	The program’s goals are effectively balanced and consistent with the risk levels embedded in the company’s financial and capital plans; and
•	All potential awards are subject to Human Capital Committee discretion, and the company has a recoupment policy in place in the event of a material earnings restatement.
Accordingly, our Chief Risk Officer and the Human Capital Committee do not believe the company’s compensation programs create risks reasonably likely to have a material adverse effect on the company, and the programs fall within the range of the company's risk appetite.
Director Retirement Policy
Our bylaws do not allow any person to serve as a director beyond the date of the annual meeting of shareholders immediately following his or her 75th birthday.

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Compensation Committee Interlocks and Insider Participation
During 2020, Ms. Egan and Messrs. Bunting, Kabat, and O'Hanley each served as a member of our Human Capital Committee. None of the members has served as an officer of the company, and during 2020 none of the members was an employee of the company. None of our executive officers served as a member of a board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board or Human Capital Committee.
Related Party Transactions and Policy
The Board has adopted a written policy concerning related party transactions. This policy covers any transaction in which the company was or is to be a participant and the amount involved exceeds $120,000, and in which any related party had or will have a direct or indirect material interest. A “related party” means any of our directors, director nominees, executive officers, persons known to us to beneficially own more than 5% of our outstanding common stock, and any of their respective immediate family members, and any entity in which any of these persons has an interest as an employee, principal or 10% or greater beneficial owner or other material financial interest.
Prior to entering into a transaction that may be viewed as a related party transaction, the related party must notify our general counsel of the facts and circumstances of the transaction. If the general counsel determines the proposed transaction is a related party transaction, it is submitted to the disinterested members of the Audit Committee for consideration at the next Committee meeting (or to the chair of the Committee if it is not practical to wait until the next meeting and the chair is not a related party to the transaction). The Committee considers all relevant facts and circumstances, including the benefits to the company, if the related party is an independent director or nominee, the potential effect of entering into the transaction on the director’s or nominee’s independence, any improper conflict of interest that may exist, the availability of other sources for the products and services, the terms of the transaction, and the terms available from or to unrelated third parties generally.
The transaction may be approved if it is determined in good faith not to be inconsistent with the best interests of the company and shareholders. Based on these procedures, the Committee approved the related party transaction described below. Certain types of transactions are deemed to be pre- approved by the Audit Committee, including executive officer and director compensation arrangements approved by the Board of Directors or the Human Capital Committee, indemnification payments and any transaction between the company and any entity in which a related party has a relationship solely as a director, less than 10% equity holder, or employee (other than an executive officer), or all of these relationships.
Transactions with Related Persons
The company employs Charlene Glidden, who serves as Vice President, Transformation Office Leader and is a sister-in-law of Michael Q. Simonds, the company's Executive Vice President, Chief Operating Officer. She received compensation of approximately $445,626 for 2020 and participated in compensation and benefit arrangements generally applicable to similarly situated employees. Ms. Glidden does not report within Mr. Simonds' organization, and he is not involved in decisions concerning her compensation.

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BOARD AND COMMITTEE GOVERNANCE

Codes of Conduct and Ethics
The Board has adopted a Code of Conduct establishing certain business practices and ethics applicable to all of our directors, officers and employees. Our Code guides employees on how to abide by the company's principles and access the resources available to address any ethical issues that arise. We provide online and toll-free access to report ethical issues confidentially, conduct annual training and offer self-service access to a variety of educational materials related to issues covered in our Code. The Board has also implemented a separate Code of Ethics applicable to our CEO and certain of our senior financial officers.
We expect all employees and officers of Unum to abide by the principles and policies set forth in our codes. Both of these codes, together with any information on certain amendments or any waivers applicable to certain of our executive officers, are available on our investor relations website under the “Corporate Governance” heading at www.investors.unum.com.
Unum continuously strives to operate with the highest standard of excellence and fully understands that integrity and trust are central to all we do to support our customers and employees. This commitment was recently recognized externally, as Unum was named one of the World's Most Ethical Companies in 2021 by The Ethisphere Institute, a nonprofit that defines and measures corporate ethical standards.

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OTHER GOVERNANCE MATTERS

OTHER GOVERNANCE MATTERS
Shareholder Engagement
In line with our commitment to open communication and transparency, a robust shareholder engagement process occurs throughout the year.

In the late summer and early fall, we begin our
shareholder engagement efforts by contacting each of
our top 50 shareholders, which in 2020 represented
more than 73% of our outstanding shares. The focus of
these meetings is to discuss our business strategy and
our governance and compensation practices, as well
as to learn about any other topics that are important to
our shareholders. During 2020, seven shareholders,
representing approximately 24% of our outstanding
shares, accepted our invitation for engagement. Our
independent Human Capital Committee Chair
joined each of these meetings. We also met with
two proxy advisory firms to provide an update on
our shareholder engagement efforts and gain
further insight into their views on our compensation
and governance practices and disclosures, including
the recent Success Incentive Plan awards. These
communications promote greater engagement with
our shareholders on various corporate governance
issues and provide an open forum to share
perspectives on our policies and practices.

During the winter, we review with our Governance and Human Capital Committees, and with the full Board, the feedback we received during these shareholder meetings and use it to enhance proxy disclosures and make any recommended governance and compensation changes prior to the next Annual Meeting. Following our Annual Meeting in the spring, we review our shareholder voting results, consider compensation and governance trends and current best practices, and conduct follow-up meetings with shareholders to address any issues.
For additional information on feedback we received from our shareholders during our outreach efforts, refer to page 55.

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OTHER GOVERNANCE MATTERS

Environmental, Social and Governance
We provide a critical financial safety net for millions of people, a fact that drives us to deliver for those who count on us. This focus on doing the right thing guides our approach to sustainability and social responsibility. Unum has a long tradition of engaging with shareholders, customers, employees, suppliers and communities on a variety of environmental, social and governance (ESG) matters.
In 2020, we took a number of steps to strengthen and mature our governance and disclosure of ESG matters. We finalized a materiality assessment to better understand ESG issues relevant to our organization. This assessment provided valuable internal and external stakeholder feedback and has allowed us to continue expanding the rigor and transparency of our sustainability initiatives. We also reviewed our materiality assessment results in the context of the United Nation's Sustainable Development Goals. These goals aim to end poverty, protect the planet and ensure prosperity.
Our materiality assessment is complemented by a governance framework that helps shape our ESG strategy. The Governance Committee of the Board provides oversight and guides the company's sustainability strategy and initiatives. Strategic guidance is also provided by a Sustainability Steering Council comprised of senior officers, while a companion Sustainability Working Council of representatives from across the company provides oversight of specific initiatives.
Through this oversight, we developed a corporate sustainability strategic framework in 2020 to provide a consistent approach to our ESG efforts, with goals focused on:
•	Inclusive products and services;
•	Responsible investment decisions; and
•	Reducing our impact on the environment.
By implementing business strategies that align ESG issues with key economic drivers, we strive to create long-term value for investors, customers and our employees while benefiting our suppliers and the communities in which we operate.
We have also released a more comprehensive report of our progress. Our ESG report is available at www.unum.com/about/responsibility.
External Recognition
Our commitment to ESG issues has been validated by several independent organizations through various recognition programs, including the below.

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The Board's Role in ESG
As part of their oversight of the company's strategic direction and risk management, Board members monitor progress on Unum's ESG strategies and initiatives. Discussions with senior management focus on the rapidly changing landscape, opportunities for leadership, and execution against strategic goals and priorities.
The Board is committed to promoting the development of a strong corporate culture that reflects our customers and home communities. The Governance Committee is responsible for oversight of the ESG program and strategy, although other Board committees regularly discuss and oversee specific areas of risk and opportunity within the scope of their responsibilities. These areas include responsible investments, climate change, public policy, inclusion and diversity, corporate culture, employee engagement, and corporate social responsibility.
The Board also seeks to understand investor and stakeholder expectations, and the impact of Unum's business operations on these and other ESG-related issues.
Good Governance and Responsible Business
We work to maintain a sound governance framework rooted in a culture of integrity and responsiveness to the long-term interests of our shareholders. Shareholder perspectives are valued by the Board and management as they consider the current governance landscape and shape our practices to keep pace with, if not stay ahead of, best practices. We list many of our governance practices beginning on page 4.
This commitment was recently recognized externally, as Unum was named one of the World's Most Ethical Companies in 2021 by The Ethisphere Institute, a nonprofit that defines and measures corporate ethical standards.
Code of Conduct
Integrity and doing the right thing are embedded in our culture. Our Code of Conduct is a roadmap of nine principles for doing the right thing every time for our company, our customers, our colleagues and

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OTHER GOVERNANCE MATTERS

ourselves. It guides employees on how to abide by Unum's principles and access the resources available to address any ethical issues that may arise. We Are Unum is a collection of guiding statements that outline our expectations of employees and the commitments we make to them in return.
Responsible Investing
Investment decisions on our $46 billion portfolio represent a significant component of our societal impact. Intensive research, disciplined processes and focused portfolio construction are foundational to our commitment to reliable investing. Our philosophy is to deliver consistent long-term investment returns while keeping risks at appropriate levels so we can deliver on our promises to policyholders and stakeholders.
We strive to be responsible stewards of our assets within a framework of strong governance and transparency. In March 2021, we signed the Principles for Responsible Investment, a step that demonstrates our commitment to expanded disclosure and an investment approach that more formally integrates ESG factors into our decisions. Our research analysts have a strong understanding of the companies in which we invest and strive to take into account all relevant factors that contribute to informed investment decisions.
Privacy and Cybersecurity
Unum protects the confidentiality of personal information our customers entrust to us. Ongoing smart investments are designed to keep our information security program, including cybersecurity, highly effective, providing physical, technical and administrative controls in line with industry best practices.
Customer Experience
We are currently ranked first in ease of doing business, employer trust and meeting the needs of our customers in comparison to competitors. We continue to make investments in technology and our people to enhance the experience of our customers, and our goal is continue delivering the best experience for those who rely on us for their employee benefit needs.
Social Impact
Engaging with employees, community partners and in the public discourse are key ways we work to create better places to live and work.
Our Culture and Human Capital Management
The wellbeing of our employees is one of our top priorities and starts with a dynamic and welcoming workplace that embraces diversity, fosters collaboration and encourages employees to bring their best ideas to work every day. We have modernized our workspaces to spark greater collaboration and innovation, and introduced upgraded food services and fitness amenities for employees.
We're also committed to providing the flexibility our employees need to thrive. In March 2020, we shifted employees to remote working to protect the health and safety of our people in response to the COVID-19 pandemic. In addition to providing technology and equipment to enable fully remote work, we also helped employees navigate the unique challenges of the pandemic by providing flexible work schedules and access to enhanced caregiver and mental health resources. While we have welcomed small numbers of employees back to some of our offices, most employees continue working remotely and will do so until virus infection rates have stabilized and vaccinations become generally available.

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Work-life balance is a core value of ours, and we provide access to benefits and resources that employees need to enhance their health and wellbeing. We offer comprehensive health plans, annual screenings, onsite fitness and health resource centers at our primary facilities and programs that educate employees and help them manage chronic health issues, as well as generous retirement benefits. In 2020, we introduced benefits such as online fitness classes and home office-based counselors to provide additional resources for employees during the pandemic.
Our company has a strong focus on training and professional development. All employees participate in an annual curriculum of training on our Code of Conduct (which covers a variety of topics including ethics, anti-harassment, regulatory compliance and our business practices), privacy, and information security.
We also provide employees and managers a variety of training and development programs tailored to their specific roles and support the professional development of our employees through our tuition assistance program.
Through engagement surveys and regular pulse checks, we monitor corporate culture and develop action plans to drive improvement in specific areas. We also seek feedback from employees through these surveys, employee town halls and other opportunities. High engagement in these efforts has allowed us to track measurable improvements in engagement, inclusion and diversity and other key metrics over time.
These and other steps have helped to attract and retain talent and ensure our employees are well- prepared to deliver best-in-class customer service and work flexibly when required. We’re also proud to have been recognized as a great place to work by several independent organizations and we will continue to make investments in our people and our culture to create a world-class workplace.

Inclusion and Diversity
We are committing greater resources to foster a workplace that welcomes diverse backgrounds and perspectives, and reflects our customers and our communities. Our commitment starts at the top, and we’re pleased to have been recognized as being a leader in gender diversity at the Board level. We set inclusion and diversity performance goals for the CEO and senior leadership team. Our Office of Inclusion & Diversity sets our strategic direction and coordinates the work of our employee resource groups (grassroots organizations with more than 1,400 members). A variety of programming and training opportunities are available for all employees to learn about issues such as unconscious bias and inclusion in the workplace.
During 2020, we shared our Better With You: Roadmap to 2022 plan that defines the next steps along Unum's inclusion and diversity journey. This roadmap reflects a commitment to champion the perspectives of the people who engage with our company and focuses on three major milestones:
•	Increase the representation of racial/ethic minorities in management roles;
•	Create an even more inclusive culture by maintaining a strong inclusion index score; and
•	Increase accountability for people leaders by embedding inclusion and diversity into their performance goals.

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OTHER GOVERNANCE MATTERS

Racial equity and equality are core workplace values and principles. As a company, we will continue to engage in difficult conversations to make progress, while always remaining respectful and empathetic to each other. In 2020, we introduced a Unum Social Justice Fund with $500,000 in seed money that nonprofits can apply to for funding social justice initiatives. We've also incorporated these values in our partnerships with Historically Black Colleges and Universities and other targeted recruitment initiatives.

Positively Impacting Our Communities
We’re dedicated to building stronger communities in the places where we live and work. Through financial gifts and employee volunteering, we partner with community organizations to create equitable opportunities for education and workforce development, and promote healthier communities. We provide paid time off for employees to volunteer at company-sponsored activities and match employee giving to qualified organizations. Through these efforts, we support dozens of local charities every year.
In 2020, we took several steps to support customers and their employees through the pandemic, including donating more than $420,000 to community partners to support response efforts. For more information about our community outreach, visit our website.

Advocating for Financial Protection Benefits
We participate in public policy discussions on a variety of issues related to our business and industry. One of our primary areas of focus is advocating for greater access to financial protection benefits for workers and their families in the U.S. and U.K. This issue continues to grow in significance as governmental revenue and funding for public safety net initiatives has declined.
Our engagement in these issues includes:
•	Funding research on disability trends, the economic impact of financial protection benefits and consumer insurance purchasing habits;
•	Sponsoring state legislation to encourage greater participation in financial protection benefits through employee auto-enrollment, with the option to opt out;

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•	Providing expertise to federal and state agencies related to disability benefits; and
•	Active participation in industry associations such as the American Council of Life Insurers.
Through engagement with legislators and other public officials at the state and federal level, we educate policymakers on the importance of making financial protection benefits widely available and easy to enroll in.
Being Good Stewards of the Environment
We’re committed to helping protect the valuable resources that we all depend on to support quality of life for everyone. We do that by striving to understand and effectively manage our impact on the environment. Within our facilities, we have made significant strides in several areas to measure our impact and improve efficiencies to reduce our carbon footprint, including driving energy efficiencies, paper reduction and more efficient use of space. Through technology such as videoconferencing and remote access, and workplace flexibility initiatives, we also reduce employee travel to and from the office, and between our various locations. Ongoing employee education and engagement is key to these efforts.

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REPORT OF THE AUDIT COMMITTEE

REPORT OF THE AUDIT COMMITTEE
The Audit Committee (in this report, the “Committee”) is appointed by the Board of Directors and operates under a written charter adopted by the Board, a copy of which is available on the company’s investor relations website under the heading “Corporate Governance” at www.investors.unum.com. The Committee is comprised solely of independent directors who meet the independence requirements of the SEC and the NYSE. All members of the Committee are “financially literate” as required by the NYSE, and the Board has determined that all four current members are “audit committee financial experts” under SEC regulations.
The primary purpose of the Committee is to assist the Board in its oversight of the:
•	Integrity of the company’s financial statements and related disclosures;
•	Effectiveness of the company’s internal control over financial reporting;
•	Compliance by the company with legal and regulatory requirements;
•	Qualifications, independence and performance of the company’s independent auditor;
•	Responsibilities and performance of the company’s internal audit function; and
•	Management of the company’s financial risks.
The Committee is also responsible for discussing guidelines and policies for how the company undertakes risk assessment and risk management. The Committee receives regular enterprise risk management (ERM) reports presented to the Risk and Finance Committee, as well as the Own Risk and Solvency Assessment (ORSA) summary report. The ORSA summary report provides strong evidence of the strengths of the company’s ERM framework, measurement approaches, key assumptions used in assessing our risks, and prospective solvency assessments under both normal and stressed conditions.
Management is primarily responsible for the preparation, presentation and integrity of the company’s financial statements and for the reporting process, including the establishment and effectiveness of the company’s internal control over financial reporting. The company’s independent auditor is responsible for performing an independent audit of the financial statements and of the effectiveness of the company’s internal control over financial reporting in accordance with auditing standards promulgated by the Public Company Accounting Oversight Board (PCAOB). The independent auditor reports directly to the Committee, which is responsible for the appointment, compensation, retention and oversight of the work performed by the independent auditor.
The Committee met eight times during 2020. The Committee regularly held executive sessions and met separately with its independent auditor, Ernst & Young, and with the internal auditors without management present.
In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management and the independent auditor matters relating to the company’s accounting and financial reporting processes, including the internal control over financial reporting; reviewed and discussed with management and the independent auditor the company’s annual and quarterly financial statements and related disclosures in reports filed with the SEC; preapproved all audit services and permissible non-audit services performed by the company’s independent auditor; reviewed and discussed with management the responsibilities and performance of the internal audit function; discussed with management policies relating to risk assessment and risk management, as well as specific financial risks; and obtained and reviewed reports concerning the company’s policies and procedures for maintaining compliance with legal and regulatory requirements. In carrying out this responsibility, the Committee also monitors whether there is

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REPORT OF THE AUDIT COMMITTEE

appropriate external and internal auditor focus each year on the company’s IT environment and controls, which in 2020 included internal audit plan coverage of cyber audits, information security and privacy risk as common scope elements of all audits, and an annual SOC 2 assessment.
The company’s internal audit function, under the direction of the chief auditor, reports directly to the Committee, which is responsible for the oversight of the work performed by the internal auditors. The internal auditors are responsible for, among other matters, conducting internal audits designed to evaluate the company’s system of internal controls. The Committee reviewed and discussed with the company’s internal auditors, and received regular status reports from them concerning the overall scope and plans for their audits. The Committee met with the internal auditors, with and without management present, to discuss their audit observations and findings, management’s responses, and their evaluation of the effectiveness of the company’s internal control over financial reporting.
The Committee reviewed and discussed with management the company’s audited financial statements for the year ended December 31, 2020, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant estimates and assumptions that could impact the amounts reported in the company’s financial statements, and the clarity of disclosures in the financial statements. The Committee reviewed and discussed with the independent auditor the overall scope and results of the independent audit and its judgments of the quality and acceptability of the company’s accounting principles. The Committee also engaged in discussions with management and the independent auditor concerning, among other matters, management’s assessment of reserve adequacy across all major business lines, which is presented to the Committee each year. The Committee discussed with the independent auditor the matters required to be discussed by applicable standards of the PCAOB. Under PCAOB standards requiring discussion of critical audit matters (CAMs) in auditor reports, the independent auditor discussed with the Committee one CAM relating to the company's reserves for long-term care policy and contract benefits and a second relating to the accounting for reinsurance of Closed Block individual disability insurance. Both CAMs are described in the independent auditor's report on the company's 2020 financial statements. During 2020, the Committee also discussed with management and the independent auditor emerging accounting standards and associated implementation plans. The Committee received the written disclosures and the letter from the independent auditor required by applicable requirements of the PCAOB regarding the auditor’s communications with the Committee concerning independence. In addition, the Committee discussed with the independent auditor matters relating to its independence, including consideration of whether the independent auditor’s provision of non-audit services to the company is compatible with the auditor’s independence.
Each year, the Committee evaluates the performance of its independent auditor, including the senior audit engagement team, and considers whether to retain the current independent auditor or consider rotating the engagement to a different audit firm. In doing so, the Committee takes into consideration a number of factors, including the professional qualifications of the firm and the lead audit partner, the quality and candor of the firm’s communications with the Committee and the company, and evidence supporting the firm’s independence, objectivity, and professional skepticism. The Committee and its chair are also directly involved in the selection of the independent auditor's lead engagement partner, who is required to rotate off the engagement after five years of service. Before the current lead engagement partner assumed this role in 2019 (at that time, a candidate), Committee members held discussions with the exiting partner, the candidate, and company management concerning the candidate's experience and qualifications for the role.
Based on its evaluation, the Committee has determined that the continued retention of Ernst & Young to serve as the company’s independent auditor is in the best interests of the company and its shareholders. Accordingly, the Committee appointed Ernst & Young as the company’s independent auditor for 2021. Ernst & Young has served as the company’s independent auditor since the merger of Unum and Provident in 1999, and before that served at various times as the independent auditor for the

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REPORT OF THE AUDIT COMMITTEE

company and certain predecessor companies. Although the Committee has sole authority to appoint the independent auditor, the Committee recommended that the Board of Directors seek shareholder ratification of the appointment at the Annual Meeting as a matter of good corporate governance.
Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board approved, that the company’s audited financial statements for the year ended December 31, 2020 be included in the company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.
2020 Audit Committee:
Timothy F. Keaney, Chair
Susan L. Cross
Susan D. DeVore
Francis J. Shammo

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COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS
In this section, we provide an overview of our compensation philosophy and processes, and explain how the Human Capital Committee of our Board (referenced throughout this section as the “Committee”) arrived at its compensation decisions for the below named executive officers (NEOs) for 2020.
•	Richard P. McKenney, President and Chief Executive Officer
•	Steven A. Zabel, Executive Vice President, Chief Financial Officer
•	Michael Q. Simonds, Executive Vice President, Chief Operating Officer
•	Timothy G. Arnold, Executive Vice President, Voluntary Benefits and President, Colonial Life
•	Lisa G. Iglesias, Executive Vice President, General Counsel
Mr. Simonds served as President and Chief Executive Officer of Unum US prior to being named Chief Operating Officer (COO), effective February 1, 2020. Mr. Arnold began reporting to Mr. Simonds after the transition, and in addition to leading Colonial Life, Mr. Arnold has taken on a lead role in shaping and driving our approach to voluntary benefits across the enterprise.
Business and Performance Review
Our Business
We are a leading provider of financial protection benefits in the United States, United Kingdom and Poland. Our insurance products include disability, life, accident, critical illness, hospitalization, dental and vision insurance, and are primarily offered through the workplace to help protect millions of working people and their families from the financial hardships that can occur in the event of illness, injury, or loss of life. Our growing leave and absence management services help employers effectively manage leave planning and preparation, while ensuring employees understand their leave benefits and effectively transition back into the workplace and productivity.
Our business operations are divided into three core segments. Our Unum US and Colonial Life segments market products and services in the U.S., while the Unum International segment comprises our Unum UK and Unum Poland businesses in Europe. Separately, our Closed Block segment includes products, such as long-term care insurance, that we service and support but no longer actively market. As discussed in greater detail below, continued negative investor perceptions surrounding the LTC industry and its impact on our stock price have influenced our compensation decisions for 2020 and going forward.
2020 Performance
The COVID-19 pandemic substantially impacted Unum's financial performance in 2020. Growth trends in sales, premiums and earnings that occurred in the first quarter were disrupted by the shock to employment levels and the economy that began in the spring as the pandemic took root in the U.S. and Europe. The slowing economic activity drove sales and premium results lower. This combined with higher volumes in our short-term disability business, elevated expenses in our leave management business and higher mortality in our life insurance business to drive a decrease in earnings for the year. Additional headwinds included higher unemployment, continued low interest rates and the uncertainty in the U.K. due to Brexit.
Despite the challenging environment, we produced more than $1 billion in after-tax adjusted operating income, while experiencing strong persistency and stable premium results, and maintaining healthy margins. We maintained market-leading positions and delivered on our purpose of helping the working world thrive throughout life's moments. The pandemic reinforced the social value of the benefits we

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COMPENSATION DISCUSSION AND ANALYSIS

provide to working people and their families and highlighted our already strong value proposition with customers and brokers. Investments in our technology and people furthered our digital transformation efforts and allowed us to reach our customers in innovative ways. Our robust business continuity planning allowed us to swiftly shift to remote work early in the year, providing seamless service to our clients and maintaining a high level of customer satisfaction.
Financial Highlights(1)
Earnings

Despite the challenging environment, we delivered net income of $793 million and after-tax adjusted operating income of more than $1 billion, based on total revenue of $13.2 billion. Earnings per share (EPS) were $3.89 and after-tax adjusted operating EPS was $4.93.

Return on equity
We continued to put shareholder capital to good use. Return on Equity (ROE) was 7.6% and consolidated adjusted operating ROE was 10.7%, while ROE in our core operating segments was 14.1%.
Book value
Our book value per share at the end of 2020 was up 5.4% from 2019 (excluding accumulated other comprehensive income, or AOCI). This was the 12th consecutive year of growth.
(1)
Operating results referenced here include non-GAAP financial measures. Information about the non-GAAP financial measures used in this proxy statement is set forth in “A Note About Non-GAAP Financial Measures” on page 2. For a reconciliation of the most directly comparable GAAP financial measures to the non-GAAP financial measures, refer to Appendix A of this proxy statement.

Operating Highlights
We delivered on our purpose of helping the working world thrive throughout life's moments in 2020. Unum paid approximately $7.6 billion in benefits to people facing illness, injury or loss of life.
Satisfaction metrics measuring our interaction with customers and partners were high. We also continued our focus on enhancing the experience of our customers through employee training, process improvements and leveraging technology.
As the expectations of our customers continue to evolve, we have prioritized investment in our digital transformation. This includes investing in new technologies to automate business processes, better understand customer behavior, deliver new products and services to market faster and improve customer satisfaction. By enhancing our digital capabilities, we enrich the experience for our customers and enhance the effectiveness of our people.

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We managed our investment portfolio well despite the continued low interest rate environment. Our well-diversified portfolio focuses on consistent, predictable cash flows. Due to the nature of our business, we invest for the long term with a philosophy emphasizing sound risk management and credit quality.
Operational Realignment
Delivering consistent long-term success in a constantly evolving employee benefits market requires us to continually challenge our approach to how we do business. In February 2020, we appointed Michael Q. Simonds to serve as Chief Operating Officer (COO) for the enterprise and aligned our core business operations under this role. We believe this change has enabled us to sharpen our focus on growth opportunities and further enhance the experience for our customers.
Closed Block Management
The same skills that allow our core franchise to be successful also benefit our closed block of policies that we continue to service and support, but no longer actively market. Our Closed Block segment primarily consists of long-term care (LTC) policies and older individual disability policies.
Long-Term Care Performance
We discontinued offering individual LTC insurance in 2009 and group LTC insurance in 2012. We have actively managed this block with a combination of rate increases, updates to our liability assumptions to reflect emerging experience, prudent cash infusions, and reserve changes. Through these and other steps — including annual comprehensive reviews — we continue to take proactive measures to provide for the long-term stability of this block and provide transparency to our shareholders and customers.
Despite these continuing efforts, following an examination of one of our Maine-domiciled insurers, in 2020 the Maine Bureau of Insurance required us to establish additional LTC statutory reserves, permitting this to be done over a period of seven years. Although we do not agree with the Maine Bureau's examination conclusions, we view the additional statutory reserves as further increasing margin over our best estimate assumptions. At year-end 2020, LTC statutory reserves were increased by approximately $229 million using cash flows from operations. We expect to fund future phase-in amounts in the same manner. In connection with our annual review of policy reserve adequacy, at year- end 2020, we updated our interest rate assumptions to reflect the low interest rate environment and increased GAAP reserves supporting the LTC block accordingly.
Individual Disability Reinsurance Transaction
In December 2020, we announced an agreement to reinsure most of our Closed Block individual disability insurance business to a third party. The transaction was completed in two phases, with an initial closing in the fourth quarter of 2020 and a second closing at the end of the first quarter of 2021. Although we will continue to administer this block of business, the move freed up a significant amount of capital that enhances our financial flexibility and can be used to help fund future growth.

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COMPENSATION DISCUSSION AND ANALYSIS

Capital Generation for Shareholders
Our strong statutory earnings resulted in solid capital generation in 2020, allowing us the opportunity to deploy capital in a number of ways.
•	We invested in our people, products and technology to drive growth.
•	We paid out $233.2 million in dividends, or $1.14 per share.
•	We paused our share repurchases in 2020 in a prudent decision to conserve capital during the uncertain environment.
Our credit ratings are reflective of our strong balance sheet, our favorable operating results, and our highly respected brand in the employee benefits market.
Total Shareholder Return
Unum produced solid financial results in our core segments and more than $1 billion in after-tax adjusted operating earnings in 2020. However, the pandemic and unprecedented economic environment caused significant disruption in our business and the markets we serve. That, coupled with negative investor perceptions surrounding the long-term care (LTC) industry and concerns about the impact of historically low interest rates on our sector, drove our total shareholder return (TSR) lower. These negative perceptions affect Unum's TSR more than most of our proxy peers, as only 25% of our peers have LTC exposure.
These returns are not indicative of the ongoing strength of our franchise, capital position and operational performance of our core businesses. Pre-pandemic, we delivered record after-tax adjusted operating earnings per share for 14 consecutive years and premium growth that consistently outpaced our competitors in our U.S. businesses.
We have also actively managed the Closed Block over the last decade. Recent steps we took in our LTC block have delivered improved operating earnings while providing added transparency to enhance shareholder understanding. In addition, the recent Closed Block individual disability reinsurance transaction has freed up significant capital that can be used to grow our business.
The pandemic has shown that the need for our products and services has never been clearer, and continues to grow. We believe this, combined with our history of consistent execution, makes Unum an excellent long-term investment. We expect that the performance of our core franchise will again be recognized and ultimately drive long-term shareholder value.
TOTAL SHAREHOLDER RETURN
	1 Year	3 Year	5 Year
Unum	(16.32)%	(52.98)%	(19.19)%
Proxy Peer Group	(6.27)	(8.86)	40.31
S&P 500	18.40	48.85	103.04
S&P Life & Health Index	(9.48)	(11.65)	28.43

**Non-GAAP financial measure, see Appendix A for reconciliation.

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COMPENSATION DISCUSSION AND ANALYSIS

2020 Say-on-Pay Vote and Shareholder Outreach
Our 2020 shareholder advisory vote to approve executive compensation passed with 94% support. In the Fall of 2020, as in prior years, we contacted our top 50 shareholders, representing over 73% of our outstanding shares, and requested meetings to discuss our compensation programs and other topics.

Seven shareholders, representing approximately 24% of our outstanding shares, accepted our invitation for engagement, and we met with each of them. Our independent Human Capital Committee Chair joined each of these meetings. Another five shareholders, representing approximately 19% of our outstanding shares, responded that a meeting was not necessary.

During the meetings, shareholders provided constructive feedback on a variety of topics. Overall, the shareholders we spoke with generally had favorable comments about our practices and programs, which is also evidenced by our most recent say-on-pay votes (approximately 94% in 2020, and 95% in 2019 and 2018). During the 2020 outreach, we received specific feedback as follows:
•	Positive commentary on our proxy statement disclosure and our compensation design and pay structure for executives;
•	Favorable feedback on our COVID-19 response to employees and customers; and
•
Most of the shareholders that we met with sought additional information about the Success Incentive Plan (SIP) implemented in August 2020. Additionally, they highlighted the importance of clear proxy statement disclosure, including key terms and rationale (see page 62).

Through these discussions, we were also able to confirm that shareholders would like us to continue:
•	Providing a CEO Compensation Summary in our proxy statement to help investors understand how the Committee approaches its compensation decisions (see page 10); and
•	Enhancing our ESG disclosures to enable better understanding of our corporate sustainability strategy, initiatives, and progress (see page 42).
We also met with two proxy advisory firms to provide an update on our shareholder engagement efforts and gain further insight into their views on our compensation and governance practices and disclosures, including the recent SIP awards.
Overall, shareholders appreciated the opportunity to engage in these discussions and learn more about the SIP. They also appreciated the company’s willingness to consider their input on both executive compensation and governance practices.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Program Structure
Our executive compensation philosophy is to reward performance that helps us achieve our corporate objectives, increase shareholder returns, attract and retain talented individuals, and promote a culture of ownership and accountability in the company. We do this by:
•	Offering base salaries that reflect the competitive market as well as the roles, skills, abilities, experience, and performance of employees;
•	Providing incentive opportunities for all employees based on the achievement of corporate and individual performance goals; and
•
Aligning the long-term interests of management and shareholders by offering performance- based equity compensation opportunities and requiring senior officers to own and retain a specified value of shares. Our long-term incentive awards are granted in the current year based on performance from the prior year (i.e., awards granted in 2020 were based on 2019 performance; see page 71 for additional details).

Elements of Pay
There are five primary elements of pay in our 2020 executive compensation program, which are summarized in the following table.

		SHORT-TERM	LONG-TERM(1)
	BASE PAY	ANNUAL INCENTIVE	PERFORMANCE- BASED RSUs	PSUs(2)	RETIREMENT & WORKPLACE BENEFITS
Primary Purpose	Reflects the market for similar positions as well as individual skills, abilities & performance	Rewards short-term performance(3)	Rewards long-term performance, aligns interest with stockholders & promotes a culture of ownership and accountability(3)		Addresses health, welfare & retirement needs
Performance Period	Ongoing	1 year	1 year (vests over 3 years)(4)	3 years prospective	N/A
Form	<--------------- Cash --------------->		<--------------- Equity --------------->		N/A
Payment/Grant Date	Ongoing	<----- In March based on prior year performance ----->			Ongoing
(1)	Excludes the Success Incentive Plan (SIP) awards, which are not viewed as part of the annual compensation program. For further details on the SIP, see page 62.
(2)	Beginning with the March 1, 2021 grant, cash incentive units (CIUs) will replace PSUs. See page 65 for details on this decision and the applicable performance criteria.
(3)	For details on performance measures see “Annual and Long-Term Incentive Programs” beginning on page 66.
(4)	A performance threshold goal must be achieved before participants are eligible to receive an award. If the goal is not achieved, no awards are granted.

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Those pay elements that are “at risk,” or contingent upon individual or corporate performance, are noted in the charts below. Our NEOs, as the most senior officers of the company, have a substantial majority of their targeted total direct compensation (fixed salary and variable annual and long-term incentive awards) at risk. This design creates an incentive for achievement of performance goals (short- and long-term) and aligns the interests of our executives with those of our shareholders. For 2020, 90% of Mr. McKenney’s targeted total direct compensation was at risk. For the remaining NEOs, an average of 75% of their aggregate targeted total direct compensation was at risk.

(1)	Excludes the SIP awards, which are discussed beginning on page 62.
Roles of the Committee, Chief Executive Officer and Consultant
The Committee, CEO, and compensation consultant each have important roles in our compensation program. The Committee, with input from the CEO and compensation consultant, has the final authority to:
•	Evaluate, design, and administer a compensation program for our executive officers that appropriately links pay, company and individual performance, and the creation of shareholder value;
•	Establish performance goals and certify whether they have been attained;
•	Review the performance of the CEO, with input from the full Board, and determine his compensation; and
•	Determine the compensation of the other NEOs.
The CEO provides to the Committee:
•	A self-assessment outlining his own performance for the year;
•	His perspective on the business environment and the company’s performance; and
•
Performance assessments and compensation recommendations for executives who report directly to him, which includes Mr. Zabel, Mr. Simonds and Ms. Iglesias (Mr. Simonds provides performance assessments and compensation recommendations for Mr. Arnold who reports to Mr. Simonds).

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The CEO does not participate in any decisions related to his own compensation.
Pay Governance LLC, as independent compensation consultant to the Committee, provides objective, expert analyses, independent advice, and comparative data across peer companies on executive and director compensation. Pay Governance reports directly to the Committee, which is responsible for the appointment, compensation, retention, and oversight of the work performed by the consultant. A senior representative of the compensation consultant generally attends Committee meetings, participates in executive sessions of the Committee without management present, and communicates directly with Committee members outside of meetings.
The Committee has adopted a policy requiring its compensation consultant to be independent. During 2020, the Committee completed its annual assessment of the independence of Pay Governance, taking into account the following factors:
•	Compliance with the Committee’s independence policy;
•	Other services, if any, provided to the company by the consultant;
•	The amount of fees paid by the company to the consultant as a percentage of the consultant’s total revenues;
•	Any business or personal relationships between the consultant (including its representatives) and the company’s directors or senior officers; and
•	The policies and procedures the consultant has in place to prevent conflicts of interest, which include a prohibition against stock ownership in the company.
Pay Governance has attested to its independence and does not provide any services to the company other than those related to director and executive compensation consulting. Fees paid to Pay Governance for such services provided in 2020 totaled $214,721.
Based on its assessment, the Committee concluded that Pay Governance is independent under the Committee’s policy and that Pay Governance's work does not give rise to a conflict of interest.
The company’s finance (including the Chief Financial Officer (CFO)), human resources, and legal staff support the Committee in its work, interacting with Pay Governance only when doing so on behalf of the Committee or concerning proposals the Committee will review for approval. Employees from these departments discuss various executive compensation topics with the Committee and Pay Governance, including how compensation plans fit in with other programs and business objectives. Although these employees may make recommendations, the final decision on all executive compensation matters rests solely with the Committee.
Compensation Benchmarking
The Committee compares the compensation of our NEOs to the median pay of executives in similar positions at peer companies. By generally targeting each pay element to the approximate median of the applicable comparator group (as described below), we ensure the balance among the elements is competitive, while at the same time allowing company and individual performance to determine a majority of the compensation received by our NEOs. Overall, these benchmarking comparisons are used as points of reference and are secondary to the primary factors considered by the Committee when making compensation decisions. The primary factors are company performance, individual performance, the executive’s level of responsibility and tenure, internal equity considerations, the creation of shareholder value, our executive compensation philosophy, and the results of the most recent shareholder say-on-pay vote and feedback received from engagement with shareholders.

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The two sources used by the Committee for benchmarking executive compensation are:
•
For CEO and CFO compensation, a proxy peer group comprising insurance and financial services companies that are either our business competitors or primary competitors for talent (the “Proxy Peer Group”). The Proxy Peer Group is also a reference for compensation programs and practices. The composition of the Proxy Peer Group is determined by the Committee and reviewed annually as outlined below; and

•
For the compensation of our other NEOs, the Willis Towers Watson Diversified Insurance Study of Executive Compensation (the “Diversified Insurance Study”). This source is used because responsibilities of our other NEOs may not be directly comparable with those of named executives at other companies in the Proxy Peer Group.

In addition to benchmarking executive compensation, the Committee uses a subset of the Proxy Peer Group (which we refer to as the “Performance Peer Group”) for purposes of measuring relative TSR for our PSU and CIU awards (see page 71 for details on these awards). This subset is selected because they are considered to be direct business competitors of Unum.
The Committee evaluates the composition of the Proxy Peer Group every year. Peer companies are determined based on five primary criteria (life and health GICS code; reasonable range of: assets, revenues, and market capitalization; and competition with Unum for talent and/or market share). In the past, the Committee has discussed insurance brokers and property and casualty insurers as potential peers. However, the Committee decided not to include these companies due to the differences in business models, performance cycles and executive talent markets. Based on the most recent peer review in August 2020, on average, the companies in the Proxy Peer Group met three of the five criteria. Overall, Unum is at approximately 68% of the revenue median (as of the 12 months ended July 31, 2020). Additionally, 10 of the 12 peers (83%) selected Unum as a peer for compensation benchmarking purposes in their 2020 proxy statements.
During its annual Proxy Peer Group analysis in August 2020, the Committee with its consultant, Pay Governance, considered other insurance and financial services companies and determined that no companies should be removed and no additional companies were appropriate for inclusion in the Proxy Peer Group at the time.
Annual sensitivity tests are performed to understand the impact of both larger and smaller peers on median CEO compensation levels. For the tests conducted in 2020, excluding the two smallest and two largest peers for testing purposes had no impact on CEO targeted total direct compensation. An additional sensitivity test was conducted using a common statistical approach known as regression analysis. Regression analysis considers the correlation between two factors and is commonly used to adjust compensation data to remove the effects of company size. The regression analysis considered the correlation between revenue and compensation. Based on these tests, the Committee determined that the 2021 Proxy Peer Group is appropriate.

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The following table lists the companies in the Diversified Insurance Study (DIS), Performance Peer Group and Proxy Peer Group.
BENCHMARKING EXECUTIVE COMPENSATION
Proxy Peer Group Indicators
Company	DIS Survey Participant(1)	Perf. Peer Group(2)	2020 Proxy Peer Group(3)	Life & Health GICS	0.4x to 2.5x Unum Revenues	0.4x to 2.5x Unum Assets	0.5x to 5.0x Unum Market Capitalization	List Unum as a Peer
Aflac	•	•	•	•	•	•		•
AIG	•
Allianz Life Insurance	•
Allstate	•
Brighthouse Financial	•		•	•	•		•	•
Cigna	•
CNO Financial Group	•		•	•	•	•		•
Equitable Holdings (f/k/a AXA Group)	•		•		•		•	•
Genworth Financial	•
Globe Life (f/k/a Torchmark)		•	•	•	•	•	•	•
Guardian Life	•
Hartford Financial Services Group	•	•	•		•	•	•	•
John Hancock	•
Lincoln Financial Group Corporation	•	•	•	•	•		•	•
Massachusetts Mutual	•
MetLife	•	•	•	•
Nationwide	•
New York Life	•
Northwestern Mutual	•
OneAmerica Financial Partners	•
Pacific Life	•
Principal Financial Group	•	•	•	•	•		•	•
Protective Life	•
Prudential Financial	•	•	•	•			•
Reinsurance Group of America			•		•	•	•	•
Securian Financial Group	•
Sun Life Financial	•
Symetra Financial	•
Thrivent Financial	•
Transamerica	•
USAA	•
Voya Financial Services	•	•	•		•	•	•	•
(1)
For compensation decisions made in early 2020, benchmarking comparisons were made using the 2020 Proxy Peer Group and the 2019 DIS (the latest data available at the time). Although Unum participates in the DIS, we are excluded from this table. As previously disclosed in our 2020 Proxy Statement on page 53, Equitable Holdings was added to the 2020 Proxy Peer Group. The number of participants in the 2019 DIS was increased by one (Allianz Life Insurance) from the prior year.

(2)
The Performance Peer Group will be used for the relative TSR comparison under the 2020 PSU grants and for the 2021 cash incentive unit (CIU) grants. These companies are our direct competitors, are generally followed by the same sell-side research analysts, and generally compete with us for talent.

(3)
The Proxy Peer Group includes both property and casualty insurers and life and health insurers, with Unum’s assets equal to 34% of the peer median and the company’s revenue at 79% of the peer median for the 12 months ended March 31, 2020 (the most current data as of the date of the analysis). Unum is not part of the Proxy Peer Group.

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Components of Executive Compensation
Base Salary, Annual and Long-Term Incentives
Salaries for our NEOs are established based on their position, skills, experience, responsibilities, and performance. Competitiveness of salary levels is assessed annually relative to the approximate median of salaries in the marketplace using the benchmarking sources noted beginning on page 58 for similar executive positions. Adjustments may be considered for factors such as changes in responsibilities, individual performance, and/or changes in the competitive marketplace.
Annual and long-term incentive targets are set based on consideration of each NEO’s current target, the approximate median of the appropriate comparator group, and each individual’s target relative to other NEOs given their respective levels of responsibility. For purposes of determining the amount of annual incentive and long-term incentive awards for our NEOs, the Committee establishes a target amount as a percentage of each executive’s salary, except that the long-term incentive target is set as an absolute dollar amount for the CEO.
At its February 2021 meeting, after consideration of company and individual performance during 2020, each executive's responsibilities, tenure and market data, the Committee made decisions on our NEOs' base salaries and annual and long-term incentive targets for 2021 as outlined in each NEO's “Performance Assessment and Highlights” summary beginning on page 74. The Committee believes the 2021 compensation decisions position all of our NEOs' targeted total direct compensation within an appropriate range of the market median given each executive's performance and tenure in his or her current position.
Individual Performance Evaluations
Individual performance is evaluated by the Committee against each NEO's goals and metrics, specific to his or her respective business area. These goals and metrics are set at the beginning of the year and include the following performance categories:
•	Business and financial objectives the Board approved for the company;
•	Strategic objectives by business area;
•	Talent management initiatives;
•	Building a culture of inclusion and diversity; and
•	Operational effectiveness and efficiency.
Evaluation Criteria
In evaluating how effectively the NEOs met their goals, the Committee considers:
•	Company performance;
•	For the CEO, the Board’s assessment of his performance, as well as his self-assessment;
•
For NEOs other than the CEO, the performance assessments of the NEOs which are completed by the CEO or the COO (Mr. Arnold reports to the COO and the remaining NEOs report to the CEO). The performance assessment is based on a combination of performance feedback from the individual's direct manager, peers, direct reports, and other partners, as well as the individual’s self-assessment; and

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COMPENSATION DISCUSSION AND ANALYSIS

•	Written assessments by all Board members of each NEO against their stated goals in the areas listed below.
	CEO		Other NEOs
✓	Financial performance	✓	Demonstrated performance
✓	Leads strategy and aligns goals	✓	Commitment to the enterprise and their business unit
✓	Directs resources and talent to achieve strategic initiatives	✓	Ability to balance complex and competing factors
✓	Drives execution	✓	Humility and ego maturity
✓	Manages risk while leading for the future	✓	Effectively manages board relations
✓	Sets cultural norms	✓	Strategic and succession planning, and leadership development
✓	Understands and proactively addresses emerging issues	✓	Demonstrates leadership
✓	Builds relationships and communicates to all stakeholders	✓	Building and sustaining a high-functioning organization
✓	Understands governance and fosters board relationships
Based on the NEOs' individual performance goals and the performance assessments completed by their managers and Board members, the Committee approves an individual performance percentage for each NEO, which is used to adjust the earned annual incentive and long-term incentive awards between 0% and 125%. These percentages were used to calculate the final payout of 2020 annual incentives and long-term incentive awards granted in 2021 as described under “Performance Assessment and Highlights” on page 74.
Key Compensation Decisions
Management Transition
As previously reported, effective February 1, 2020, Mr. Simonds was appointed as Executive Vice President, Chief Operating Officer with responsibility for optimizing business operations across the enterprise. Additionally, Mr. Arnold began reporting to Mr. Simonds after the transition, and in addition to leading Colonial Life, Mr. Arnold has taken on a lead role in shaping and driving our approach to voluntary benefits across the enterprise.
Success Incentive Plan
Early in 2020, prior to the outbreak of the COVID-19 pandemic, the Committee began a discussion of the strategic initiatives that need to be accomplished over the next few years, with a strong desire to ensure that the current executive team remain in place to execute on the growth plans. With an emphasis on aligning key executive rewards with these identified strategic initiatives, the Committee undertook a comprehensive review of the company’s executive compensation program, incentive arrangements and related policies, to assess their effectiveness in incentivizing implementation of the company’s strategy. The Committee focused on doing the right thing for shareholders in the long-term while making sure that it mitigated risks and incentivized the leadership team to continue to create value.
The Committee’s evaluation took into account, among other things, the company's recent financial, operating and stock price performance. While the company’s pre-pandemic financial and core operating performance has been strong, our stock price has not performed well, including relative to peer companies. One driver has been the continued negative investor perceptions surrounding the LTC industry during the last three years. The effects of the heightened industry focus on LTC impact us more

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than our proxy peers since only 25% of our peers have LTC exposure. The company closed its individual LTC business in 2009 and closed its group LTC business in 2012; in other words, these policies are no longer actively sold, but existing policies are still managed by the company. Since that time, the company has actively managed this block with a combination of rate increases, updates to our liability assumptions to reflect emerging experience, prudent cash infusions and reserve changes. These measures have led to greater stability and predictability in the performance of the LTC block while continuing to provide transparency to our shareholders and customers. However, due to general market sentiment and regulatory focus regarding the prospects for LTC insurance lines, the stock price has been negatively impacted. As a result, the Committee believes that the company’s pay for performance strategy has been and may continue to be challenged by the legacy LTC business, notwithstanding its effective management by the current executive team, all of whom were either not with the company or not in their current roles when these policies were sold.
While managing the company's closed block of LTC policies, the executive team has also continued building value for the future of the company. The Committee discussions recognized the success and continued efforts of the executive team over the past few years, including:
•
Finding new opportunities and showing strong capabilities by integrating and leveraging new acquisitions. This includes the recent entry into Poland markets, developing the Stop/Loss business, and adding dental and vision lines of business to the portfolio;

•	Developing and executing modernized technology solutions for efficient business practices;
•	Incorporating a culture of inclusion and diversity; and
•	Maintaining dividends.
Based on multiple discussions during the year, on August 24, 2020, the Committee approved several changes to the company’s executive compensation program to recognize and reinforce the executives' existing share ownership levels and maintain alignment with long-term performance objectives, while reinforcing the company's executive compensation philosophy. With these modifications, the Committee believes that the executive compensation program supports the company's efforts to ensure proper alignment with evolving market needs and changes in the company’s business. It is also important to note that these changes were not directly in response to COVID-19. As outlined above, the Committee's discussions started early in the year before the pandemic hit; however, the pandemic only served to increase the need to ensure that this team remain in place to achieve critical business outcomes over the next several years.
As part of the changes, the Committee implemented the Success Incentive Plan (SIP), under which 10 executives, including the named executive officers, received a one-time special performance grant. The SIP awards are designed to encourage the achievement of critical business outcomes and to incent executives to continue employment with the company over the long term. The SIP awards include both cash success units (CSUs) and stock success units (SSUs). The CSUs (denominated in cash) were granted with a target value equal to 70% of each executive's 2020 annual long-term incentive target. Denominating the CSUs in cash reduces the influence of the LTC business, which impacts our stock price, strengthening the alignment of the awards with core operating performance.
The number of shares underlying the SSUs granted to each executive equals the number of company shares he or she held at the time of grant and committed to continue to hold during the six-year SIP award vesting period, subject to a cap equal to the number of shares with a value equal to 50% of the executive's 2020 annual long-term incentive target. An executive's sale of any committed shares prior to the vesting of SSUs will result in the immediate proportional forfeiture of any unvested SSUs. The

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Committee believes this matching share commitment element of the SSUs reinforces the objectives of creating long-term, sustainable shareholder value and appropriately aligns executives' and shareholders' interests.
The SIP awards have a six-year term, with the opportunity for proportional accelerated vesting after one-, three- and five-year performance periods. Each performance period begins on January 1, 2021 and the SIP awards will vest in full on the sixth anniversary of the grant date (August 2026), subject to the executive’s continued employment, unless vesting is accelerated based on the company’s achievement of three performance hurdles:
(1)	Maintaining average NAIC risk-based capital ratios of at least 325%, each measured at calendar quarter-ends over the applicable performance period;
(2)
Maintaining average levels of holding company cash in excess of 1.0 times average fixed costs (which includes dividends to shareholders and interest payments due on outstanding indebtedness), each measured at calendar quarter-ends over the applicable performance period; and

(3)	Achieving annual (or compounded annual) growth rates of 3% or more in adjusted book value (which excludes accumulated other comprehensive income or loss).
These performance objectives support plans for the company’s continued long-term financial positioning as an “A” rated company and will provide appropriate focus on maintaining its previously disclosed targets for key capital metrics. This structure balances the unprecedented environment with the company’s long-term goals and key priorities over the next few years, while supporting long-term executive retention.
As outlined above, one-third of the SIP award will be eligible to accelerate and vest on a cumulative basis on the last day of each of the one-, three- and five-year performance periods, in each case conditioned upon achievement of the performance hurdles during the applicable performance period. When determining whether the performance hurdles have been achieved, the Committee will exclude the effect of certain items to ensure that performance is appropriately measured under normalized conditions. Any unvested portion of the SIP awards will be forfeited upon any termination of employment prior to vesting, except in the case of certain terminations following a change in control.
The following table sets forth the value of the CSUs and the total number of SSUs granted to each of the company's NEOs:
Name	CSUs(1)	SSUs(2)
Richard P. McKenney	$4,900,000	186,368
Steven A. Zabel	$840,000	11,328
Michael Q. Simonds	$1,225,000	46,592
Timothy G. Arnold	$437,500	16,640
Lisa G. Iglesias	$519,750	19,768
(1)	The CSUs were granted with a target value equal to 70% of each officer's 2020 annual long-term incentive target.
(2)
The number of shares subject to SSUs granted to each officer equals the number of company shares held by the executive that he or she has committed to hold during the SIP award vesting period, subject to a cap equal to 50% of the executive's 2020 annual long-term incentive target. Each of the NEOs committed to hold the maximum number of shares that they could (i.e., the greater of the number of common shares they own or 50% of their long-term incentive target). Stock units were valued at the closing stock price at the time of the grant on August 24, 2020, which was $18.78.

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Cash Incentive Units
In early 2020, as part of its review of the executive compensation program, the Committee reviewed the mix of long-term incentive. Since a substantial portion of the executives' compensation is denominated in Unum shares, the Committee sought to balance stock ownership priorities against continued stock price underperformance driven by negative investor perceptions of the LTC industry. These perceptions have impacted us more than our proxy peers given that only 25% of our peers have LTC exposure. After review, the Committee therefore determined to replace PSUs with CIUs that reward for financial performance (rather than financial performance and stock price changes), beginning with the long-term incentive grants in March 2021. The use of cash-based long-term incentive represents a departure from historical practice but was deemed appropriate by the Committee given the unique circumstances currently facing the company and its executive team. In reaching this decision, the Committee considered the following:
•	Executives’ holdings were generally above stock ownership requirements and will remain well- aligned with shareholders;
•
A mixture of long-term cash and equity awards allows diversification while providing multi-year incentives which are less impacted by the potential volatility associated with the LTC block, enabling greater focus on the achievement of key objectives; and

•	The CIUs would remain aligned to shareholder interests given the performance measures outlined below, which include a relative TSR component.
The Committee originally intended to grant CIUs with the same performance measures used in prior PSU awards, but establishing reasonable multi-year performance targets proved to be difficult in the current environment. Business closures and pandemic-related economic impacts have disrupted our distribution system and sales activity, and it remains unclear how long we might continue to experience this disruption. Events such as further spread of the coronavirus, spikes in the number of cases or the emergence of new strains of coronavirus (including those resistant to vaccines), and the related responses by government authorities and businesses may heighten the impacts of the pandemic and present additional risks to our business.
The Committee determined that CIUs will be earned based on the achievement of critical, multi-year shareholder return measures of adjusted book value growth, dividend yield and relative TSR. CIUs will be measured over a three-year performance period from January 1, 2021 through December 31, 2023. Awards can be earned from 0% to a maximum 200% of the targeted CIU award value following completion of the performance period based on the company's performance against these metrics.
Stock Ownership and Retention Requirements
In August 2020, the Committee also approved changes to the stock ownership and retention requirements for senior officers (including the NEOs), effective January 1, 2021. Beginning in 2021, a covered officer must hold all net after-tax shares acquired upon the exercise of options and the vesting of PBRSUs, SSUs or PSUs until his or her ownership requirement is met. Once the requirement is met, the officer can sell shares only to the extent that the sale would not reduce his or her holdings below the ownership requirement. This change is aligned with the majority practice of our Proxy Peer Group. For purposes of calculating stock ownership, the Committee determined that the greater of the spot price or the preceding 12-month average closing stock price should be used to reduce volatility in outcomes.

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Annual and Long-Term Incentive Programs
Company Performance Targets
Each year, the Committee sets performance measures and targets for the company, which are used to calculate annual and long-term incentive awards. Weightings are assigned to each performance measure based on its relative importance to the company.
The performance targets are aligned with the company’s primary business objectives:
•	Strong operational performance
•	Disciplined growth
•	Effective risk management
•	Consistent capital generation
The performance goals in our incentive plans are a direct output of our business plans, which are approved by the Board each year.
Goal Rigor
When designing our business plans, we carefully balance the current performance of the business and the risk appetite of the enterprise with an appropriate amount of stretch designed to drive consistent growth and improvement. External economic factors are also considered, including: (1) the overall economic growth rate, (2) employment and wage growth, which impacts our overall premium levels, and (3) the interest rate and investment environment, which can have a significant impact on our overall profit margins.
We set challenging performance goals within our business plans to ensure that their achievement will drive long-term value for shareholders. As part of this process, we conduct sensitivity testing to assess upside and downside risk, which is then reviewed to ensure an appropriate degree of rigor in the plan. Additionally, in setting certain goals, such as for ROE, we consider factors beyond the desire for absolute growth, including the natural increase in the proportion of equity backing our Closed Block lines of business, as well as investments required to maintain the above-industry average ROE in our growth products. This approach to balancing multiple considerations in fact led to a lower ROE expectation for 2020 relative to 2019 given the continued investments backing our growth product lines. Similarly, we continue to maintain a portfolio of investments that will lead to long-term improvement in growth and efficiency across our insurance and service lines of business. In the short-term, these investments contributed to an expected higher operating expense ratio in 2020 relative to 2019.
After considering our business plans, the Committee establishes performance measures and incentive payout targets that appropriately align pay with performance.
Generally, the performance range for each annual incentive performance measure is set based on what is appropriate for the variability of the metric. The actual ranges for each performance metric are shown in the table on page 69. The payout range for each metric is 0-150%.
To align our metrics with shareholders, both in the near term and over an extended timeframe, the Committee determined to use ROE and EPS measures under our annual and long-term incentive plans in 2020. The Committee believes that using these metrics in incentive plans that pay out over both one- year and three-year periods encourages executives to focus on both short- and long-term results. Risk of overemphasizing the metrics was mitigated by minimizing their weightings under the Annual Incentive Plan and applying a relative TSR modifier to the calculation of performance results for PSUs awarded

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under our long-term incentive plan. This risk has been eliminated with the 2021 shift from PSUs to CIUs, which do not use ROE or EPS metrics.
Our incentive plans are subject to an annual risk assessment by our Chief Risk Officer, which is discussed with the Committee as described on page 38.
Annual Incentive Plan
Each performance metric has been selected because the Committee believes it is an appropriate driver of long-term shareholder value:
Annual Incentive Metric	2020 Weighting		Purpose
After-Tax Adjusted Operating Earnings Per Share	35%	⇨	Measures profitability achievement
Consolidated Adjusted Operating Return on Equity	15%	⇨	Measures effectiveness of balancing profitability and capital management priorities
Earned Premium	15%	⇨	Measures growth and competitiveness of the business
Sales	15%
Customer Experience	10%	⇨	Measures effective and efficient customer service
Operating Expense Ratio	10%
Our annual incentive awards reward performance based on the achievement of both company and individual performance, which the Committee believes aligns compensation with the objectives of shareholders. Subject to eligibility requirements, non-sales employees (including our NEOs) are eligible to receive an annual incentive award each year. As discussed further below, an objective performance threshold is set within the Annual Incentive Plan, which must be met in order to fund the annual incentive awards. If the goal is not achieved, no awards are paid, regardless of company performance on the incentive metrics described above.
The process for determining the 2020 annual incentive awards was as follows:
If the 2020 Performance Threshold was met, then:
($)	×	(%)	×	(%)	=	($)
2020 Annual Incentive Target for NEOs		2020 Company Performance(1)		2020 Individual Performance(2)		2020 Annual Incentive Award

If threshold was not met, then no award is paid
(1)
The Committee exercises discretion as to the final percentage considering all performance factors, including, but not limited to, the quality of financial results. For details on adjustments for 2020, see discussion below.

(2)	Individual performance may range from 0% to 125%. Individual performance adjustments for 2020 are described beginning on page 75.

2021 PROXY STATEMENT    67

COMPENSATION DISCUSSION AND ANALYSIS

Incentive Funding Performance Requirement
The funding of awards under our Annual Incentive Plan is conditioned on the company achieving a specified level of performance because we believe employees and officers should receive incentive awards only when company performance supports the payments.
The Annual Incentive Plan requires $250 million of statutory after-tax operating earnings to fund payments under the plan, which helps to ensure our commitments to shareholders and creditors. In 2020, the Committee also conditioned the funding of grants under the long-term incentive plan on this same performance requirement.
The company successfully achieved the performance requirement for funding the 2020 annual incentive awards and the long-term incentive grants made in March 2021.
While the “qualified performance-based compensation” exception under Section 162(m) was eliminated in 2017, the Committee reaffirmed our pay-for-performance alignment and determined that our annual and long-term incentive plans will continue to be predicated upon the company achieving a specified level of performance. Therefore, in 2021, we will continue to use the performance requirement of $250 million of statutory after-tax operating earnings to fund awards under our annual and long-term incentive plans.
Items Excluded When Determining Company Performance
When establishing the performance measures and weightings for 2020, the Committee determined that the effect of certain items not included in the 2020 financial plan would be excluded from the calculation of the company’s performance, for purposes of both the annual and long-term incentive plans, should they occur. The Committee believes it is appropriate to exclude these items, which are set forth below and were also approved as exclusions for the 2021 program, because they: (1) are unusual or infrequent in nature, (2) do not directly reflect company or management performance, or (3) could serve as a disincentive to capital management or other decisions in the best interest of the company and shareholders.
•	Unplanned adjustments resulting from accounting standards and/or policy changes, legal, tax or regulatory rule or law changes;
•	The impact of any unplanned acquisitions, divestitures or block reinsurance transactions;
•	Unplanned adjustments to the Closed Block of business;
•	The effect of any unplanned regulatory, legal or tax settlements;
•	The effect of unplanned changes to strategic asset allocation;
•	Unplanned debt issuance, repurchasing or retirement; or stock repurchase or issuance;
•	The effect of differences between actual currency exchange rates versus exchange rates assumed in the financial plan;
•	Unplanned fees or assessments, including tax assessments, from new legislation;
•	The effect on revenue from unplanned variances from floating rate securities and index-linked securities (for our Investments Plan only); and
•	The effect of a global pandemic and other economic and environmental pressures impacting results.

68    2021 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Resiliency Scorecard
After discussions with management and Pay Governance, the Committee approved a resiliency scorecard in July 2020 to thoughtfully apply discretion in conjunction with existing annual incentive targets as a result of the unprecedented events of the COVID-19 pandemic. The purpose of the scorecard was to evaluate key management actions taken through the year to position the business to thrive after the pandemic has eased. Resiliency categories considered included: (1) finance and operations, (2) employees, (3) customers and community, and (4) shareholders and other stakeholders. Overall, the Committee’s final assessment of the resiliency scorecard highlighted a successful transition to working from home and an unwavering focus on delivering for our customers throughout 2020.
Annual Incentive Results
2020 ANNUAL INCENTIVE TARGETS AND RESULTS ($ in millions, except per share data)
	Threshold(1)	Target(1)	Maximum(1)	Component Weight	Result
Unum Group (actual results in blue)
After-tax adjusted operating earnings per share(2)				35%	Slightly above target
Consolidated adjusted operating return on equity(3)				15%	Slightly above target
Earned premium(4)				15%	Slightly below target
Sales				15%	Below target
Customer experience(5)				10%	Slightly below target
Operating expense ratio(6)				10%	Below target
(1)
For each performance measure, there is no payout at or below the threshold. The payout would be 150% for performance at or above the maximum. For performance between defined levels, the payout is interpolated.

(2)
After-tax adjusted operating earnings per share is defined as net income adjusted to exclude after-tax net realized investment gains or losses and amortization of the cost of reinsurance as well as certain other items specified in the reconciliation of non-GAAP financial measures in Appendix A of this proxy statement divided by dilutive outstanding weighted average shares.

(3)
Consolidated adjusted operating return on equity is calculated by dividing after-tax adjusted operating income by the average of the beginning- and end-of-year stockholders’ equity adjusted to exclude the net unrealized gain or loss on securities and the net gain on hedges.

(4)	Earned premium is calculated for our core operations (Unum US, Unum International, and Colonial Life).
(5)	Customer experience is based on the quality of our customers' experiences and includes measures focused on areas that impact customer loyalty and satisfaction.
(6)
The operating expense ratio is equal to operating expenses as a percentage of earned premium (or total company expense over total company earned premium) inclusive of the Closed Block and Corporate segments.

2021 PROXY STATEMENT    69

COMPENSATION DISCUSSION AND ANALYSIS

Applying the criteria and standards approved by the Committee when it established the 2020 annual incentive targets, as discussed beginning on page 68, the Committee adjusted the Annual Incentive Plan performance calculations for the impact of the following five items on our 2020 financial plan results that were not included in the 2020 financial plan from which the targets were initially derived:
•	The effect of differences between actual debt issuances and the amount assumed in the financial plan (impact to earnings);
•	The effect of differences between actual stock repurchases and the amount assumed in the financial plan (no actual repurchases which impacted equity);
•	The effect of differences between actual foreign currency rates and exchange rates assumed in the financial plan;
•	The effect of a tax rate change in the U.K.; and
•	The effect of a global pandemic and other economic and environmental pressures impacting results. These adjustments included the following impacts related to COVID-19:
°	Elevated mortality within the Life and LTC product lines;
°	Increased short-term disability COVID-19 claims;
°	Higher costs associated with leave management claims; and
°
Lower travel and incentive expenses, offset by increased expenses related to transitioning employees to work from home, creating a safe office environment and increasing allowances for uncollectible premiums.

The net effect of the COVID-19 impacts in 2020 was a decrease in operating results, with the negative implications of Life mortality overshadowing favorable impacts to the LTC product line and travel-related expenses. Importantly, we did not make any explicit adjustment to sales or earned premium in the Annual Incentive Plan. While we know that these metrics were negatively impacted by COVID-19, the actual impact was difficult to isolate and therefore not considered.
Based on the adjustments described above, the calculated achievement was 88.7% of the plan target. Each year, the Committee also undertakes an overall assessment of the results, maintaining the discretion to make final adjustments. Any discretionary adjustments by the Committee are based on a review of the actual achievement level for each performance measure compared to the annual incentive targets, as well as a qualitative assessment of the results. For 2020, the Committee recognized management's resiliency scorecard achievements, noting efforts to position the company to not only survive the pandemic but to thrive after it ends. This included the response to work from home and a focus on responsiveness to our customers in their time of need, which showed up in the positive customer experience metric. The Committee balanced financial achievements and resiliency with the impact to shareholders from our reduced stock price. Based on this assessment, the Committee approved the Unum Group Annual Incentive Plan payout level for 2020 at 80% of target, as shown below.
Unum Group 2020 Annual Incentive Plan Achievement Level	80%
The table below sets forth the target incentive and the actual annual incentive awards approved by the Committee for each NEO for 2020 performance. For a discussion of 2021 annual incentive award targets for the NEOs, see the “Performance Assessment and Highlights” summary beginning on page 74.

70    2021 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

The annual incentive awards of all NEOs are based on Unum Group performance, though the individual goals for Mr. Simonds and Mr. Arnold include financial goals related to their respective business units. The following table outlines the annual incentives awarded for 2020 performance.
ANNUAL INCENTIVE PAID IN 2021	(for 2020 performance)
Executive	2020 Incentive Target (%)		Eligible Earnings ($)		Company Performance (%)		Individual Performance (%)		2020 Annual Incentive Paid ($)
Mr. McKenney	210%	X	1,078,846	X	80%	X	100%	=	1,812,462
Mr. Zabel	110%	X	617,308	X	80%	X	110%	=	597,554
Mr. Simonds(1)	127.95%	X	718,846	X	80%	X	100%	=	735,785
Mr. Arnold	90%	X	519,267	X	80%	X	95%	=	355,179
Ms. Iglesias	95%	X	571,154	X	80%	X	100%	=	434,077
(1)
Mr. Simonds was appointed to his new role in February 2020 and the Committee increased his annual incentive target from 110% to 130%. His actual incentive target was prorated (rounded to two decimal places) based on his time in each position.

Long-Term Incentive
Our long-term incentive plan aligns the long-term interests of management and shareholders by tying a substantial portion of executive compensation directly to the company’s stock price. Long-term incentive awards are granted in the year following the performance year that determines their size (i.e., awards in 2020 were based on 2019 performance). All long-term incentive awards granted in 2020 were granted under the Stock Incentive Plan of 2017. Our long-term incentive award mix is based on a review of peer practices as well as what the Committee believes most appropriately retains and rewards our NEOs and ensures a significant portion of each executive’s compensation is tied to the increase of our stock price over the long-term. The mix of awards granted to each NEO in early 2020 was 50% performance-based restricted stock units (PBRSUs) and 50% performance share units (PSUs).
All of our NEOs received a long-term incentive grant in March 2020 in the form of PBRSUs and PSUs. All grants were conditioned on the company first achieving the corporate performance threshold for 2019 (as described on page 68). Actual awards were based on the target incentive and individual performance for 2019. PBRSUs vest ratably over three years while PSUs vest at the end of the three-year performance period dependent upon actual performance, modified (up to +/- 20%) by relative TSR. The process for determining long-term incentive awards granted in March 2020 was as follows:
If the 2019 Performance Threshold was met, then:
($)	×	(%)	=	($)
2019 Long-term Incentive Target for NEOs		2019 Individual Performance(1)		2020 Long-term Incentive Award

If threshold was not met, then no award granted
(1)	Individual performance may range from 0% to 125%. Individual performance achievement percentages for 2019 performance are described beginning on page 66 of our 2020 Proxy Statement.

2021 PROXY STATEMENT    71

COMPENSATION DISCUSSION AND ANALYSIS

As outlined in the diagram, once it was determined that the performance threshold had been met, the total value of the long-term incentive award granted to each NEO was determined by multiplying:
•
The NEO's long-term incentive target (a specified percentage of base salary for all NEOs except the CEO, which was set as a dollar amount), which was set by the Committee in early 2019 after considering market data from the appropriate comparator group (as described beginning on page 52 of our 2020 Proxy Statement) and the individual’s target relative to other NEOs given their respective levels of responsibility; and

•
The individual performance percentage (from 0% to 125%) assigned to the NEO by the Committee using the individual assessment process described beginning on page 61 (for a discussion of the individual NEO performance assessments for 2019 that determined the individual performance percentage for these 2020 grants, see disclosure beginning on page 66 of our 2020 Proxy Statement).

Once the long-term incentive award value was determined, it was divided evenly between PBRSUs (50%) and PSUs (50%) for each NEO. The PBRSUs vest based on each NEO’s continued service over a three-year period. The PSUs vest based on the achievement of three-year (2020-2022) pre-established goals for average adjusted operating return on equity and average adjusted operating earnings per share, modified (up to +/- 20%) by relative TSR as described below.
LONG-TERM INCENTIVE GRANTED IN 2020	(for 2019 Performance)
Executive	2019 Long-Term Incentive Target		Individual Performance		2020 Long-Term Incentive Grant(2)
Mr. McKenney(1)	$6,500,000	X	98%	=	$6,370,000
Mr. Zabel	656,027	X	110%	=	721,630
Mr. Simonds	1,120,000	X	110%	=	1,232,000
Mr. Arnold	625,044	X	110%	=	687,548
Ms. Iglesias	742,500	X	100%	=	742,500
(1)	Mr. McKenney’s target was set as a dollar amount, rather than as a percentage of salary as for the other NEOs.
(2)
The amount shown is the award approved by the Committee for each NEO. This amount is then converted to the respective number of PBRSUs and PSUs based on the closing stock price on the date of grant. The amount included in the “Summary Compensation Table” on page 87 was calculated using the closing stock price for PBRSUs and the Monte Carlo valuation methodology for PSUs.

Executive	PBRSUs Granted (Mar. 2020)	PSUs Granted (Mar. 2020)
Mr. McKenney	136,636	136,637
Mr. Zabel	15,479	15,479
Mr. Simonds	26,426	26,426
Mr. Arnold	14,748	14,748
Ms. Iglesias	15,927	15,927
No stock is issued when the PBRSUs are granted. Instead, company stock is issued only when the grant is settled. In addition, there are no shareholder voting rights unless and until the award is settled in shares. Beginning with the March 1, 2020 grant, during the performance period, dividend equivalents will accrue and settle in cash to the extent that the underlying PBRSUs vest.

72    2021 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

The PSUs will vest based on the achievement of three-year, prospective (2020-2022) average adjusted operating earnings per share and average adjusted operating return on equity goals, and the achievement will be modified (up to +/-20%) based on our TSR relative to the eight members of our “Performance Peer Group.” Assuming performance above the threshold, PSUs can be paid out at 40% to 180% of target. The eight companies in the Performance Peer Group (Aflac, Hartford Financial Services, Lincoln Financial, MetLife, Principal Financial, Prudential Financial, Globe Life (f/k/a Torchmark) and Voya Financial) were selected because they are considered to be direct business competitors of Unum (see discussion beginning on page 58 for the differences between our Proxy Peer Group and Performance Peer Group). We believe it is appropriate to modify these awards based on relative TSR performance, since Unum’s individual TSR performance directly affects the value realized by our shareholders. The table below outlines the three-year performance targets established by the Committee for the PSU grants made in March 2020. PSUs are notional units that will track the value of our share price over the three-year performance period, and will vest and be settled through the issuance of shares based upon the achievement of the predetermined performance metrics. Dividend equivalents accrue during the three-year performance period and will vest only when and to the extent that the underlying PSUs vest.
TARGETS FOR PERFORMANCE SHARE UNITS (PSUs) GRANTED IN 2020
Corporate Performance Factors	Driver of Shareholder Value	Component Weighting	Threshold	Target	Maximum
Unum Group
Average 3-year Consolidated Adjusted Operating Return on Equity (2020-2022)	Capital Management Effectiveness	50%
Average 3-year After-Tax Adjusted Operating EPS (2020-2022)	Profitability	50%
Relative Total Shareholder Return		Modifier Percentile	-20% @ 35th	0 @ 50th	+20% @ 75th
Vesting of 2018 Performance Share Units (PSUs)
The long-term incentive mix for our NEOs' 2018 awards included 50% in the form of PSUs, which vested based on performance over a three-year performance period that ended on December 31, 2020.
The table below provides an overview of the three-year goals for the 2018 PSU grant as well as their actual achievement levels.
2018 PERFORMANCE SHARE UNIT (PSU) AWARDS
Corporate Performance Factors	Component Weighting	Threshold	Target	Maximum	Result
Unum Group
Average 3-year Adjusted Operating Return on Equity (2018-2020)	50%				Below Target 12.23%
Average 3-year After-Tax Adjusted Operating EPS (2018-2020)	50%				Below Target $5.19
Relative Total Shareholder Return	Modifier Percentile	-20% @ 35th	0 @ 50th	+20% @ 75th	-20% @ 0th
Based on the above performance, and after taking into account the factors described below, in February 2021, the Committee certified the results for this grant and approved a payout. The business goals were achieved at 91.8%, with relative TSR at the lowest percentile which resulted in a 20% decrease for a final payout of 73.4%.

2021 PROXY STATEMENT    73

COMPENSATION DISCUSSION AND ANALYSIS

As discussed under “Items Excluded When Determining Company Performance,” beginning on page 68, when setting the performance measures and weightings for the 2018 PSU grant, the Committee determined that certain items not included in the financial plan for fiscal years 2018 to 2020 would be excluded from the calculation of the company’s performance.
Applying the criteria and standards approved by the Committee, targets were adjusted for the impact of the following items. Each item impacted both earnings and equity unless otherwise noted below:
•	The effect of accounting policy changes for ASC 825 (Financial Instruments - Overall) and ASC 842 (Leases) (impact to equity only);
•	The effect of accounting policy changes for ASC 326 (Financial Instruments - Credit Losses);
•	The effect of the UK tax rate change;
•	The effect of unplanned acquisition expenses, the majority of which were related to our acquisition of Pramerica Życie TUiR SA;
•	The effect of an individual disability reinsurance treaty, a long-term care reserve increase and a group pension reserve increase, each within the Closed Block of business (impact to equity only);
•	The effect of differences between actual stock repurchases and the amount assumed in the financial plan (impact to equity only);
•	The effect of differences between actual debt issuances and the amount assumed in the financial plan;
•	The cost related to early retirement of debt (impact to equity only);
•	The effect of differences between actual foreign currency rates and the exchange rates assumed in the financial plan;
•	The effect of differences in the market value of net investment income; and
•	The effect of impairment loss on right of use (ROU) asset related to operating lease for office space not planned to support general operations (impact to equity only).
No adjustments were made to the 2018 PSU targets to reflect the impact of the COVID-19 pandemic on our business.
Performance Assessment and Highlights
The NEOs’ achievement levels, for purposes of the 2020 annual incentive awards paid and long-term incentive awards granted in March 2021, were determined in part based on the individual performance goal areas listed in the “Individual Performance Evaluations” beginning on page 61. The NEO summaries, beginning on the next page, detail the Committee's decisions for each element of compensation as well as highlights of each executive's performance. These summaries also include each NEO's annual compensation as well as their compensation targets for 2020 and 2021.

74    2021 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

RICHARD P. McKENNEY, President, Chief Executive Officer and a Director

ACTUAL COMPENSATION(1)
In assessing Mr. McKenney's performance for 2020, the Committee noted that he:

 •  Effectively guided the company through an exceptionally challenging year, delivering solid financial results. Despite metrics pressured by the pandemic, the company still reached $1 billion in after-tax adjusted operating earnings;

2020
Base Salary	$1,078,846
AI	$1,812,462
LTI	$7,500,000
2019
Base Salary	$1,000,000
 •  Proactively managed capital generation and deployment in an uncertain environment, positioning the company well to respond to future opportunities. Unum’s strong capital position allowed the company to weather the current economic uncertainty while maintaining the flexibility needed to make investments in our product portfolio, technology infrastructure and talent development. Through dividend payments, the company also returned $233 million to shareholders;

 •  Successfully led the company through rapid change and realignment as the company implemented a new operating model, shifted to remote work and introduced new digital capabilities for customers. Mr. McKenney managed key senior leadership and organizational transitions, introduced workplace flexibility in response to the pandemic and invested in technologies that enhance collaboration, engagement and experiences for customers and employees;

 •  Enhanced the company’s commitment to sustainability and social responsibility. Significant engagement efforts with employees and communities during the pandemic and social unrest of 2020 and the completion of an ESG materiality assessment demonstrated Mr. McKenney’s strong advocacy for inclusion and diversity, corporate citizenship, employee wellbeing, and good governance practices; and

 •  Led the company’s ongoing efforts to responsibly manage its Closed Block of business. Active management of the closed LTC block and pursuing a reinsurance agreement for the Closed Block individual disability segment provided predictable performance and effective capital planning.

AI	$1,710,000
LTI	$6,370,000

COMPENSATION TARGETS
2021
Base Salary	$1,050,000
AI Target	210%
LTI Target	$7,500,000
2020
Base Salary	$1,050,000
AI Target	210%
LTI Target	$7,000,000

Although stock price is not a direct criterion for assessing the CEO’s performance, the Committee considered its impact on TSR while weighing the above individual achievements and overall performance of the company. Investor perceptions in the industry surrounding LTC continue to negatively impact our stock price. Even so, the Committee believes the company is well positioned for long-term success through the actions of Mr. McKenney. Given these accomplishments and considerations, the Committee awarded Mr. McKenney an individual performance percentage of 100% for his 2020 annual incentive award and an LTI award of $7,500,000 with no specific individual/ strategic factor applied for his LTI award granted in March 2021. For more information on the Committee's decisions related to Mr. McKenney's 2021 compensation, see “2021 Compensation” on page 15.

(1)
Base salary shown is the earnings for the year. Annual incentive (AI) and long-term incentive (LTI) amounts are the decisions related to that performance year (e.g., annual and long-term incentive paid/granted in 2021 were determined based on 2020 performance and therefore are shown as 2020 compensation). For LTI, this presentation is different than the Summary Compensation Table (see page 87), which reports equity awards in the year granted. The above is not a replacement for the Summary Compensation Table.

2021 PROXY STATEMENT    75

COMPENSATION DISCUSSION AND ANALYSIS

STEVEN A. ZABEL, Executive Vice President, Chief Financial Officer

ACTUAL COMPENSATION(1)
In assessing Mr. Zabel's performance for 2020, the Committee noted that he:

 •  Navigated significant challenges in his second year as Chief Financial Officer. Mr. Zabel led key efforts to drive enterprise efficiency and improved forecasting, guided the company through complex regulatory issues, and negotiated a series of reinsurance agreements for our Closed Block individual disability products;

2020
Base Salary	$617,308
AI	$597,554
LTI	$1,200,000
2019
Base Salary	$456,308
AI	$410,335
LTI	$721,630
 •  Delivered solid financial results given the external challenges posed by the pandemic. Growth in premiums and book value were impressive accomplishments in the current environment, and Mr. Zabel ensured we were able to continue supporting our customers, remained focused on risk management and responded quickly to the unique challenges of the pandemic;

 •  Maintained a strong capital position. We returned value to shareholders through dividend payments, unlocked significant capital through the reinsurance transaction, enhanced the stability of the Closed Block, and further improved our flexibility to invest in growth;

 •  Strengthened relationships with key internal and external constituents. Mr. Zabel continued to develop partnerships and credibility with Unum’s Board and senior leadership team, key insurance regulators and the investment community; and

 •  Strengthened the culture of the Finance team. Through enhanced communications and proactive change management, Mr. Zabel strengthened the resilience of the organization in a challenging environment, further developed his leadership team and advanced engagement on inclusion and diversity.

COMPENSATION TARGETS
2021
Base Salary	$625,000
AI Target	120%
LTI Target	225%
2020
Base Salary	$600,000
AI Target	110%
LTI Target	200%

Given the challenges posed by the pandemic, in combination with the complex regulatory issues and negotiating the reinsurance transaction, the Committee applied individual performance percentages of 110% for Mr. Zabel’s 2020 annual incentive award and 100% for his long-term incentive award granted in March 2021.

As previously disclosed, the Committee has a practice of positioning our executives' pay below median pay of external peers as they are promoted into a role and gradually making adjustments to full competitive norms as performance and experience in the job grows. Mr. Zabel was promoted to CFO in July 2019 and after considering his performance in the CFO role as well as his positioning relative to the market, the Committee increased his annual and long-term incentive targets for 2021 to 120% and 225%, respectively.

(1)
Base salary shown is the earnings for the year. Annual incentive (AI) and long-term incentive (LTI) amounts are the decisions related to that performance year (e.g., annual and long-term incentive paid/granted in 2021 were determined based on 2020 performance and therefore are shown as 2020 compensation). For LTI, this presentation is different than the Summary Compensation Table (see page 87), which reports equity awards in the year granted. The above is not a replacement for the Summary Compensation Table.

76    2021 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

MICHAEL Q. SIMONDS, Executive Vice President, Chief Operating Officer

ACTUAL COMPENSATION(1)
In assessing Mr. Simonds' performance for 2020, the Committee noted that he:

 •  Effectively transitioned to the new role of Chief Operating Officer. Despite the challenges of the pandemic, Mr. Simonds leveraged strong existing relationships to build a robust leadership team and clear structure for Unum's business operations;

2020
Base Salary	$718,846
AI	$735,785
LTI	$1,694,918
2019
Base Salary	$634,817
AI	$628,469
 •  Drove resiliency and adaptability of the organization during a time of significant disruption. Through economic uncertainty and an evolving health crisis, Mr. Simonds was a key leader in Unum's shift to remote work and deployment of digital capabilities to better serve customers while ensuring his team remained focused on consistent delivery, productivity and employee engagement;

 •  Maintained a strong focus on delivering for customers. Under Mr. Simonds' leadership and in the midst of a challenging environment, the company exceeded customer service goals and delivered critical support to customers facing illness and loss;

 •  Drove transformational change across the enterprise. In partnership with the CEO and Board, Mr. Simonds realigned the business operations, established a new COO leadership team and developed strategic transformational goals to position us for stronger growth; and

 •  Strengthened culture of inclusion and diversity. Through his strong leadership team, Mr. Simonds has helped to lead efforts to address social justice issues externally and drove progress on inclusion, agility and accountability within the organization.

LTI	$1,232,000

COMPENSATION TARGETS
2021
Base Salary	$700,000
AI Target	130%
LTI Target	275%
2020
Base Salary	$700,000
AI Target	130%
LTI Target	250%

Given these accomplishments, the Committee applied individual performance percentages of 100% for Mr. Simonds’ 2020 annual incentive award and 100% for his long-term incentive award granted in March 2021.

Based on a review of Mr. Simonds' performance in the COO role, as well as his competitive positioning relative to the market, the Committee increased his long-term incentive target for 2021 to 275%.

(1)
Base salary shown is the earnings for the year. Annual incentive (AI) and long-term incentive (LTI) amounts are the decisions related to that performance year (e.g., annual and long-term incentive paid/granted in 2021 were determined based on 2020 performance and therefore are shown as 2020 compensation). For LTI, this presentation is different than the Summary Compensation Table (see page 87), which reports equity awards in the year granted. The above is not a replacement for the Summary Compensation Table.

2021 PROXY STATEMENT    77

COMPENSATION DISCUSSION AND ANALYSIS

TIMOTHY G. ARNOLD, Executive Vice President, Voluntary Benefits & President, Colonial Life

ACTUAL COMPENSATION(1)
In assessing Mr. Arnold's performance for 2020, the Committee noted that he:

 •  Took important steps to strengthen the voluntary business. With oversight for both Unum and Colonial Life voluntary products, Mr. Arnold took steps to streamline the organization, consolidate field offices and leverage the strengths of both brands in the market in innovative ways;

2020
Base Salary	$519,267
AI	$355,179
LTI	$656,296
2019
Base Salary	$500,035
AI	$405,029
LTI	$687,548
 •  Drove continued digital adoption. Tools such as our Agent Assist app, new virtual enrollment capabilities and ongoing progress in automation and modernization are improving our support of partners and customers during a critical time;

 •  Differentiated Colonial Life in a crowded marketplace. Continued development of our already-strong capabilities in enrollment, benefits execution and product portfolio enhancements provide a meaningful competitive differentiator for the brand;

 •  Was instrumental in establishing a future vision for voluntary benefits at Unum. His deep knowledge of the voluntary benefits industry and his success at Colonial Life are key to taking advantage of significant growth opportunities for both brands; and

 •  Strengthened the culture and reputation of the company. Through deep, personal engagement and broad community and industry involvement, Mr. Arnold further developed a strong sense of shared mission and community across his organization, promoted the company's commitment to social responsibility, championed workplace inclusion and diversity and fostered a deep talent pipeline.

COMPENSATION TARGETS
2021
Base Salary	$500,035
AI Target	90%
LTI Target	125%
2020
Base Salary	$500,035
AI Target	90%
LTI Target	125%

The Committee applied individual performance percentages of 95% for Mr. Arnold’s 2020 annual incentive award and, given his leadership in positioning the Unum and Colonial voluntary businesses for future growth, 105% for his long-term incentive award granted in March 2021.

(1)
Base salary shown is the earnings for the year. Annual incentive (AI) and long-term incentive (LTI) amounts are the decisions related to that performance year (e.g., annual and long-term incentive paid/granted in 2021 were determined based on 2020 performance and therefore are shown as 2020 compensation). For LTI, this presentation is different than the Summary Compensation Table (see page 87), which reports equity awards in the year granted. The above is not a replacement for the Summary Compensation Table.

78    2021 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

LISA G. IGLESIAS, Executive Vice President and General Counsel

ACTUAL COMPENSATION(1)
In assessing Ms. Iglesias' performance for 2020, the Committee noted that she:

 •  Effectively led and aligned various corporate teams with the needs of the business. Through her leadership of legal, audit, government affairs, ethics, compliance and corporate services, these teams supported the swiftly evolving needs of the business during a time of unprecedented change;

2020
Base Salary	$571,154
AI	$434,077
LTI	$742,500
2019
Base Salary	$544,277
AI	$465,357
 •  Was influential in driving workplace change. Ms. Iglesias has continued to be a leader in our efforts to build a culture of inclusion, advocate for social justice and create a more collaborative, flexible and dynamic work environment;

 •  Enhanced our brand and reputation with external constituents. She and her team have taken a leadership role in communicating the social value of our business and our strong governance practices to legislators, advocacy groups and regulators;

 •  Continued her work to further strengthen our culture of ethical conduct. Ms. Iglesias and her team are persuasive advocates for our Unum values and encourage ethical conduct through ongoing communication, education and awareness; and

 •  Prepared her organization for the future. From building a strong leadership pipeline to streamlining her organizational structure and operations, Ms. Iglesias has driven efficiency, productivity and accountability across her teams.

LTI	$742,500

COMPENSATION TARGETS
2021
Base Salary	$550,000
AI Target	95%
LTI Target	135%
2020
Base Salary	$550,000
AI Target	95%
LTI Target	135%

Given these accomplishments, the Committee applied individual performance percentages of 100% for Ms. Iglesias' 2020 annual incentive award and 100% for her long-term incentive award granted in March 2021.

(1)
Base salary shown is the earnings for the year. Annual incentive (AI) and long-term incentive (LTI) amounts are the decisions related to that performance year (e.g., annual and long-term incentive paid/granted in 2021 were determined based on 2020 performance and therefore are shown as 2020 compensation). For LTI, this presentation is different than the Summary Compensation Table (see page 87), which reports equity awards in the year granted. The above is not a replacement for the Summary Compensation Table.

2021 PROXY STATEMENT    79

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Policies and Practices
Equity Grant Practices
Equity grants awarded under the long-term incentive program are approved at the February meeting of the Committee, which typically occurs two to three weeks after the company’s annual earnings are released to the public. Long-term incentive awards are granted in the year following the performance year that determines their size (i.e., awards in 2020 were based on 2019 performance). The March 1, 2020 grant was approved at the February 2020 meeting of the Committee. The closing stock price on the grant date is used to determine the number of units awarded.
Stock Ownership and Retention Requirements
Ensuring that senior officers have a significant ownership stake in the company aligns the long-term interests of management and shareholders and promotes a culture of ownership and accountability. The following table reflects the stock ownership and retention requirements for senior level officers.
STOCK OWNERSHIP AND RETENTION REQUIREMENTS FOR SENIOR OFFICERS
Officer Level	Ownership as Percent of Salary	Retention Requirements
	Required	Retention Percent	Holding Period
Chief Executive Officer	6x	75%	3 years
Executive Vice President	3x	60%	1 year
Senior Vice President	1x	50%	1 year
We require these senior officers, including each current NEO, to:
•	Hold a multiple of the officer’s base salary in Unum shares (including unvested restricted stock units) throughout employment;
•	Meet the ownership requirement within five years following their date of employment or promotion. Not meeting the requirements may impact future equity grants; and
•
Prior to January 1, 2021, retain a fixed percentage of the net shares (shares after the payment of taxes and the costs of exercise and commissions) received as compensation for a specified period of time. These holding period requirements apply to shares acquired upon the exercise of options and the vesting of PBRSUs and PSUs even if the stock ownership requirements have been met. Exceptions to this requirement may be made only by the Board.

As part of the changes approved by the Committee in August 2020 (see “Key Compensation Decisions” beginning on page 62), the retention requirements were changed effective January 1, 2021. Beginning in 2021, a covered officer must hold all net after-tax shares acquired upon the exercise of options and the vesting of PBRSUs, SSUs or PSUs until his or her ownership requirement is met. Once the requirement is met, the officer can sell shares only to the extent that the sale would not reduce his or her holdings below the ownership requirement. This change is aligned with the majority practice of our Proxy Peer Group. For purposes of calculating stock ownership, the Committee determined that the greater of the spot price or the preceding 12-month average closing stock price should be used to reduce volatility in outcomes.

80    2021 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

The following table presents the stock ownership and retention requirements for each current NEO. Mr. McKenney, Mr. Simonds, Mr. Arnold and Ms. Iglesias exceeded the requirements as of December 31, 2020. Mr. Zabel, who became an Executive Vice President in July 2019, is expected to meet the ownership requirements within the applicable time period provided.
STOCK OWNERSHIP AND RETENTION REQUIREMENTS FOR CURRENT NEOs (as of December 31, 2020)
Executive	Common Stock(1)	Restricted Stock Units(2)	Total Current Ownership(3)	Ownership as Percent of Salary		Retention Requirements(4)
				Owned	Required	Retention Percent	Holding Period
Mr. McKenney	$10,482,189	$7,801,092	$18,283,281	17.4x	6x	75%	3 years
Mr. Zabel	263,326	727,141	990,467	1.7x	3x	60%	1 year
Mr. Simonds	2,151,803	2,045,290	4,197,093	6.0x	3x	60%	1 year
Mr. Arnold	765,944	922,807	1,688,751	3.4x	3x	60%	1 year
Ms. Iglesias	1,177,368	1,047,477	2,224,845	4.0x	3x	60%	1 year
(1)	Amount includes shares held in certificate form, brokerage accounts, and 401(k) Plan accounts. Shares were valued using a closing stock price of $22.94 on December 31, 2020.
(2)
Performance-based restricted stock units (PBRSUs) vest over three years and stock success units (SSUs) vest upon the earlier of the achievement of performance metrics or August 24, 2026 (see the “Vesting Schedule for Unvested Restricted Stock Units” table on page 93). Restricted stock units were valued using a closing stock price of $22.94 on December 31, 2020.

(3)	“Total Current Ownership” was valued using a closing stock price of $22.94 on December 31, 2020.
(4)
Retention percentage is the net percentage of shares to be held after the payment of taxes and the costs of exercise and commissions. Retention requirements apply to shares acquired upon the exercise of options and the vesting of PBRSUs, PSUs and SSUs. After the holding period, the officer would then be able to sell the shares as long as his or her ownership requirement is met or would be reached in the time period allotted. As discussed above, the holding period is no longer applicable beginning on January 1, 2021.

Hedging, Pledging and Insider Trading Policies
We believe our directors and executive officers, which includes our NEOs, should not speculate or hedge their interests in our stock. We therefore have a policy prohibiting them from buying or selling options, puts, calls, straddles, equity swaps or other derivatives directly linked to our stock. This policy generally does not apply to other employees, although employees who are “corporate insiders” under our insider trading policy are prohibited from making “short sales” of our stock. We also prohibit directors and executive officers from pledging our stock as security for a loan.
Our insider trading policy prohibits our directors, executive officers and other employees from buying or selling our stock while in possession of material nonpublic information about the company and from conveying any such information to others. Under this policy, additional trading restrictions apply to “corporate insiders” (which includes our directors and executive officers), who are generally permitted to buy or sell our stock only during predetermined window periods following earnings announcements, and only after they have pre-cleared the transactions with our general counsel or designee.
Recoupment Policy
If the company makes a material restatement of its financial results, then the Board will, to the extent permitted by applicable law, seek recoupment of performance-based compensation paid to certain senior officers if it determines that:
•	The senior officer has committed or engaged in fraud or willful misconduct that resulted, either directly or indirectly, in the need to make such restatement; and

2021 PROXY STATEMENT    81

COMPENSATION DISCUSSION AND ANALYSIS

•	Such performance-based compensation paid or awarded to the senior officer would have been a lesser amount if calculated using the restated financial results.
The amount of performance-based compensation to be recouped will be determined by the Board after taking into account the relevant facts and circumstances. Performance-based compensation includes annual cash incentive awards, bonuses and all forms of equity compensation. The company’s right to recoup compensation is in addition to other remedies that may be available under applicable law.
Tax and Accounting Considerations
Section 162(m)
Section 162(m) of the Internal Revenue Code (the “Code”) generally disallows a tax deduction to a public corporation for compensation over $1 million paid in any fiscal year to certain “covered employees,” which includes our named executive officers.
As a result, the Committee expects compensation granted or paid in 2018 and future tax years will not be fully deductible for income tax purposes. The Committee believes that shareholder interests are best served if it retains discretion and flexibility in awarding compensation, even though some compensation awards may result in nondeductible compensation expenses.
ASC Topic 718
We account for stock-based payments under the requirements of FASB ASC Topic 718 “Compensation - Stock Compensation” (ASC 718). A complete discussion of the assumptions made as well as the financial impact of this type of compensation can be found in Notes 1 and 11 of the Consolidated Financial Statements in Part II, Item 8 of our 2020 Form 10-K. Each year, the company provides a report to the Committee of the expense for stock-based payments. Additionally, in the event the Committee is considering new equity-based compensation programs or changes to existing programs, the accounting implications of the program or change are presented and discussed as part of the decision process.
Perquisites and Other Personal Benefits
We provide a limited number of perquisites and other personal benefits to our employees (including our NEOs), which are described below:
•
One of our largest employee locations is in Tennessee, which has no state income tax. Due to the frequency of travel between our corporate offices and other locations, employees often incur nonresident state taxes in multiple states. Therefore, when any employee travels to other company locations outside of his or her primary state of employment and incurs state income tax based on another state’s law, we pay the non-resident state taxes and provide a tax gross- up on this amount. Prior to 2019, the gross-up only included FICA and Medicare taxes since state taxes were deductible on federal returns; however, given the new $10,000 limit on deductibility of state taxes imposed by the Tax Cuts and Jobs Act, we made the decision to cover federal taxes as part of the gross-up beginning in 2019.

•
The company has entered into an aircraft time-sharing agreement with Mr. McKenney, pursuant to which he agrees to reimburse the company for the costs of his personal use of the corporate aircraft. During 2020, Mr. McKenney had no personal use of the corporate aircraft.

•
A tax gross-up is provided to employees who incur income on company-sponsored events where attendance is expected, including a limited number of events we host each year to recognize the contributions of various employees. These functions serve specific business purposes, and in some cases the attendance of a NEO and his or her spouse or guest is expected. If so, we attribute income to the NEO for these costs when required under Internal Revenue Service regulations. For more information, see the “All Other Compensation” table on page 88.

82    2021 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Retirement and Workplace Benefits
We provide a benefits package for employees (including our NEOs) and their dependents, portions of which are paid for, in whole or in part, by the employee. Among the retirement benefits we offer are:
The Unum Group 401(k) Retirement Plan
On January 1, 2014, Unum replaced its defined benefit pension plans, which were frozen to further accruals as of December 31, 2013, with an enhanced defined contribution retirement offering. This includes: (1) a noncontributory tax-qualified defined contribution plan for all regular U.S. employees who meet eligibility requirements and are generally scheduled to work at least 1,000 hours per year, which is offered within our existing tax-qualified 401(k) retirement plan (401(k) Plan), and (2) a separate, non- qualified defined contribution plan (Non-Qualified Plan) for employees whose benefits under the tax- qualified plan are limited by the Code. New hires are automatically enrolled in the 401(k) Plan at a 5% deferral rate 45 days after hire but are able to make adjustments to their deferral rate. Base pay and annual incentives are included in covered earnings for these defined contribution plans, but long-term incentive awards are not. Unum provides the following contributions:
•	A 5% match contribution (for elected deferrals provided through the 401(k) and Non-Qualified Plans);
•	A 4.5% contribution (provided through the 401(k) and Non-Qualified Plans); and
•
For employees who meet certain age and service requirements, a 3.5% transition contribution on covered earnings and an additional 3.5% transition contribution for covered earnings above $70,000 (provided through the 401(k) Plan and, for those eligible employees whose earnings exceed the qualified plan limits, the Non-Qualified Plan).

The transition contributions were made to active eligible employees until December 31, 2020. They were provided to eligible employees to more closely align with the benefits accrued under the frozen defined benefit plans. This benefit was provided to those employees who, due to their age and years of service, would not have the same opportunity to adjust to the defined contribution plan as other employees. During 2020, Mr. Arnold was the only NEO that was eligible for the transition contributions.
Other Workplace Benefits
The other workplace benefits we offer include life, medical, pharmacy, telehealth, EHE preventive care, dental, vision, voluntary products and disability insurance; dependent and health care reimbursement accounts; health savings accounts; tuition, commuter and fitness reimbursement; on site and virtual fitness options; on site health resource centers; virtual behavioral health support; subsidized healthy food choices; an employee stock purchase plan; student debt relief, an employee assistance program; family building, paid time off; caregiver and paid parental leave; holidays; and a matching gifts program for charitable contributions.
In April 2018, we purchased corporate owned life insurance (COLI) on all officers who gave their approval. In the event of a covered officer's death while still employed, we will provide a death benefit to the officer's beneficiary in the amount of $200,000. In the event of a covered officer's death while no longer employed, we will provide a death benefit to the officer's beneficiary in the amount of $50,000. Each of the NEOs is covered under the policy. Mr. Arnold is also covered under a similar COLI policy purchased in April 2000 that would provide a death benefit to his beneficiary in the amount of $200,000 in the event of his death while still employed.

2021 PROXY STATEMENT    83

COMPENSATION DISCUSSION AND ANALYSIS

Pension Benefits
The Unum Group Pension Plan (the Qualified Plan) and the Unum Group Supplemental Pension Plan (the Excess Plan) were frozen on December 31, 2013. Benefits earned under these plans have been determined based on service and eligible earnings through December 31, 2013. NEOs hired prior to this date and who met the participation requirements at the freeze date participated in both the Unum Group Pension and Supplemental Pension Plans. Benefits earned before the freeze will be paid to employees under the terms of the plans as they terminate employment or retire. Generally, employees who terminate employment are eligible to elect to start receiving benefits under the pension plans as early as age 55 but no later than age 65.
FROZEN DEFINED BENEFIT PLANS
Unum Group Pension Plan (Qualified Plan)

Provides funded, tax-qualified benefits up to the limits on compensation and benefits under the Code. The Qualified Plan was designed to provide tax-qualified pension benefits for most employees. On June 12, 2013, the Human Capital Committee approved a change to the terms of the Qualified Plan to freeze the further accrual of retirement benefits provided to employees on December 31, 2013.

Unum Group Supplemental Pension Plan (Excess Plan)

Provides unfunded, non-qualified benefits for compensation that exceeds the Code limits applicable to the Qualified Plan. On June 12, 2013, the Human Capital Committee approved a change to the terms of the Excess Plan to freeze the further accrual of retirement benefits provided to employees on December 31, 2013.

Plan Descriptions
Following are details of how each of the frozen pension plan benefits are calculated. These formulas incorporate base pay received in each plan year during which the employee accrued credited service through December 31, 2013, and payments received from the regular Annual Incentive Plan and any field or sales compensation plans through that date. Not included are other bonuses, long-term incentive awards, commissions, prizes, awards, or allowances for incidentals.
Qualified Plan
In calculating the basic pension benefits in the Qualified Plan, three criteria are used:
FROZEN QUALIFIED PLAN CRITERIA
Credited service

Measures of the time individuals are employed at the company. One year of credited service is granted for each plan year in which 1,000 hours of employment are completed. No additional credited service will accrue to any participant after December 31, 2013.

Highest average earnings
The average of the highest five years of compensation (whether or not consecutive) during the earlier of the last 10 years of employment or as of the date the plan was frozen on December 31, 2013.
Social Security covered compensation
The average of the taxable wage bases in effect for each calendar year during the 35-year period ending when the plan was frozen on December 31, 2013.

84    2021 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

The basic benefit is provided as an annual single life annuity and is calculated as follows:

(1)	Can range from 3%, if the sum of an employee’s age and years of credited service is less than 30, to 8%, if the sum equals or exceeds 95.
(2)	Equal to 9.0 for retirement at age 65 and increased by 0.2 for each whole year retirement occurs prior to age 65.
All frozen pension benefits are indexed on the first day of each plan year (January 1st) following December 31, 2013 using the National Average Wage rate of increase published by the Social Security Administration in the preceding year (minimum of 2.75% and maximum of 5%). As of January 2017, the retirement benefits are indexed using the Internal Revenue Service regulations.
Benefits provided under the Qualified Plan are based on pensionable earnings through December 31, 2013 up to the 2013 compensation limit of $255,000 under the Code. In addition, as of 2020, benefits may not exceed $230,000 (payable as a single life annuity beginning at any age from 62 through Social Security Normal Retirement Age) under the Code.
Excess Plan
As described above in the Frozen Defined Benefit Plans table, the Excess Plan disregards the annual benefit limit under Section 415 of the Code. The Excess Plan takes into account pension benefits outside of the Qualified Plan and is calculated as follows:

Retirement Age
Participants in the pension plans outlined above are eligible to retire as early as age 55. Under the Qualified Plan, participants may retire early at age 55 with five years of vesting service. Under the Excess Plan, generally participants can retire at the later of age 60 or termination. However, if a participant begins receiving a benefit prior to the normal retirement age of 65, the normal retirement benefit will be reduced based on the applicable early reduction factors defined in the plan. The benefit formulas for the Qualified and Excess Plans are shown above. Mr. Arnold is the only NEO currently eligible for early retirement under the Qualified Plan.

2021 PROXY STATEMENT    85

COMPENSATION COMMITTEE REPORT

COMPENSATION COMMITTEE REPORT
The Human Capital Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on such review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.
2020 Human Capital Committee:

Cynthia L. Egan, Chair
Theodore H. Bunting, Jr.
Kevin T. Kabat
Ronald P. O’Hanley

86    2021 PROXY STATEMENT

COMPENSATION TABLES

COMPENSATION TABLES
2020 Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compen- sation ($)	Change in Pension Value & Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	TOTAL ($)
Richard P. McKenney
President and Chief Executive Officer, and a Director	2020	1,078,846 (2)	9,906,877 (3)	1,812,462 (4)	167,000 (5)	293,553 (6)	13,258,738
	2019	1,000,000	6,420,903	1,710,000	161,000	435,283	9,727,186
	2018	1,000,000	6,564,575	1,900,000	—	432,286	9,896,861
Steven A. Zabel
Executive Vice President, Chief Financial Officer	2020	617,308 (2)	938,550 (3)	597,554 (4)	— (5)	120,050 (6)	2,273,462
	2019	456,308	280,159	410,335	—	73,235	1,220,037

Michael Q. Simonds
Executive Vice President, Chief Operating Officer	2020	718,846 (2)	2,114,113 (3)	735,785 (4)	368,000 (5)	139,885 (6)	4,076,629
	2019	634,817	1,261,822	628,469	340,000	143,048	3,008,156
	2018	627,418	1,125,485	627,418	—	146,822	2,527,143
Timothy G. Arnold
Executive Vice President, Voluntary Benefits and President, Colonial Life	2020	519,267 (2)	1,004,033 (3)	355,179 (4)	299,000 (5)	227,746 (6)	2,405,225
	2019	500,035	682,420	405,029	304,000	298,749	2,190,233
	2018	497,144	636,801	447,429	—	245,965	1,827,339
Lisa G. Iglesias
Executive Vice President, General Counsel	2020	571,154 (2)	1,118,060 (3)	434,077 (4)	— (5)	109,804 (6)	2,233,095
	2019	544,277	780,971	465,357	—	112,906	1,903,511
	2018	521,315	690,652	469,184	—	104,501	1,785,652
(1)
“Stock Awards” consist of performance share units (PSUs), performance-based restricted stock units (PBRSUs) and stock success units (SSUs). The number of shares payable under the PSU awards will be based on the actual performance, modified (up to +/- 20%) based on relative TSR, and may result in the ultimate award of 40-180% of the initial number of PSUs issued, with the potential for no award if company performance goals are not achieved during the three-year performance period.

(2)	There were 27 pay periods during 2020; therefore, the amount shown is higher than annual base salary for each of our NEOs.

2021 PROXY STATEMENT    87

COMPENSATION TABLES

(3)
These awards were comprised of PSUs and PBRSUs granted on March 1, 2020 for performance in 2019 (see page 72 for details), as well as SSUs granted on August 24, 2020 with a one-for-one proportional share retention commitment (see details beginning on page 62). The grant date fair value of the PSUs was calculated in accordance with ASC 718 as the number of units multiplied by the Monte Carlo simulation value of $23.58 on the grant date. See Note 11 (“Stock-Based Compensation”) to our consolidated financial statements in our 2020 Form 10-K for additional information about the company's accounting for share-based compensation arrangements, including the assumptions used for calculating the grant date value of PSUs. The grant date fair value of the PBRSUs was calculated in accordance with ASC 718 as the number of units multiplied by the closing market price of $23.31 on the grant date. The grant date fair value of the SSUs was calculated as the number of units multiplied by the closing market price of $18.78 on the grant date, August 24, 2020. The value of PSUs, assuming the highest possible outcomes of performance conditions (180%) to which 2020 awards are subject, determined based on the award amount at the time of grant and thus excluding dividend equivalent units that accrue during the performance period, would be: $5,799,421 for Mr. McKenney; $656,991 for Mr. Zabel; $1,121,625 for Mr. Simonds; $625,964 for Mr. Arnold; and $676,006 for Ms. Iglesias.

(4)	Amounts reflect the annual incentive awards paid in March 2021 for performance in 2020. These are discussed in further detail beginning on page 66.
(5)
The amounts shown reflect the actuarial present value increases from December 31, 2019 through December 31, 2020. Pension values may fluctuate from year-to-year depending on a number of factors, including age at benefit commencement and the assumptions used to determine the present value, such as the discount rate and mortality rate. The assumptions used by the company in calculating the change in pension value are described beginning on page 94 and are consistent with those set forth in Note 9 of our Consolidated Financial Statements in Part II, Item 8 of our 2020 Form 10-K, except as otherwise provided in footnotes to the “Pension Benefits” table on page 94.

(6)	“All Other Compensation” amounts are set forth in the following table.
2020 ALL OTHER COMPENSATION
	Mr. McKenney	Mr. Zabel	Mr. Simonds	Mr. Arnold	Ms. Iglesias
Employee and Spouse /Guest Attendance at Company Business Functions(a)	—	—	—	45,738	—
Total Perquisites	—	—	—	$45,738	—
Matching Gifts Program(b)	10,000	10,000	9,992	10,000	10,000
Company Matching Contributions Under our Qualified and Non-Qualified Defined Contribution Retirement Plan(c)	139,442	51,382	67,366	46,215	51,825
Company Contributions to the Qualified and Non Qualified Defined Contribution Retirement Plan(d)	125,498	46,244	60,629	103,844	46,643
Non-Resident State Taxes(e)	10,666	6,873	1,124	590	767
Tax Reimbursement Payments(f)	7,947	5,486	729	21,354	569
Wellness Reward(g)	—	65	45	5	—
Total All Other Compensation	$293,553	$120,050	$139,885	$227,746	$109,804
(a)
Spouses or guests sometimes accompany the NEO at company business functions. When this happens, we report the aggregate incremental cost to the company of such attendance. When spouse or guest attendance is expected, a tax gross up payment is provided. Where applicable, these payments have been included under “Tax Reimbursement Payments.” For purposes of compensation disclosure, the use of company aircraft is valued using an incremental cost that takes into account fuel costs, landing fees, parking, weather monitoring and maintenance fees per hour of flight. Crew travel expenses are included based on the actual amount incurred for a particular trip. Fixed costs that do not change based on usage, such as pilot salaries and depreciation of the aircraft, are excluded. Amounts represent the imputed income each NEO incurred for such attendance plus the incremental cost of the aircraft when the aircraft was used.

(b)
Amounts represent those provided through our Matching Gifts Program, available to all full-time employees and non-employee directors. During 2020, the company matched eligible gifts from a minimum of $50 to an aggregate maximum gift of $10,000 per employee. Amounts listed only represent company matching gifts made to qualified non-profit organizations and educational institutions on behalf of the NEOs, and do not represent total charitable

88    2021 PROXY STATEMENT

COMPENSATION TABLES

contributions made by them during the year. Additionally, all full-time employees and non-employee directors were eligible to make a Unum PAC contribution. For those who chose to make a contribution to the Unum PAC and take advantage of the matching contribution feature, the company will make a matching contribution to the qualifying charity of the employee's choice up to the $10,000 matching gift limit in the following year. Therefore, if an NEO elected a match for their 2019 Unum PAC contributions, the matching gift was made in 2020 and is reflected in this amount.
(c)
Amounts represent the aggregate matching contributions into our 401(k) Plan as well as matching contributions into our Non-Qualified Plan. Matching contributions under our 401(k) Plan are provided to all eligible employees participating in the plan as described beginning on page 83 in the “Retirement and Workplace Benefits” section. Matching contributions under our Non-Qualified Plan are provided to eligible officers participating in the plan as described beginning on page 83 in the “Retirement and Workplace Benefits” section. The company matched contributions dollar-for-dollar up to 5% of eligible earnings in 2020 under both the 401(k) Plan and Non-Qualified Plan.

(d)
These amounts represent the aggregate of company and transition contributions under our 401(k) and Non- Qualified Plans as described beginning on page 83 in the “Retirement and Workplace Benefits” section. Full-time employees with one year of service with the company receive 4.5% of their salary and annual incentive contributed into their 401(k) Plan. Full-time employees who, as of December 31, 2013, had either: (i) reached a minimum of 60 points (age plus service) and at least 15 years of service or (ii) reached the age of 50 with 10 years of service with the company, receive an additional contribution into their 401(k) and Non-Qualified Plans through the transition contributions, as disclosed above in the Retirement and Workplace Benefits section.

(e)
Many of our employees are required to travel to other company locations outside of their primary state of employment. While working in a state other than their primary state of employment, employees may become subject to state income taxes in that state if days worked or earnings accrued exceed an amount specified under state law. When this happens, we pay the state income tax on behalf of those employees (including our NEOs) and gross up the income amount for taxes (gross ups on these amounts are included in “Tax Reimbursement Payments”). The employee remains responsible for any taxes they would have incurred had they worked only in their primary state of employment.

(f)
Amounts represent tax payments made by us on behalf of each NEO relating to Employee and Spouse/Guest Attendance at Company Business Functions and/or Non-Resident State Taxes. As disclosed on page 82, given the changes with the Tax Cuts and Jobs Act, the Non-Resident State Taxes now includes a federal tax gross up in addition to the FICA and Medicare.

(g)	During 2020, full-time employees in the U.S. were eligible to complete healthy activities to earn cash rewards.

2021 PROXY STATEMENT    89

COMPENSATION TABLES

2020 Grants of Plan-Based Awards
	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(2)			All Other Stock Awards (Number of Shares of Stock or Units) (#)(3)(4)	Grant Date Fair Value of Stock Awards ($)
Grant Date	Threshold	Target	Max	Threshold	Target	Max
Mr. McKenney
—	566,394	2,265,577	4,247,957
3/1/2020							136,636	3,184,986 (6)
3/1/2020				54,655	136,637	245,947		3,221,900 (7)
8/24/2020							186,368	3,499,991 (8)
8/24/2020		4,900,000
Mr. Zabel
—	169,760	679,039	1,273,198
3/1/2020							15,479	360,815 (6)
3/1/2020				6,192	15,479	27,862		364,995 (7)
8/24/2020							11,328	212,740 (8)
8/24/2020		840,000
Mr. Simonds
—	233,625	934,500	1,752,188
3/1/2020							26,426	615,990 (6)
3/1/2020				10,570	26,426	47,567		623,125 (7)
8/24/2020							46,592	874,998 (8)
8/24/2020		1,225,000
Mr. Arnold(5)
—	116,835	467,340	876,263
3/1/2020							14,748	343,776 (6)
3/1/2020				5,899	14,748	26,546		347,758 (7)
8/24/2020							16,640	312,499 (8)
8/24/2020		437,500
Ms. Iglesias
—	135,649	542,596	1,017,368
3/1/2020							15,927	371,258 (6)
3/1/2020				6,371	15,927	28,669		375,559 (7)
8/24/2020							19,768	371,243 (8)
8/24/2020		519,750
(1)
These amounts reflect the threshold, target, and maximum award under the Annual Incentive Plan and the target cash success units (CSUs) awarded under the Success Incentive Plan (SIP). For the Annual Incentive Plan, the threshold is 25% of the amount shown in the Target column and reflects the payout that would have been earned based on threshold achievement of each of the performance measures. Target amounts are based on the individuals’ earnings for 2020 and their annual incentive target. The maximum award is 187.5% of such target (150% plan maximum multiplied by 125% individual maximum). For the CSUs under the SIP, the target is equal to 70% of each officers 2020 annual long-term incentive target. CSUs are eligible for accelerated vesting after one-, three- and five-year performance periods, in each case conditioned upon achievement of the performance hurdles during the applicable performance period. See the details of the SIP on page 62.

(2)
The vesting of performance share units (PSUs) ranges from 40% to 180% of target based on the performance and market conditions described beginning on page 71 assuming threshold performance goals are exceeded. The grant date

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COMPENSATION TABLES

fair value of each PSU was calculated in accordance with ASC 718 using a Monte Carlo simulation based on historical volatility, risk-free rates of interest, and pairwise correlation coefficients. The actual amount that will be issued will be determined based on the achievement of the three-year performance goals (2020-2022), modified by relative TSR, as described in further detail in the “Long-Term Incentive” section beginning on page 71.
(3)
The grants of performance-based restricted stock units (PBRSUs) made on March 1, 2020 were based on the achievement of a threshold of statutory after-tax operating earnings and individual performance for 2019 and vest ratably over three years. These awards were granted under the Stock Incentive Plan of 2017. Details are provided in the “Long-Term Incentive Awards Granted in 2020” table and related footnotes beginning on page 72. For Mr. McKenney, 50% of these shares will be stock settled and 50% will be cash settled upon vesting.

(4)
The grant of stock success units (SSUs) on August 24, 2020 were part of the one-time SIP and will vest in full after six years on August 24, 2026. SSUs are eligible for accelerated vesting after one-, three- and five-year performance periods, in each case conditioned upon achievement of the performance hurdles during the applicable performance period. See the details of the SIP on page 62.

(5)
Mr. Arnold's PBRSUs and PSUs were no longer subject to service-based risk of forfeiture at the date of grant since he met the age and years of service requirements for retirement eligibility under the Stock Incentive Plan of 2017. Mr. Arnold's PBRSUs will continue to vest ratably over the three-year vesting period on each anniversary of the grant date. The actual amount of PSUs that will vest will be determined based on the achievement of the three-year performance goals, modified by relative TSR, as described in further detail in the “Long-Term Incentive” section beginning on page 71.

(6)	The grant date fair value of the PBRSUs granted on March 1, 2020 was calculated as the number of units multiplied by the closing market price of $23.31 on the grant date.
(7)
As noted above, the grant date fair value of PSUs granted on March 1, 2020 was calculated in accordance with ASC 718 using a Monte Carlo simulation based on historical volatility, risk-free rates of interest, and pairwise correlation coefficients as of March 1, 2020. The Monte Carlo valuation per share was $23.58. See Note 11 (“Stock-Based Compensation”) to our consolidated financial statements in our 2020 Form 10-K for additional information about the company's accounting for share-based compensation arrangements, including the assumptions used for calculating the grant date value of PSUs.

(8)
The number of SSUs granted on August 24, 2020 was equal to the number of company shares held by the executive that he or she committed to hold during the SIP vesting period, subject to a cap equal to 50% of the executive's 2020 annual long-term incentive target. The grant date fair value of SSUs was calculated as the number of units multiplied by the closing market price of $18.78 on the grant date.

2021 PROXY STATEMENT    91

COMPENSATION TABLES

2020 Outstanding Equity Awards at Fiscal Year-End
Option Awards				Stock Awards
Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($)

Mr. McKenney
39,760	—	24.25	2/20/2021	408,383	9,368,306	226,006	5,184,578
Mr. Zabel
—	—	—	—	31,698	727,152	17,467	400,693
Mr. Simonds
—	—	—	—	89,158	2,045,285	43,989	1,009,108
Mr. Arnold
—	—	—	—	40,227	922,807	24,246	556,203
Ms. Iglesias
—	—	—	—	45,662	1,047,486	26,797	614,723
(1)
The amounts in this column represent the aggregate value of performance-based restricted stock units (PBRSUs) and stock success units (SSUs), including accrued dividend equivalents reinvested into additional restricted stock units for grants prior to March 1, 2020, shown in the “Number of Shares or Units of Stock That Have Not Vested” column based on the closing price of $22.94 on December 31, 2020, the last trading day of the year. Beginning with the March 1, 2020 grant, dividends are accrued in cash and paid at the same time that the underlying PBRSUs vest. As of December 31, 2020, our NEOs had the following amounts (rounded) of accrued cash dividends on their outstanding PBRSUs and SSUs: $169,939 for Mr. McKenney; $16,463 for Mr. Zabel; $35,873 for Mr. Simonds; $17,352 for Mr. Arnold and $19,251 for Ms. Iglesias.

(2)
This column reflects PSU awards that were granted on March 1, 2019 and March 1, 2020. They vest at the end of the respective performance period, subject to the level of achievement of applicable performance targets. In accordance with Instruction 3 to Regulation S-K Item 402(f)(2), the values for these awards in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” and the “Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested” columns are reported at target levels since the company’s performance and relative TSR for 2019 and 2020 awards were below target. Actual shares to be issued under PSUs granted in connection with the 2019-2021 and 2020-2022 performance periods are not yet determinable and may differ from the performance level required to be disclosed in this table. The PSUs that were granted in 2018 (for the 2018-2020 performance period) vested on December 31, 2020 and are shown in the “2020 Option Exercises and Stock Vested” table.

(3)
The amounts in this column represent the aggregate value of PSUs (including accrued dividend equivalents reinvested into additional PSUs for the 2019 grant) shown in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” column based on the closing price of $22.94 on December 31, 2020, the last trading day of the year. Beginning with the March 1, 2020 grant, dividends are accrued in cash and paid at the same time that the underlying PSUs vest. As of December 31, 2020, our NEOs had the following amounts (rounded) of accrued cash dividends on their 2020 outstanding PSU grant: $116,825 for Mr. McKenney; $13,235 for Mr. Zabel; $22,594 for Mr. Simonds; $12,610 for Mr. Arnold; and $13,618 for Ms. Iglesias.

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COMPENSATION TABLES

Vesting Schedule for Unvested Performance Based Restricted Stock Units
		Number of Units Vesting(1)
Vesting Date	Grant Date	Mr. McKenney	Mr. Zabel	Mr. Simonds	Mr. Arnold(2)	Ms. Iglesias
March 1, 2021	3/1/2018	25,502	895	4,373	2,474	2,683
March 1, 2021	3/1/2019	29,491	1,968	5,795	3,135	3,587
March 1, 2021	3/1/2020	45,088	5,108	8,720	4,866	5,255
March 1, 2022	3/1/2019	30,386	2,028	5,972	3,230	3,697
March 1, 2022	3/1/2020	45,090	5,108	8,721	4,867	5,256
March 1, 2023	3/1/2020	46,458	5,263	8,985	5,015	5,416
August 24, 2026 (3)	8/24/2020	186,368	11,328	46,592	16,640	19,768
Total		408,383	31,698	89,158	40,227	45,662
(1)
These PBRSUs and SSUs include dividend equivalents earned through December 31, 2020. Beginning with the March 1, 2020 grant, dividend equivalents accrue and settle in cash to the extent that the underlying PBRSUs and SSUs vest.

(2)	Mr. Arnold’s PBRSUs are no longer subject to the risk of forfeiture because he meets the age and years of service requirement for retirement eligibility.
(3)
These SSUs are eligible for accelerated vesting after one-, three- and five-year performance periods, in each case conditioned upon achievement of the performance hurdles during the applicable performance period. See the details of the SIP on page 62.

2020 Option Exercises and Stock Vested
Option Awards	Stock Awards(1)

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(2) (#)	Value Realized on Vesting(3) ($)
Mr. McKenney	—	—	127,653	2,954,988
Mr. Zabel	—	—	4,291	99,775
Mr. Simonds	—	—	22,800	527,945
Mr. Arnold	—	—	12,371	286,364
Ms. Iglesias	—	—	14,040	325,097
(1)	Reflects the PBRSUs and PSUs that vested during 2020.
(2)	Includes the total number of unrestricted shares acquired upon the vesting of PBRSUs and PSUs. A portion of these shares were withheld to cover taxes due upon vesting.
(3)
PBRSUs were multiplied by the closing stock price on the vesting date. PSUs that were granted in 2018 (for the 2018-2020 performance period) and which vested on December 31, 2020, were multiplied by the closing stock price of $22.94 on December 31, 2020. The PSUs granted in 2018 were distributed on February 23, 2021 on which date the closing stock price was $26.63 per share.

2021 PROXY STATEMENT    93

COMPENSATION TABLES

Current Value of Pension Benefits
Pension benefits payable to each NEO are summarized in the following table:
PENSION BENEFITS
Name	Plan Name	Number of Years of Credited Service(2) (#)	Present Value of Accumulated Benefits(3) ($)	Payments During Last Fiscal Year ($)
Mr. McKenney	Qualified	4.42	151,000	—
	Excess	4.42	825,000	—
Mr. Zabel(1)	Qualified	—	—	—
	Excess	—	—	—
Mr. Simonds	Qualified	16.25	795,000	—
	Excess	16.25	1,055,000	—
Mr. Arnold	Qualified	28.83	1,478,000	—
	Excess	28.83	751,000	—
Ms. Iglesias(1)	Qualified	—	—	—
	Excess	—	—	—
(1)	No amounts are shown for Mr. Zabel and Ms. Iglesias because the plans were frozen to further accruals on December 31, 2013, before their eligibility and/or employment began.
(2)
All calculations utilize credited service and pensionable earnings as of the pension freeze date, December 31, 2013. Therefore the credited service shown reflects service through December 31, 2013. While all named executives have continued in service through the December 31, 2020 measurement date, no additional pensionable earnings or credited service have been accrued following the freeze date.

(3)
The “Present Value of Accumulated Benefits” is based upon a measurement date of December 31, 2020, which is the same measurement date used for financial statement reporting purposes for the company’s audited financial statements as found in Note 9 to the Consolidated Financial Statements contained in the company’s 2020 Form 10-K. All calculations utilize the following assumptions:

•	Retirement Age: Assumes age 65.
•	Discount Rate: 2.90%
•	Salary Increase Rate: Not applicable.
•	Social Security Indexing Rate: 3.5% to index the Qualified and Excess Plan benefits from the measurement date to commencement date.
•	Pension Increase Rate: Not applicable.
•	Pre-Retirement Decrements: None.
•	Post-Retirement Mortality Table: Pri-2012 Mortality Tables projected using fully generational Scale MP-2020.

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COMPENSATION TABLES

Non-Qualified Deferred Compensation
We have one active non-qualified defined contribution plan (Non-Qualified Plan) that allows for deferrals of compensation by our NEOs.
NON-QUALIFIED DEFERRED COMPENSATION
Name	Plan	Executive Contributions in Last FY(1) $	Registrant Contributions in Last FY(2) $	Aggregate Earnings in Last FY(3) $	Aggregate Withdrawals/ Distributions $	Aggregate Balance at Last FYE(4) $
Mr. McKenney	Non-Qualified DC	125,192	237,865	450,614	—	3,406,877
Mr. Zabel	Non-Qualified DC	37,132	70,551	32,026	—	214,181
Mr. Simonds	Non-Qualified DC	53,116	100,920	152,080	—	1,284,377
Mr. Arnold	Non-Qualified DC	95,894	112,397	284,682	—	1,614,307
Ms. Iglesias	Non-Qualified DC	150,302	71,393	172,134	—	1,140,823
(1)	These amounts are included in the Summary Compensation Table in the “Salary” and “Non-Equity Incentive Plan Compensation” columns for 2020 for each NEO.
(2)
These amounts represent company contributions through our Non-Qualified Plan, as described in the “Retirement and Workplace Benefits” section beginning on page 83. The amounts are included in the “All Other Compensation” column of the Summary Compensation Table for 2020 for each NEO.

(3)
These amounts were not included in the Summary Compensation Table because investment earnings were not preferential or above market. The investment options under the non-qualified retirement plans are the same choices available to all employees that are eligible to participate in the 401(k) Plan and NEOs do not receive preferential earnings on their investments.

(4)
This column includes the following amounts that were reported in prior years' Summary Compensation Tables in the “Salary,” “Non-Equity Incentive Plan Compensation,” or “All Other Compensation” columns, as applicable, to the extent that the NEO was an NEO at the time: $1,929,823 for Mr. McKenney; $16,911 for Mr. Zabel; $783,547 for Mr. Simonds; $361,458 for Mr. Arnold; and $620,430 for Ms. Iglesias.

2021 PROXY STATEMENT    95

POST-EMPLOYMENT COMPENSATION

POST-EMPLOYMENT COMPENSATION
The discussion below outlines estimated benefits payable to our NEOs under various termination scenarios as of December 31, 2020.
The following terminology will be used throughout the discussion of the various termination scenarios:
TERMINATION DEFINITIONS
Termination with cause

One or more of the following factors is present: the failure to substantially perform duties; the willful engagement in illegal conduct or gross misconduct harmful to the company; or the conviction of a felony (or plea of “guilty” or “no contest”).

Termination without cause

One or more of the following factors is present: poor performance, other than for misconduct or cause (as defined above); job elimination; job requalification; or the decision to fill the position with a different resource consistent with the direction of the company.

Resignation for good reason

One or more of the following events have preceded the resignation of the NEO: assignment to a position inconsistent with his or her existing position or any other action that diminishes such position; reduction of his or her base salary or annual incentive target; failure to continue any material employee benefit or compensation plan in which he or she participates; or relocation to an office more than 50 miles from his or her location.

Change in control

A change in control occurs when one of the following situations exists: (a) the incumbent directors at the beginning of any two-year period cease to constitute a majority of the Board during such period; (b) an entity acquires 20% of our voting stock (30% in some instances); (c) we consummate certain transactions such as a merger or disposition of substantially all of our assets; or (d) shareholders approve a plan of liquidation or distribution.

In the event of any termination of employment, each NEO would receive benefits to which he or she is entitled, including any unpaid base salary through the date of termination, accrued vacation, and accrued benefits under the retirement plans.
Severance and Change in Control Arrangements
We have the following severance and change in control contracts and plans covering the NEOs.
Severance Benefits
The company provides severance benefits to all employees (including our NEOs) in the event of involuntary termination, other than for death, disability or cause. In general, we provide severance in order to give our employees competitive benefits with respect to the possibility of an involuntary termination of their employment.
Pursuant to arrangements more fully described in the next section, severance benefits would be provided to the NEOs as follows: (1) to Mr. McKenney under a severance agreement dated effective as of April 1, 2015, and (2) to the other NEOs under our Separation Pay Plan for Executive Vice Presidents and applicable change in control severance agreements.
When termination of employment is accompanied by severance payments, the former executive is required to release claims he or she may have against us, and to provide us with certain confidentiality, non-solicitation, non-competition, and non-disparagement covenants. We also agree to indemnify the former executive for certain actions taken on the company’s behalf during his or her employment.

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Change in Control Agreements
Each NEO, other than Mr. McKenney, is covered by a standalone change in control severance agreement with the company. These agreements provide an enhanced severance benefit in the event of a termination following a change in control. This ensures the covered executives remain focused during the critical times before and after a major corporate transaction, regardless of any uncertainty with respect to their future employment.
None of the NEOs have an excise tax gross-up provision in their agreements.
As indicated above, change in control benefits are available to Mr. McKenney under his severance agreement. Mr. McKenney's agreement specifically addresses post-employment payments, including in the event of a termination of employment in connection with a change in control.
In the event of termination within two years following the occurrence of a change in control, our NEOs (including Mr. McKenney) would receive the following benefits under their respective agreements:
•
A multiple of the sum of base salary and annual incentive, which for Mr. McKenney is three times the sum of his annual base salary and the average of the annual incentive paid to him in the three years prior to the date of termination, and for the other NEOs is two times the sum of his or her annual base salary and annual incentive (the greater of the current year target or the prior year annual incentive paid);

•
Prorated annual incentive through the date of termination of employment, which for Mr. McKenney is based on the average of the annual incentive paid to him in the three most recent calendar years, and for the other NEOs is based on the greater of the current year target or the prior year annual incentive paid;

•	Health and welfare benefits, which for Mr. McKenney are provided for up to three years, and for the other NEOs are provided for up to two years;
•	Outplacement services (20% of base salary, maximum of $50,000); and
•
Accelerated vesting of unvested CSUs and equity awards (including SSUs) that were assumed upon the change in control, but only if the termination of employment was due to death or disability, by the company without cause, or by the executive for good reason (provided that PSUs would be deemed earned at target performance and outstanding stock options would remain exercisable until the earlier of the expiration date or the 90th day after such termination of employment).

Notwithstanding the above, the change in control payments would be reduced if the reduction would result in greater after-tax proceeds to the executive absent the reduction. Otherwise, the executive would receive the above payments and be responsible for paying any excise tax imposed on the payments.
Terminations Not Related to a Change in Control
There are instances in which a NEO’s employment may be terminated that do not involve a change in control. The company may terminate for cause or without cause. Additionally, termination of employment may occur upon a NEO’s voluntary resignation, retirement, death, or becoming disabled.
In the event of the death, disability or retirement (if eligible) of a NEO, all of the NEO’s unvested PBRSUs and stock options would vest and the stock options would remain exercisable until the earlier of the expiration date or, as applicable, the third anniversary of the date of death or the fifth anniversary of the date of retirement. In the event of termination of employment as a result of job elimination or

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POST-EMPLOYMENT COMPENSATION

requalification (or, in the case of Mr. McKenney, resignation for good reason), the NEOs would vest in a pro-rata portion of earned PSUs and in the event of termination of employment as a result of death, disability, or retirement, the NEOs would vest in earned PSUs, in each case on the date that such awards would otherwise be settled based on actual performance. However, to the extent necessary to avoid the imposition of penalty taxes under Code Section 409A, stock would not be distributed until at least six months after the date of termination.
NEOs receive additional benefits depending upon the termination scenario as outlined in the following table:
TERMINATION BENEFITS AVAILABLE TO CEO AND OTHER NEOs UNDER NON-CHANGE IN CONTROL SCENARIOS
Benefits Received	Termination for Cause or Voluntary Resignation	Termination Without Cause or Resignation with Good Reason*	Disability	Death	Retirement
Severance(1)		CEO, NEOs
Prorated Annual Incentive(2)		CEO	CEO, NEOs	CEO, NEOs	If Retirement Eligible
Early Vesting of Equity(3)(4)		CEO	CEO, NEOs	CEO, NEOs	If Retirement Eligible
Benefit Continuation(5)		CEO
Outplacement Services(6)		CEO, NEOs
Disability Benefits(7)			CEO, NEOs
Group Life Ins. Benefits(8)				CEO, NEOs
Corporate Owned Life Ins.(8)				NEOs who gave approval
*	Mr. McKenney is the only NEO entitled to benefits in the event of a resignation for good reason absent a change in control.
(1)
If Mr. McKenney is terminated without cause or resigns with good reason, he will receive severance of two times the sum of his annual base salary and the average of the annual incentive paid to him in the three years prior to the date of termination. Other NEOs who are terminated without cause will receive 18 months of base salary. See the following table for termination benefits related to a change in control.

(2)
Annual incentive will be prorated based on the date of termination of employment. For all NEOs other than Mr. McKenney, the NEO will be eligible for prorated annual incentive in the event of death, disability, or retirement (if eligible) only if such termination occurs on or after the last pay period in June.

(3)
If Mr. McKenney is terminated without cause, a prorated portion of his unvested equity awards, with the exception of his SSUs, will accelerate vesting under the terms of the award agreements. In the event of his death, disability, or retirement (if eligible at the time) or if he is terminated without cause or resigns for good reason, Mr. McKenney would be eligible to receive a prorated portion of the PSUs based on actual performance at the end of the three-year performance cycle.

(4)
For all NEOs, absent a change in control, their unvested PBRSUs will accelerate only in the event of death, disability, or retirement (if eligible). Additionally, they would be eligible to receive a prorated portion of the PSUs based on actual performance at the end of the three-year performance cycle. Absent a change in control, all unvested CSUs and SSUs would be forfeited.

(5)	If Mr. McKenney is terminated without cause or resigns with good reason, he will receive health and welfare benefits for up to two years.
(6)	Outplacement services are capped at 20% of base salary (up to a maximum of $50,000).
(7)	Monthly benefits from the company’s long-term disability plan until the earlier of age 65 or death.

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POST-EMPLOYMENT COMPENSATION

(8)
Group life insurance benefits are $50,000 for each full-time employee. Corporate owned life insurance (COLI) benefits are applicable for each NEO who gave their approval. The beneficiary (as defined in the policy) of Mr. McKenney, Mr. Zabel, Mr. Simonds, and Ms. Iglesias will receive $200,000 if the NEO is an active employee at death, or $50,000 if the NEO is not an active employee at death. Mr. Arnold is covered under two COLI benefits; his beneficiary will receive a total of $400,000 if Mr. Arnold is an active employee at death, or $50,000 if he is not an active employee at death.

Termination Payments
Termination payments are provided to NEOs as outlined in the following table and vary with the circumstances under which the termination occurs. In the event of termination as a result of death, payments will be made to the named executive officer’s beneficiary.
Consistent with SEC requirements, all termination scenarios in the table below assume a termination date of December 31, 2020. Accordingly, all calculations in the following table were made using the closing market price of our common stock as of December 31, 2020 ($22.94 per share). We have excluded amounts received as an annuity under our retirement plans and the “in-the-money” value of vested unexercised stock options held by NEOs since these amounts are not impacted by a termination. The amounts shown in the table also do not include distributions of plan balances under the Non- Qualified Plan. Those amounts are shown in the “Non-Qualified Deferred Compensation” table on page 95.
The amounts in the following table are hypothetical based on the rules of the SEC. Actual payments depend on the circumstances and timing of any termination. The information provided in this table constitutes forward-looking statements for purposes of the Private Litigation Securities Reform Act of 1995.

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POST-EMPLOYMENT COMPENSATION

TERMINATION TABLE
Termination Scenario	Mr. McKenney ($)	Mr. Zabel ($)	Mr. Simonds ($)	Mr. Arnold ($)	Ms. Iglesias ($)
Termination for Cause or Voluntary Resignation
	—	—	—	—	—
Total	$—	$—	$—	$—	$—
Termination Without Cause or Resignation with Good Reason (CEO)
Severance	6,116,667	900,000	1,050,000	750,053	825,000
Prorated Annual Incentive(1)	2,008,333	—	—	—	—
Early Vesting of Equity(2)	11,788,175	—	—	—	—
Benefit Continuation	85,460	—	—	—	—
Outplacement Services	50,000	50,000	50,000	50,000	50,000
Total	$20,048,635	$950,000	$1,100,000	$800,053	$875,000
Disability
Prorated Annual Incentive(1)(3)	2,008,333	597,554	735,785	355,179	434,077
Early Vesting of Equity(2)(4)	11,788,175	909,354	2,249,682	1,246,381	1,370,299
Disability Benefits	321,940	315,216	419,556	179,337	247,979
Total	$14,118,448	$1,822,124	$3,405,023	$1,780,897	$2,052,355
Death
Prorated Annual Incentive(1)(3)	2,008,333	597,554	735,785	355,179	434,077
Early Vesting of Equity(2)(4)	11,788,175	909,354	2,249,682	1,246,381	1,370,299
Group Life Ins. Benefits	50,000	50,000	50,000	50,000	50,000
Corporate Owned Life Ins.	200,000	200,000	200,000	400,000	200,000
Total	$14,046,508	$1,756,908	$3,235,467	$2,051,560	$2,054,376
Termination Related to a Change in Control
Severance	9,175,000	2,520,000	3,177,676	1,900,133	2,145,000
Prorated Annual Incentive(1)(3)	2,008,333	660,000	888,838	450,032	522,500
Early Vesting of Cash Success Units	4,900,000	840,000	1,225,000	437,500	519,750
Early Vesting of Equity	16,116,572	1,172,447	3,331,781	1,632,845	1,829,411
Benefit Continuation	128,191	78,119	102,362	111,614	98,732
Outplacement Services	50,000	50,000	50,000	50,000	50,000
DC Enhancement(5)	251,000	—	121,000	—	—
280G Cut-back(6)	(2,074,424)	—	(148,245)	—	—
Total	$30,554,672	$5,320,566	$8,748,412	$4,582,124	$5,165,393
Retirement
Prorated Annual Incentive(7)	—	—	—	—	—
Early Vesting of Equity(2)(4)	—	—	—	1,246,381	—
Total	$—	$—	$—	$1,246,381	$—
(1)
In these scenarios, per the terms of Mr. McKenney’s severance agreement, he would be entitled to a prorated annual incentive. The amount is to be calculated using the average of the annual bonuses paid for the three most-recent calendar years.

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POST-EMPLOYMENT COMPENSATION

(2)
In the event of job elimination, the prorated early vesting of equity awards would be as follows: Mr. McKenney $3,187,582; Mr. Zabel $269,201; Mr. Simonds $607,658; and Ms. Iglesias $370,573. These NEOs would also be eligible to receive a prorated portion of their unvested PSUs in the event of job elimination or requalification. The prorated amount would be calculated based on their termination date and the vesting of those units would be based on achievement of the prospective three-year goals, modified by relative TSR. Assuming a job elimination date of December 31, 2020, the prorated number of PSUs that each NEO would be eligible to receive would be as follows: Mr. McKenney 105,125; Mr. Zabel 6,485; Mr. Simonds 20,517; and Ms. Iglesias 12,556. Mr. Arnold is eligible for retirement status under the terms of the Stock Incentive Plan of 2017. Therefore, he would receive full vesting of his unvested PBRSUs, as noted in the Retirement section of this table. The amounts shown in the table represent the value of the shares at a market price of $22.94, the closing price of our stock on the last trading day of the year. Mr. Arnold would also be eligible to earn the full amount of earned PSUs based on his retirement status. The PSUs would vest based on the actual achievement of the prospective three-year goals, modified by relative TSR.

(3)
Per the terms of the Annual Incentive Plan, in the event of death or disability during the plan year, on or after the last payday of June, the participant or their beneficiary (as applicable) would receive a prorated payment based on plan results. Per the terms of the change in control severance agreements, in the event of a change in control for NEOs other than Mr. McKenney, each NEO is eligible for a prorated annual incentive based on the higher of the executive's prior year actual or the current year target bonus.

(4)
The amounts reported include PBRSUs and PSUs that would accelerate vesting in the event of disability, death or retirement. The PSUs granted in 2019 and 2020 may be fully earned, in the event of disability, death or retirement, based on the satisfaction of the performance goals. In each of these scenarios the awards would not be payable until the end of the applicable performance period. In accordance with Regulation S-K, Item 402(j), the PSUs reported in connection with the PSU awards granted in 2019 and 2020 are reported at target levels since the company’s performance and relative TSR to date for these awards is not yet determinable. Actual shares to be issued under PSUs granted in connection with the 2019 and 2020 awards may differ from the performance level required to be disclosed in this table.

(5)
Defined Contribution (DC) enhancement is a lump sum payment representing the amount resulting from multiplying the company’s non-contributory retirement plan contributions times two additional years of eligible earnings for Messrs. McKenney and Simonds.

(6)
Mr. McKenney and Mr. Simonds' benefits and payments are subject to a cutback to eliminate any excise tax payable under section 4999 of the Code if the net after-tax amount that each would receive with respect to such payments or benefits exceeds the net after-tax amount Messrs. McKenney and Simonds respectively would receive if the amounts of such payments and benefits were not reduced and each paid the excise tax. In respect of a termination occurring as of December 31, 2020, both Mr. McKenney and Mr. Simonds would receive a greater benefit by having such benefits and payments reduced than by receiving such benefits and payments and paying the excise tax. The amounts included above (which reduces the total for the termination scenario) is the amount by which such payments and benefits must be reduced in order for Messrs. McKenney and Simonds to avoid paying the excise tax.

(7)
None of the NEOs met the eligibility criteria for retirement status under the terms of the Annual Incentive Plan as of December 31, 2020 and therefore would not have been eligible for a prorated annual incentive payment in the event of retirement.

2021 PROXY STATEMENT    101

CEO PAY RATIO

CEO PAY RATIO
As required by SEC rules, we are providing the following information about the ratio of the annual total compensation of our median compensated employee to the annual total compensation of our Chief Executive Officer.
The 2020 annual total compensation of the median employee as of December 31, 2020 was $68,394. The 2020 annual total compensation of Richard McKenney, our Chief Executive Officer, was $13,258,738. The ratio of these amounts (also referred to as the “CEO pay ratio”) was 1-to-194.
We understand that the CEO pay ratio is intended to provide greater transparency to annual CEO pay and how it compares to the pay of the median employee on an ongoing basis. As such, we are providing a supplemental ratio that compares the pay of the median-paid employee to our CEO's regular annual pay, excluding the special one-time Success Incentive Plan award (see page 62), as we believe that this supplemental ratio reflects a more representative comparison. The resulting supplemental CEO pay ratio is 1-to-143.
The CEO pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records. The SEC’s rules regarding the identification of the median compensated employee and the process of calculating the pay ratio, allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the CEO pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
The CEO pay ratio for the 2020 fiscal year was calculated using the same median employee identified with respect to the 2019 and 2018 fiscal years as there was no material change in our employee population or employee compensation arrangements during the 2020 fiscal year that we reasonably believe would significantly impact our CEO pay ratio disclosure. The steps described below were performed in 2020 to determine the annual total compensation of the median employee.
To identify our median employee, we began with our entire active employee population of approximately 10,200 employees as of December 31, 2018 (after excluding approximately 200 employees that were acquired in connection with our acquisition of Pramerica Życie TUiR SA, a leading financial protection provider in Poland). For these purposes, we identified the median compensated employee using base salary or hourly wages earned during fiscal 2018 and cash bonus paid for fiscal 2018. We annualized base salary or hourly wages, as applicable, for employees who were not designated as temporary or seasonal employees but who did not work for the entire year.
As permitted under SEC guidance, because our originally identified median employee had anomalous pay characteristics, we substituted another employee with substantially similar compensation. Using this methodology, we determined that the median compensated employee was a full-time, exempt employee who holds a core business role that supports field employees who deliver Unum products to our customers. This employee is located in the northeastern United States.
To calculate the CEO pay ratio for 2020, we identified the elements of such employee's compensation for 2020 using the same methodology applied for calculating our CEO's total compensation as reported in the Summary Compensation Table, resulting in annual total compensation of $68,394.

102    2021 PROXY STATEMENT

OWNERSHIP OF COMPANY SECURITIES

OWNERSHIP OF COMPANY SECURITIES
The following table shows the number of shares of our common stock beneficially owned by each of our directors and named executive officers and by all directors and executive officers as a group, as of April 1, 2021. The table and related footnotes also include information about deferred share rights, restricted stock units (RSUs), and stock success units (SSUs) credited to the accounts of directors and executive officers under various compensation and benefit plans. Based upon the representations made by each director and executive officer, we do not believe that any shares held by them are pledged as security. Except as otherwise indicated below, the beneficial owners have sole voting and investment power with respect to the shares beneficially owned.
BENEFICIAL OWNERSHIP OF COMMON STOCK	(as of April 1, 2021)
Name	Shares of Common Stock(1)	Shares Subject to Settleable Rights or Units(2)(3)(4)	Total Shares Beneficially Owned	Percent of Class
Theodore H. Bunting, Jr.	2,903	27,480	30,383	*
Susan L. Cross	80	12,011	12,091	*
Susan D. DeVore	9,810	10,463	20,274	*
Joseph J. Echevarria	—	53,871	53,871	*
Cynthia L. Egan	24,623	10,463	35,086	*
Kevin T. Kabat	64,890	24,586	89,475	*
Timothy F. Keaney	20,204	11,413	31,617	*
Gloria C. Larson	10,374	89,976	100,350	*
Ronald P. O'Hanley	18,900	27,255	46,125	*
Francis J. Shammo	11,224	20,109	31,333	*
Richard P. McKenney	529,600	—	529,600	*
Steven A. Zabel	17,989	—	17,989	*
Michael Q. Simonds	87,951	—	87,951	*
Timothy G. Arnold	38,152	25,212	63,364	*
Lisa G. Iglesias	64,423	—	64,423	*
All directors and executive officers as a group (20 persons)	961,070	312,810	1,273,879	*
*	Denotes less than 1%.
(1)
Includes shares credited to the accounts of certain current and former executive officers, including Mr. Arnold - 680 shares, under the company’s 401(k) Plan. Does not include shares credited to the accounts of certain executive officers under non-qualified defined contribution plans because, though measured in share value, they will be settled only in cash.

(2)
Represents the number of shares underlying deferred share rights and RSUs payable solely in shares (including dividend equivalents accrued on such rights or units) that may be settled within 60 days after April 1, 2021, including deferred

2021 PROXY STATEMENT    103

OWNERSHIP OF COMPANY SECURITIES

share rights and RSUs that may be settled upon the termination of a director’s service on the Board. For each non-employee director other than Ms. Cross and Ms. DeVore, the amount includes shares underlying unvested RSUs that would vest upon retirement because the director meets the years of service requirement. Also does not include shares underlying RSUs (including dividend equivalents accrued thereon) and SSUs that will not vest or cannot be settled within 60 days after April 1, 2021.
(3)
As of April 1, 2021, the total number of shares underlying deferred share rights (including dividend equivalents accrued thereon) held by our non-employee directors, including those rights which cannot be settled in shares or within 60 days after April 1, 2021 and thus are not deemed to be beneficially owned for purposes of this table, was as follows:

Mr. Bunting	—	Mr. Kabat	3,262
Ms. Cross	12,011	Mr. Keaney	950
Ms. DeVore	—	Ms. Larson	46,049
Mr. Echevarria	24,333	Mr. O'Hanley	15,008
Ms. Egan	—	Mr. Shammo	—
(4)
As of April 1, 2021, the total number of shares underlying RSUs (including dividend equivalents accrued thereon) held by our directors and executive officers, including those units which will not vest, or be settled in shares, within 60 days after April 1, 2021 and thus are not deemed to be beneficially owned for purposes of this table, was as follows:

Mr. Bunting	37,964	Mr. Kabat	23,149	Mr. McKenney(a)	260,141
Ms. Cross	16,693	Mr. Keaney	10,463	Mr. Zabel	34,481
Ms. DeVore	10,463	Ms. Larson	43,927	Mr. Simonds	54,901
Mr. Echevarria	29,538	Mr. O'Hanley	14,848	Mr. Arnold	25,212
Ms. Egan	10,463	Mr. Shammo	20,109	Ms. Iglesias	28,058
				All directors and executive officers as a group(a)	700,618
(a)	Includes 45,774 shares underlying cash-settled RSUs that have been granted to Mr. McKenney.
In addition, as of April 1, 2021, the total number of shares underlying SSUs held by our executive officers (none are held by non-executive directors), which will not vest, or be settled in shares, within 60 days of April 1, 2021 and thus are not deemed to be beneficially owned for purposes of this table, was as follows: Mr. McKenney - 186,368; Mr. Zabel - 11,328; Mr. Simonds - 46,592; Mr. Arnold - 16,640; Ms. Iglesias - 19,768; and All executive officers as a group - 309,539.

104    2021 PROXY STATEMENT

OWNERSHIP OF COMPANY SECURITIES

Security Ownership of Certain Shareholders
Detailed information about the shareholders known to us to beneficially own more than 5% of our common stock can be found in the table below, including beneficial ownership based on sole and/or shared voting power and investment (dispositive) power. Information is given as of the dates noted in the footnotes below.
BENEFICIAL OWNERSHIP
Name of Beneficial Owner	Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Common Stock Outstanding
The Vanguard Group, Inc.(1)	100 Vanguard Blvd. Malvern, PA 19355	25,058,682	12.30%
FMR LLC(2)	245 Summer Street Boston, MA 02210	18,204,505	8.94%
BlackRock, Inc.(3)	55 East 52nd Street New York, NY 10055	16,167,499	7.90%
(1)
This information is based on the Schedule 13G/A filed with the Securities and Exchange Commission by The Vanguard Group, Inc. on February 10, 2021, which reflects beneficial ownership as of December 31, 2020. The Vanguard Group, Inc. reported that, in its capacity as investment adviser, it had sole voting power with respect to none of our shares of our common stock, shared voting power with respect to 281,558 shares of our common stock, sole dispositive power with respect to 24,322,833 shares of our common stock, and shared dispositive power with respect to 735,849 shares of our common stock.

(2)
This information is based on the Schedule 13G/A filed with the Securities and Exchange Commission by FMR LLC on February 10, 2021, which reflects beneficial ownership as of December 31, 2020. FMR LLC reported that, in its capacity as a parent holding company, it had sole voting power with respect to 2,685,341 shares of our common stock, sole dispositive power with respect to 18,204,505 shares of our common stock, and shared voting and dispositive power with respect to none of our shares. The Schedule 13G/A includes shares beneficially owned by subsidiaries controlled by or through FMR LLC, Abigail P. Johnson, Director, Chairman and Chief Executive Officer of FMR LLC, and/or members of the family of Abigail P. Johnson, and Fidelity Low-Priced Stock Fund.

(3)
This information is based on the Schedule 13G/A filed with the Securities and Exchange Commission by BlackRock, Inc. on February 1, 2021, which reflects beneficial ownership as of December 31, 2020. BlackRock, Inc. reported that, in its capacity as the parent holding company or control person of the subsidiaries listed therein, it had sole voting power with respect to 14,690,549 shares of our common stock, sole dispositive power with respect to 16,167,499 shares of our common stock, and shared voting and dispositive power with respect to none of our shares.

Delinquent Section 16(a) Reports
Under Section 16(a) of the Securities Exchange Act of 1934, our directors, executive officers, and beneficial holders of more than 10% of our common stock are required to file with the U.S. Securities and Exchange Commission (SEC) certain forms reporting their beneficial ownership of and transactions in our common stock. Due to an administrative error by the company, one Form 4 (containing one transaction relating to the grant of stock options under the U.K. stock purchase plan on March 8, 2019) was not timely filed on behalf of Peter G. O’Donnell and was subsequently filed on March 9, 2021. With the exception of this late report, based solely upon a review of the reports (and amendments thereto) filed electronically with the SEC and written representations from the reporting persons that no other reports were required, we believe each of our directors and executive officers and 10% beneficial owners filed all required reports on a timely basis during the last fiscal year.

2021 PROXY STATEMENT    105

ITEMS TO BE VOTED ON

ITEMS TO BE VOTED ON
Election of Directors
(Item 1 on the Proxy Card)
Our Board of Directors currently has 11 members. All nominees will stand for election to one-year terms of office.
Upon the recommendation of the Governance Committee, the Board of Directors has nominated Theodore H. Bunting, Jr., Susan L. Cross, Susan D. DeVore, Joseph J. Echevarria, Cynthia L. Egan, Kevin T. Kabat, Timothy F. Keaney, Gloria C. Larson, Richard P. McKenney, Ronald P. O’Hanley and Francis J. Shammo for election to one-year terms expiring at the 2022 Annual Meeting. Each nominee currently serves on the Board and has been previously elected to the Board by shareholders. Each nominee has agreed to continue to serve if elected, and the Board has no reason to believe that any nominee will be unable to serve if elected. However, if any nominee becomes unable or unwilling to serve before the 2020 Annual Meeting, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors. Information concerning these nominees is provided under the section titled “Director Nominees” beginning on page 23.
The Board of Directors unanimously recommends that you vote FOR the election of each of the nominees for director: Theodore H. Bunting, Jr., Susan L. Cross, Susan D. DeVore, Joseph J. Echevarria, Cynthia L. Egan, Kevin T. Kabat, Timothy F. Keaney, Gloria C. Larson, Richard P. McKenney, Ronald P. O’Hanley and Francis J. Shammo.
Advisory Vote to Approve Executive Compensation (“Say-on-Pay”)
(Item 2 on the Proxy Card)
As required by Section 14A of the Securities Exchange Act of 1934 (“Exchange Act”), we are asking you to approve an advisory resolution on the compensation of our named executive officers as described in this proxy statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives you the opportunity to endorse or not endorse our 2020 executive compensation programs and policies for the named executive officers through the following resolution:
RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the company’s proxy statement for the 2021 Annual Meeting of Shareholders, including the Compensation Discussion and Analysis, the compensation tables and related narrative discussion.
For additional detail concerning the compensation of our named executive officers, please refer to the “Compensation Discussion and Analysis” beginning on page 51 and the compensation tables that follow.
We hold a Say-on-Pay vote every year. Although your vote is not binding on the Board of Directors or the Human Capital Committee, the Human Capital Committee will review the voting results and seek to understand the factors that influenced the vote. As it did last year, the Human Capital Committee will consider constructive feedback obtained through this process in making future decisions about our executive compensation programs and policies. Shareholders will next have an opportunity to cast a Say-on-Pay vote at the 2022 Annual Meeting.
The Board unanimously recommends that you vote FOR approval of named executive officer compensation, as provided in the resolution above.

106    2021 PROXY STATEMENT

ITEMS TO BE VOTED ON

Ratification of Appointment of Independent Registered Public Accounting Firm
(Item 3 on the Proxy Card)
The Audit Committee of the Board of Directors is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm (independent auditor) retained to audit our financial statements. The Audit Committee has appointed Ernst & Young LLP as our independent auditor for 2021. The members of the Audit Committee and the Board believe that the continued retention of Ernst & Young LLP to serve as our independent auditor is in the best interests of the company and its shareholders.
The Board is seeking shareholder ratification of the appointment even though it is not legally required, as a matter of good corporate governance. If the appointment is not ratified, the Audit Committee will consider the shareholders’ views in the future selection of the company’s independent auditor.
Representatives of Ernst & Young LLP are expected to attend the 2021 Annual Meeting. They will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.
The Board unanimously recommends that you vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2021.
Independent Auditor Fees
The Audit Committee is responsible for the audit fee negotiations associated with the company’s retention of Ernst & Young LLP. Aggregate fees billed for audit and other services rendered by Ernst & Young LLP for our fiscal years ended December 31, 2020 and 2019 are presented in the table below.
INDEPENDENT AUDITOR FEES
Types of Fees	2020	2019
Audit Fees(1)	$9,617,800	$8,316,250
Audit-Related Fees	412,500	421,500
Tax Fees	587,000	608,950
All Other Fees	—	—
Total	$10,617,600	$9,346,700
(1)
The year-over-year increase in Audit Fees was primarily due to increased efforts related to the company’s ongoing adoption of ASC 944 accounting and disclosure requirements for long-duration insurance contracts and the company’s Closed Block individual disability reinsurance transaction.

Audit Fees. This category includes fees associated with the audit of our annual financial statements, the review of financial statements included in our Quarterly Reports on Form 10-Q, the audit of internal control over financial reporting, and services provided in connection with statutory and regulatory filings.
Audit-Related Fees. This category consists of fees for assurance and related services that are reasonably related to the performance of the audit or review of financial statements or internal control over financial reporting. These services principally include accounting consultations, control reviews, and audit-related services for our employee benefit plans.
Tax Fees. This category consists of fees for tax compliance and advisory services.
All Other Fees. This category consists of fees for services not included in any of the above categories.

2021 PROXY STATEMENT    107

ITEMS TO BE VOTED ON

Policy for Pre-Approval of Audit and Non-Audit Services
The Audit Committee has a policy requiring advance approval of all audit and permissible non-audit services performed by the independent auditor. Under this policy, the Audit Committee sets pre- approved limits for specifically defined audit and non-audit services. The Committee considers whether such services are consistent with SEC rules on auditor independence. Specific approval by the Committee is required if fees for any particular service or aggregate fees for services of a similar nature exceed the pre-approved limits. The Committee has delegated to its chair the authority to approve permitted services, and the chair must report any such decisions to the Committee at its next scheduled meeting.

108    2021 PROXY STATEMENT

ABOUT THE 2021 ANNUAL MEETING

ABOUT THE 2021 ANNUAL MEETING
In light of the continuing COVID-19 pandemic, the Board of Directors has determined that the 2021 Annual Meeting will be conducted as a virtual-only meeting via live webcast in order to facilitate shareholder attendance and participation by enabling shareholders to participate from any location and at no cost. This process will also enable engagement with our shareholders, regardless of size, resources or physical location, while safeguarding the health and wellbeing of our shareholders, employees, and members of the Board and management.
The 2021 Annual Meeting live webcast will begin promptly at 10:00 a.m. Eastern Daylight Time on May 27, 2021. We are committed to ensuring that shareholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. This includes access to the live webcast, voting your shares electronically, and submitting questions online. You will need a 16-digit control number to participate. Further details are provided below under “Attending the 2021 Annual Meeting.”
Proxy materials
The Board of Directors is providing these proxy materials to you in connection with its solicitation of proxies to be voted at the 2021 Annual Meeting and at any later meeting to which it may be adjourned or postponed. All shareholders who held shares of the company's common stock as of the close of business on March 29, 2021 are entitled to attend the 2021 Annual Meeting and to vote on the items of business described in this proxy statement. Whether or not you choose to attend or participate in the 2021 Annual Meeting, you may vote your shares via the Internet, by telephone, or by mail.
Because we are soliciting your proxy, we are required to send you either our proxy materials or a Notice Regarding the Internet Availability of Proxy Materials (described in the next section). Our proxy materials include this proxy statement and our annual report to shareholders, which contains audited consolidated financial statements for our fiscal year ended December 31, 2020. If you received a printed copy of these documents, the proxy materials also include a proxy card or voting instruction form for the 2021 Annual Meeting.
Internet availability of proxy materials
In accordance with rules adopted by the SEC, commonly referred to as “Notice and Access,” we may furnish proxy materials by providing access to the documents on the Internet, rather than mailing printed copies. This process allows us to expedite our shareholders’ receipt of proxy materials, lower the costs of printing and mailing the proxy materials, and reduce the environmental impact of the 2021 Annual Meeting. As a result, most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, a Notice Regarding the Internet Availability of Proxy Materials (“Notice”) was mailed on or about April 15, 2021 to shareholders of record as of March 29, 2021 who have not previously requested to receive printed or emailed materials on an ongoing basis. The Notice provides instructions on how to access the proxy materials for the 2021 Annual Meeting, how to request a printed set of proxy materials, and how to vote your shares. Our proxy materials may also be viewed on our investor relations website under the “SEC Filings” heading at www.investors.unum.com.
You may elect to receive proxy materials in printed form by mail or electronically by email on an ongoing basis by following the instructions in the Notice. Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the environmental impact

2021 PROXY STATEMENT    109

ABOUT THE 2021 ANNUAL MEETING

of our annual meetings. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.
Attending the 2021 Annual Meeting
The 2021 Annual Meeting will be a virtual meeting conducted exclusively via live webcast on the Internet. Shareholders will not be able to attend the meeting in person.
•
Shareholder participation. We are committed to ensuring that shareholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the 2021 Annual Meeting online, vote your shares electronically, and submit questions during the meeting electronically.

•
Accessing the meeting online. You may attend and participate in the 2021 Annual Meeting via the Internet at www.virtualshareholdermeeting.com/UNM2021. You will need the 16-digit control number included on your Notice, proxy card, or voting instruction form to log-in. If your shares are held through a bank, brokerage firm, or other custodian and your voting instruction form or Notice indicates that you may vote those shares through the www.proxyvote.com website, then you may access, participate in, and vote at the meeting with the 16-digit control number indicated on that voting instruction form or Notice. Otherwise, shareholders who hold their shares in street name should contact their bank, broker, or other nominee (preferably at least five days before the 2021 Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the meeting. The meeting webcast will begin promptly at 10:00 a.m. Eastern Daylight Time on May 27, 2021. We encourage you to access the meeting prior to the start time. Online check-in will begin approximately 15 minutes prior to the start time, and you should allow ample time for the check-in procedures. We will post a replay of the meeting as soon as it is available on our investor relations website at www.investors.unum.com under the “Proxy Materials” heading.

•
Technical Assistance. If you encounter any difficulties accessing the virtual meeting during the check-in or during the meeting, please call the technical support number that will be posted on the virtual meeting log-in page.

•
Submitting questions. An online portal will be available at www.proxyvote.com on or about April 15, 2021. By accessing this portal, shareholders will be able to submit questions and vote in advance of the 2021 Annual Meeting. Shareholders may also submit questions and vote on the day of, or during, the 2021 Annual Meeting at www.virtualshareholdermeeting.com/UNM2021. We will try to answer as many shareholder-submitted questions as time permits that comply with the meeting rules of conduct. However, we reserve the right to edit profanity or other inappropriate language, or to exclude questions that are not pertinent to meeting matters or the company’s business, or that are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. Answers to questions not addressed during the meeting will be posted on our investor relations website at www.investors.unum.com under the “Proxy Materials” heading.

110    2021 PROXY STATEMENT

ABOUT THE 2021 ANNUAL MEETING

Differences between shareholders of record and beneficial owners
Most of our shareholders hold their shares as a beneficial owner through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
•
Shareholder of record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the shareholder of record, and the Notice was sent directly to you. As the shareholder of record, you have the right to grant your voting proxy directly to the company or to vote at the 2021 Annual Meeting. If you requested to receive printed proxy materials, we have enclosed a proxy card for you to use. You may also vote on the Internet, or by telephone. You are also invited to attend the 2021 Annual Meeting via the Internet.

•
Beneficial owner. If your shares are held in an account in the name of a brokerage firm, bank, broker-dealer, trust or other similar organization (i.e., in street name), like the vast majority of our shareholders, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you must instruct the broker or other nominee about how to vote your shares. Under the rules of the New York Stock Exchange (NYSE), if you do not provide such instructions, the firm that holds your shares will have discretionary authority to vote your shares only with respect to “routine” matters, as described in “Voting your shares” below. You are also invited to attend the 2021 Annual Meeting via the Internet.

Persons entitled to vote at the 2021 Annual Meeting
Shareholders of record as of the close of business on March 29, 2021, the record date, are entitled to vote their shares at the 2021 Annual Meeting. There were approximately 204,188,556 shares of our common stock outstanding on the record date. Each of those shares is entitled to one vote on each item of business to be voted on at the 2021 Annual Meeting. We will make available a list of shareholders of record as of the record date for inspection by shareholders for any purpose germane to the 2021 Annual Meeting during normal business hours at our corporate headquarters in Chattanooga, Tennessee. Please contact our Corporate Secretary to schedule an appointment. The list will also be available during the 2021 Annual Meeting at www.virtualshareholdermeeting.com/UNM2021.
Voting items and Board recommendations; Vote required; Abstentions and broker non-votes
You may either vote for, against or abstain on each of the voting items to be acted on at the 2021 Annual Meeting. The table below summarizes, for each voting item, the voting recommendation of the Board of Directors, the vote threshold required for approval, and the effect of abstentions and broker non-votes (i.e., shares held in street name that cannot be voted on certain matters by the shareholder of record if the beneficial owner has not provided voting instructions).

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ABOUT THE 2021 ANNUAL MEETING

VOTING ITEMS
Items to be Voted on	Board Voting Recommendation	Vote Required for Approval	Effect of Abstention	Effect of Broker Non-Vote
Item 1: Election of 11 directors for terms expiring in 2022	FOR each nominee	Majority of votes cast with respect to the nominee	No effect because not counted as vote cast	No effect because not counted as vote cast
Item 2: Advisory vote to approve executive compensation	FOR	Majority of shares represented and entitled to vote	Same effect as AGAINST because is entitled to vote	No effect because not entitled to vote
Item 3: Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2021	FOR	Majority of shares represented and entitled to vote	Same effect as AGAINST because is entitled to vote	Not applicable; may be discretionarily voted by broker
Voting your shares
You may vote your shares using any of the following methods:
•
By Internet. Before the meeting, you may vote via the Internet by going to www.proxyvote.com and following the instructions on the screen. You will need the control number found on your Notice, proxy card (for shareholders of record) or voting instruction form (for beneficial owners) when you access the web page. Voting by Internet before the 2021 Annual Meeting is available until 11:59 p.m. Eastern Daylight Time on May 26, 2021.

During the 2021 Annual Meeting, you may vote online by following the instructions at www.virtualshareholdermeeting.com/UNM2021. You will need the control number found on your Notice, proxy card, or voting instruction form when you access the virtual meeting web page.
•
By telephone. You may vote by telephone by calling the applicable toll-free telephone number, 1-800-690-6903 (for shareholders of record) or 1-800-454-8683 (for beneficial owners), which is available 24 hours a day, and following the pre-recorded instructions. You will need the control number found on your Notice, proxy card, or voting instruction form when you call. You may vote by telephone until 11:59 p.m. Eastern Daylight Time on May 26, 2021.

•
By mail. If you received a paper copy of your proxy materials, you may vote by mail by completing the enclosed proxy card or voting instruction form, dating and signing it, and returning it in the postage-paid envelope provided or returning it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card or voting instruction form, as applicable, must be received by May 26, 2021.

The Board of Directors has appointed certain individuals named on the proxy card (“proxies”) to vote shares at the 2021 Annual Meeting in accordance with the instructions of our shareholders. If you authorize the proxies to vote your shares with respect to any matter to be acted upon, the shares will be voted in accordance with your instructions. If you are a shareholder of record and you authorize the proxies to vote your shares but do not specify how your shares should be voted on one or more matters, the proxies will vote your shares on those matters as the Board of Directors recommends. If any other matter properly comes before the 2021 Annual Meeting, the proxies will vote on that matter in their discretion.
If you are a beneficial owner of shares held in street name and do not provide your broker or other nominee instructions on how to vote your shares, a “broker non-vote” occurs. Under the rules of the NYSE, the organization that holds your shares (i.e., your broker or other nominee) may generally vote on

112    2021 PROXY STATEMENT

ABOUT THE 2021 ANNUAL MEETING

routine matters at its discretion but cannot vote on “non-routine” matters. The only item of business at the 2021 Annual Meeting for which your broker or other nominee has discretion to vote your shares without your voting instructions is the ratification of the appointment of our independent registered public accounting firm (Item 3). Unless it receives your voting instructions, your broker or other nominee will not have discretion to vote your shares (resulting in a broker non-vote) on any other item of business at the 2021 Annual Meeting (Items 1 and 2), including the election of directors. To ensure that your vote will be counted on all matters, we encourage you to provide instructions to your broker or other nominee on how to vote your shares.
Changing your vote and revoking your proxy
You may revoke any proxy that you previously granted or change your vote by:
•
Submitting a subsequent vote via the Internet, by telephone, or by mailing a new proxy card or voting instruction form before the closing of those facilities at 11:59 p.m. Eastern Daylight Time on May 26, 2021;

•	Requesting a “legal proxy” or attending the virtual 2021 Annual Meeting and voting online, as indicated above under “Voting your shares”; or
•
If you are a shareholder of record, giving written notice of revocation to the Corporate Secretary, Unum Group, 1 Fountain Square, Chattanooga, TN 37402, so that it is received by 4:00 p.m. Eastern Daylight Time on May 26, 2021.

Your new vote or revocation in advance of the meeting must be submitted in accordance with the time frames above under “Voting your shares.”
Quorum
A quorum is required to transact business at the 2021 Annual Meeting. A quorum exists if the holders of a majority of the shares issued and outstanding and entitled to vote generally in the election of directors are present online at the virtual 2021 Annual Meeting or represented by proxies. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the 2021 Annual Meeting, but neither will be counted as votes cast.
Inspectors of election
Representatives of Broadridge Financial Solutions, Inc. (“Broadridge”) will tabulate the votes and act as inspectors of the election.
Voting results
We will report the final voting results of the 2021 Annual Meeting on a Form 8-K to be filed with the SEC within four business days after the meeting. The Form 8-K will be available on our investor relations website under the “SEC Filings” heading at www.investors.unum.com or on the SEC’s website at www.sec.gov.

2021 PROXY STATEMENT    113

ADDITIONAL INFORMATION

ADDITIONAL INFORMATION
Cost of proxy solicitation
We pay the cost of soliciting proxies from our shareholders. Proxies are solicited by mail, and may also be solicited personally, electronically or by telephone by our directors, officers or employees, though none will receive additional compensation for doing this. We have retained Innisfree M&A Incorporated to assist in the solicitation of proxies for the 2021 Annual Meeting. We will pay Innisfree a fee of $20,000 and reasonable out-of-pocket expenses for its services. We also reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions.
Shareholder proposals and nominations for our 2022 Annual Meeting
If you intend to submit a proposal for inclusion in the proxy statement for our 2022 Annual Meeting pursuant to SEC Rule 14a-8, it must be received by the Corporate Secretary at our principal executive offices (at the address provided below) no later than the close of business on December 16, 2021. Submitting a shareholder proposal does not guarantee that we will include it in our proxy statement if the proposal does not satisfy the requirements of SEC Rule 14a-8.
Our bylaws include a proxy access right, permitting a shareholder, or a group of up to 20 shareholders, who has maintained continuous qualifying ownership of at least 3% of our outstanding shares of capital stock entitled to vote in the election of directors for at least three years to nominate and include in our proxy materials director nominees constituting up to the greater of 20% of the Board or two directors, provided that the shareholder(s) and the nominee(s) satisfy the requirements in our bylaws. Notice of proxy access director nominees must be received by the Corporate Secretary at our principal executive offices (at the address provided below) no earlier than November 16, 2021 and no later than the close of business on December 16, 2021. However, in the event that that the 2022 Annual Meeting is to be held on a date that is more than 30 days before or after May 27, 2022 (the anniversary date of the 2021 Annual Meeting), then such notice must be received no later than the close of business on the 180th day prior to the date of the 2022 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2022 Annual Meeting is first made.
Our bylaws also establish advance notice procedures with respect to proposals and director nominations submitted by a shareholder for presentation directly at an Annual Meeting, rather than for inclusion in our proxy statement. To be properly brought before our 2022 Annual Meeting, a notice of the proposal the shareholder wishes to present at the meeting other than pursuant to SEC Rule 14a-8 or nomination the shareholder wishes to present at the meeting other than pursuant to our proxy access bylaw must be received by the Corporate Secretary at our principal executive offices (at the address provided below) no earlier than the close of business on January 27, 2022 and no later than the close of business on February 26, 2022. However, in the event that that the 2022 Annual Meeting is to be held on a date that is more than 30 days before or more than 70 days after May 27, 2022 (the anniversary date of the 2021 Annual Meeting), then such notice must be received no earlier than the close of business on the 120th day prior to the date of the 2022 Annual Meeting and no later than the close of business on the later of the 90th day prior to the date of the 2022 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2022 Annual Meeting is first made.

114    2021 PROXY STATEMENT

ADDITIONAL INFORMATION

All such proposals and director nominations must satisfy the requirements set forth in our bylaws, a copy of which is available on our investor relations website under the “Corporate Governance” heading at www.investors.unum.com and may also be obtained at no cost from the Office of the Corporate Secretary. The chairman of the meeting may refuse to acknowledge or introduce any shareholder proposal or nomination if notice thereof is not received within the applicable deadlines or does not comply with the bylaws. If a shareholder fails to meet these deadlines, the persons named as proxies will be allowed to use their discretionary voting authority to vote on any such proposal or nomination as they determine appropriate if the matter is presented and introduced at the Annual Meeting.
Communications with the Board of Directors
Shareholders and interested parties may communicate with our Chairman of the Board, or any other director by contacting the Office of the Corporate Secretary as described below.
In accordance with a process approved by our Board of Directors, the Corporate Secretary reviews all correspondence received by the company and addressed to non-management directors. A log and copies of the correspondence are provided to the Chairman, who determines whether further distribution is appropriate and to whom it should be sent. Any director may at any time review this log and request copies of correspondence. Concerns relating to accounting, internal controls or auditing matters are promptly brought to the attention of our internal auditors and handled in accordance with procedures established by the Audit Committee. Copies of correspondence relating to corporate governance matters are also provided to the chair of the Governance Committee.
The Board has instructed that certain items unrelated to the duties and responsibilities of the Board be excluded from the process, including mass mailings, resumes and other forms of job inquiries, surveys, business solicitations or advertisements, and matters related to claims or employment.
Eliminating duplicate proxy materials
Under SEC rules, a single proxy statement and annual report to shareholders, along with individual proxy cards or individual Notices, will be delivered in one envelope to multiple shareholders having the same last name and address and to shareholders with multiple accounts registered at our transfer agent with the same address, unless contrary instructions have been received from an affected shareholder. This is known as “householding” and it enables us to reduce the costs and environmental impact of the 2021 Annual Meeting. We will deliver promptly upon written or oral request a separate copy of the proxy statement, annual report to shareholders or Notice to any shareholder residing at a shared address to which only one copy was delivered. If you would like to receive separate copies of our proxy materials, whether for this year or future years, please contact Broadridge toll-free at 1-866-540-7095 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. The same phone number and address may be used to request delivery of a single copy of our proxy materials if you share an address with another shareholder and are receiving multiple copies.

2021 PROXY STATEMENT    115

ADDITIONAL INFORMATION

Contacting the Office of the Corporate Secretary
You may contact the Office of the Corporate Secretary by calling toll-free 800-718-8824 or by writing to:
Office of the Corporate Secretary
Unum Group
1 Fountain Square
Chattanooga, Tennessee 37402
Principal executive offices
Our principal executive offices are located at 1 Fountain Square, Chattanooga, Tennessee 37402. Our main telephone number is 423-294-1011.
Annual Report on Form 10-K
Upon request, we will provide to you by mail a free copy of our Annual Report on Form 10-K (including financial statements and financial statement schedules) for the fiscal year ended December 31, 2020. Please direct your request to the Office of the Corporate Secretary at the address provided above. The Annual Report on Form 10-K may also be accessed on our investor relations website under the “SEC Filings” heading at www.investors.unum.com or on the SEC’s website at www.sec.gov.
Incorporation by reference
To the extent that this proxy statement has been or will be specifically incorporated by reference into any of our other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of this proxy statement entitled “Report of the Audit Committee” (to the extent permitted by the rules of the SEC) and “Compensation Committee Report” shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.

116    2021 PROXY STATEMENT

APPENDIX A

APPENDIX A
Reconciliation of Non-GAAP Financial Measures
The following is a reconciliation of the most directly comparable GAAP financial measures to the non-GAAP financial measures as presented in this proxy statement.
	After-Tax Adjusted Operating Income (Loss)	Average Allocated Equity(1)	Adjusted Operating Return on Equity
Year Ended December 31, 2020
Unum US	$651.4	$4,458.2	14.6%
Unum International	51.9	797.7	6.5%
Colonial Life	264.5	1,584.1	16.7%
Core Operating Segments	967.8	6,840.0	14.1%
Closed Block	183.8	3,979.2
Corporate	(146.2)	(1,395.2)
Total	$ 1,005.4	$ 9,424.0	10.7%
(1)
Excludes unrealized gain (loss) on securities and net gain on hedges and is calculated using the stockholders' equity balances presented below. Due to the implementation of a Financial Accounting Standards Board update for which the beginning balance of 2020, 2019, and 2018 for certain stockholders' equity line items were adjusted, we are computing the average equity for 2020, 2019, and 2018 using internally allocated equity that reflects the adjusted beginning balance at January 1, 2020 , January 1, 2019, and January 1, 2018. As a result, average equity for the year ended December 31, 2020, December 31, 2019, and December 31, 2018 for certain of our segments will not compute using the historical allocated equity at December 31, 2019, 2018, and 2017, respectively.

	12/31/2020	12/31/2019
Total Stockholders' Equity	$ 10,871.0	$ 9,965.0
Excluding:
Net Unrealized Gain (Loss) on Securities	1,067.7	615.9
Net Gain on Hedges	97.8	187.8
Total Adjusted Stockholders' Equity	$ 9,705.5	$ 9,161.3
Twelve Months Ended
12/31/2020
Average Adjusted Stockholders' Equity	$ 9,667.3

2021 PROXY STATEMENT    117

APPENDIX A

	2020
	(in millions)	per share*
Net Income	$793.0	$3.89
Excluding:
Net Realized Investment Gains and Losses
Net Realized Investment Gain Related to Reinsurance Transaction (net of tax expense of$273.5)	1,028.8	5.05
Net Realized Investment Loss, Other (net of tax benefit of $20.9)	(82.3)	(0.40)
Total Net Realized Investment Gain	946.5	4.65
Items Related to Closed Block Individual Disability Reinsurance Transaction
Change in Benefit Reserves and Transaction Costs (net of tax benefit of $274.2)	(1,031.3)	(5.06)
Amortization of the Cost of Reinsurance (net of tax benefit of $0.6)	(2.0)	(0.01)
Net Tax Benefits of Reinsurance Transaction	36.5	0.18
Total Items Related to Closed Block Individual Disability Reinsurance Transaction	(996.8)	(4.89)
Long-term Care Reserve Increase (net of tax benefit of $31.8)	(119.7)	(0.59)
Group Pension Reserve Increase (net of tax benefit of $3.7)	(13.8)	(0.07)
Costs Related to Organizational Design Updated (net of tax benefit of $4.7)	(18.6)	(0.09)
Impairment Loss on ROU Asset (net of tax benefit of $2.7)	(10.0)	(0.05)
After-tax Adjusted Operating Income	$1,005.4	$4.93
*Assuming Dilution

118    2021 PROXY STATEMENT

APPENDIX A

	Year Ended December 31
	2019		2018		2017
	(in millions)	per share *	(in millions)	per share *	(in millions)	per share*
Net Income	$ 1,100.3	$ 5.24	$ 523.4	$ 2.38	$ 994.2	$ 4.37
Excluding:
Net Realized Investment Gain (Loss)(net of tax expense (benefit) of $(4.5); $(11.0); $15.0)	(18.7)	(0.09)	(28.5)	(0.12)	25.3	0.11
Cost Related to Early Retirement of Debt (net of tax benefit $5.7; $-; $-)	(21.6)	(0.11)	—	—	—	—
Long-term Care Reserve Increase (net of tax benefit of $-; $157.7; $-)	—	—	(593.1)	(2.70)	—	—
Loss from Guaranty Fund Assessment (net of tax benefit of $-; $-; $7.2;)	—	—	—	—	(13.4)	(0.06)
Unclaimed Death Benefits Reserve Increase (net of tax benefit $-; $-; $13.6)	—	—	—	—	(25.4)	(0.11)
Net Tax Benefit from Impacts of TCJA	—	—	—	—	31.5	0.14
After-tax Adjusted Operating Income	$1,140.6	$5.44	$1,145.0	$5.20	$976.2	$4.29
	Year Ended December 31
	2016		2015		2014
	(in millions)	per share *	(in millions)	per share *	(in millions)	per share *
Net Income	$ 931.4	$ 3.95	$ 867.1	$ 3.50	$ 402.1	$ 1.57
Excluding:
Net Realized Investment Gain (Loss) (net of tax expense (benefit) of $8.4;$(17.7); $3.3)	15.8	0.07	(26.1)	(0.11)	12.8	0.05
Costs Related to Early Retirement of Debt (net of tax benefit of $-; $-;$2.8)	—	—	—	—	(10.4)	(0.04)
Reserve Charge for Closed Block (net of tax benefit of $-; $-; $244.4)	—	—	—	—	(453.8)	(1.77)
Pension Settlement Loss (net of tax benefit of $-; $-; $22.5)	—	—	—	—	(41.9)	(0.16)
After-tax Adjusted Operating Income	$915.6	$3.88	$893.2	$3.61	$895.4	$3.49
*Assuming Dilution

2021 PROXY STATEMENT    119

APPENDIX A

	Year Ended December 31
	2013		2012		2011
	(in millions)	per share *	(in millions)	per share *	(in millions)	per share *
Net Income	$ 847.0	$ 3.19	$ 888.1	$ 3.15	$ 283.6	$ 0.94
Excluding:
Net Realized Investment Gain (Loss) (net of tax expense (benefit) of $2.9; $19.1; $(1.3))	3.9	0.02	37.1	0.13	(3.6)	(0.01)
Reserve Charge for Closed Block (net of tax benefit of $-; $-; $265.0)	—	—	—	—	(492.1)	(1.62)
Unclaimed Death Benefits Reserve Increase (net of tax benefit of $33.4; $-; $-)	(62.1)	(0.24)	—	—	—	—
Deferred Acquisition Costs for Closed Block (net of tax benefit of $-; $-; $68.5)	—	—	—	—	(127.5)	(0.42)
Group Life Waiver of Premium Benefit Reserve Reduction (net of tax expenses of $29.8; $-; $-)	55.2	0.21	—	—	—	—
Special Tax Items	—	—	—	—	22.7	0.08
After-tax Adjusted Operating Income	$850.0	$3.20	$851.0	$3.02	$884.1	$2.91
	Year Ended December 31
	2010		2009		2008
	(in millions)	per share *	(in millions)	per share *	(in millions)	per share *
Net Income	$ 877.6	$ 2.69	$ 847.3	$ 2.55	$ 553.4	$ 1.62
Excluding:
Net Realized Investment Gain (Loss) (net of tax expense (benefit) of $9.0; $11,5; $(161.8))	15.7	0.05	0.2	—	(304.1)	(0.89)
Special Tax Items	(10.2)	(0.03)	—	—	—	—
After-tax Adjusted Operating Income	$872.1	$2.67	$847.1	$2.55	$857.5	$2.51
*Assuming Dilution

120    2021 PROXY STATEMENT

APPENDIX A

	Year Ended December 31
	2007**		2006**		2005**
	(in millions)	per share *	(in millions)	per share *	(in millions)	per share *
Net Income	$ 679.3	$ 1.91	$ 411.0	$ 1.23	$ 513.6	$ 1.64
Excluding:
Income from Discontinued Operations	6.9	0.02	7.4	0.02	9.6	0.03
Net Realized Investment Gain (Loss) (net of tax expense (benefit) of $(22.0); $0.7; $(2.4))	(43.2)	(0.12)	1.5	0.01	(4.3)	(0.02)
Regulatory Reassessment Charges (net of tax benefit of $31.3; $129.0; $1.1)	(34.5)	(0.10)	(267.4)	(0.79)	(51.6)	(0.16)
Debt Extinguishment Costs (net of tax benefit of $20.5; $8.9; $-)	(38.3)	(0.11)	(16.9)	(0.05)	—	—
Other (net of tax expense (benefit) of $-; $(5.8); $1.7)	—	—	(12.7)	(0.04)	4.0	0.01
Special Tax Items	2.2	0.01	95.8	0.28	42.8	0.14
After-tax Adjusted Operating Income	$786.2	$2.21	$603.3	$1.80	$513.1	$1.64
*Assuming Dilution.
**Does not reflect the impact of ASU 2010-26.
	12/31/2020
	(in millions)	per share
Total Stockholders' Equity (Book Value)	$ 10,871.0	$ 53.37
Excluding:
Net Unrealized Gain on Securities	1,067.7	5.24
Net Gain on Hedges	97.8	0.48
Subtotal	9,705.5	47.65
Excluding:
Foreign Currency Translation Adjustment	(261.3)	(1.28)
Subtotal	9,966.8	48.93
Excluding:
Unrecognized Pension and Postretirement Benefit Costs	(530.0)	(2.61)
Total Stockholders' Equity, Excluding Accumulated Other Comprehensive Income	$10,496.8	$51.54

2021 PROXY STATEMENT    121

APPENDIX A

	12/31/2019		12/31/2018		12/31/2017
	(in millions)	per share	(in millions)	per share	(in millions)	per share
Total Stockholders' Equity (Book Value)	$ 9,965.0	$ 49.10	$ 8,621.8	$ 40.19	$ 9,574.9	$ 43.02
Excluding:
Net Unrealized Gain (Loss) on Securities	615.9	3.03	(312.4)	(1.46)	607.8	2.73
Net Gain on Hedges	187.8	0.93	250.6	1.17	282.3	1.27
Subtotal	9,161.3	45.14	8,683.6	40.48	8,684.8	39.02
Excluding:
Foreign Currency Translation Adjustment	(281.6)	(1.39)	(305.2)	(1.42)	(254.5)	(1.15)
Subtotal	9,442.9	46.53	8,988.8	41.90	8,939.3	40.17
Excluding:
Unrecognized Pension and Postretirement Benefit Costs	(484.8)	(2.39)	(447.2)	(2.08)	(508.1)	(2.28)
Total Stockholders' Equity, Excluding Accumulated Other Comprehensive Income (Loss)	$9,927.7	$48.92	$9,436.0	$43.98	$9,447.4	$42.45
	12/31/2016		12/31/2015		12/31/2014
	(in millions)	per share	(in millions)	per share	(in millions)	per share
Total Stockholders' Equity (Book Value)	$ 8,968.0	$ 39.02	$ 8,663.9	$ 35.96	$ 8,521.9	$ 33.78
Excluding:
Net Unrealized Gain on Securities	440.6	1.92	204.3	0.84	290.3	1.15
Net Gain on Hedges	327.5	1.42	378.0	1.57	391.0	1.55
Subtotal	8,199.9	35.68	8,081.6	33.55	7,840.6	31.08
Excluding:
Foreign Currency Translation Adjustment	(354.0)	(1.54)	(173.6)	(0.72)	(113.4)	(0.45)
Subtotal	8,553.9	37.22	8,255.2	34.27	7,954.0	31.53
Excluding:
Unrecognized Pension and Postretirement Benefit Costs	(465.1)	(2.02)	(392.6)	(1.63)	(401.5)	(1.59)
Total Stockholders' Equity, Excluding Accumulated Other Comprehensive Income	$9,019.0	$39.24	$8,647.8	$35.90	$8,355.5	$33.12

122    2021 PROXY STATEMENT

APPENDIX A

	12/31/2013		12/31/2012		12/31/2011
	(in millions)	per share	(in millions)	per share	(in millions)	per share
Total Stockholders' Equity (Book Value)	$ 8,639.9	$ 33.23	$ 8,604.6	$ 31.84	$ 8,168.0	$ 27.91
Excluding:
Net Unrealized Gain on Securities	135.7	0.52	873.5	3.23	614.8	2.11
Net Gain on Hedges	396.3	1.52	401.6	1.48	408.7	1.39
Subtotal	8,107.9	31.19	7,329.5	27.13	7,144.5	24.41
Excluding:
Foreign Currency Translation Adjustment	(47.1)	(0.18)	(72.6)	(0.26)	(117.6)	(0.41)
Subtotal	8,155.0	31.37	7,402.1	27.39	7,262.1	24.82
Excluding:
Unrecognized Pension and Postretirement Benefit Costs	(229.9)	(0.88)	(574.5)	(2.13)	(444.1)	(1.51)
Total Stockholders' Equity, Excluding Accumulated Other Comprehensive Income	$8,384.9	$32.25	$7,976.6	$29.52	$7,706.2	$26.33
	12/31/2010		12/31/2009		12/31/2008
	(in millions)	per share	(in millions)	per share	(in millions)	per share
Total Stockholders' Equity (Book Value)	$ 8,483.9	$ 26.80	$ 8,045.0	$ 24.25	$ 5,941.5	$ 17.94
Excluding:
Net Unrealized Gain (Loss) on Securities	416.1	1.31	382.7	1.16	$(837.4)	$(2.53)
Net Gain on Hedges	361.0	1.14	370.8	1.12	458.5	1.38
Subtotal	7,706.8	24.35	7,291.5	21.97	6,320.4	19.09
Excluding:
Foreign Currency Translation Adjustment	(107.1)	(0.34)	(75.3)	(0.23)	(172.8)	(0.52)
Subtotal	7,813.9	24.69	7,366.8	22.20	6,493.2	19.61
Excluding:
Unrecognized Pension and Postretirement Benefit Costs	(318.6)	(1.00)	(330.7)	(1.00)	(406.5)	(1.23)
Total Stockholders' Equity, Excluding Accumulated Other Comprehensive Income (Loss)	$8,132.5	$25.69	$7,697.5	$23.20	$6,899.7	$20.84

2021 PROXY STATEMENT    123

**Unum Group**
1 Fountain Square, Chattanooga, TN 37402

**unum.com**

UNUM GROUP
1 FOUNTAIN SQUARE
CHATTANOOGA, TN 37402

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on May 26, 2021, the day before the meeting. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/UNM2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on May 26, 2021, the day before the meeting. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D43104-P52781-Z79461

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**UNUM GROUP**

**The Board of Directors recommends a vote FOR each of the nominees listed.**

1. Election of Directors:

| **Nominees:** | **For** | **Against** | **Abstain** |
|---|---|---|---|
| 1a. Theodore H. Bunting, Jr. | ☐ | ☐ | ☐ |
| 1b. Susan L. Cross | ☐ | ☐ | ☐ |
| 1c. Susan D. Devore | ☐ | ☐ | ☐ |
| 1d. Joseph J. Echevarria | ☐ | ☐ | ☐ |
| 1e. Cynthia L. Egan | ☐ | ☐ | ☐ |
| 1f. Kevin T. Kabat | ☐ | ☐ | ☐ |
| 1g. Timothy F. Keaney | ☐ | ☐ | ☐ |
| 1h. Gloria C. Larson | ☐ | ☐ | ☐ |
| 1i. Richard P. McKenney | ☐ | ☐ | ☐ |
| 1j. Ronald P. O'Hanley | ☐ | ☐ | ☐ |
| 1k. Francis J. Shammo | ☐ | ☐ | ☐ |

| **The Board of Directors recommends a vote FOR Proposals 2 and 3.** | **For** | **Against** | **Abstain** |
|---|---|---|---|
| 2. To approve, on an advisory basis, the compensation of the company's named executive officers. | ☐ | ☐ | ☐ |
| 3. To ratify the appointment of Ernst & Young LLP as the company's independent registered public accounting firm for 2021. | ☐ | ☐ | ☐ |

**NOTE:** Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D43105-P52781-Z79461

**UNUM GROUP**
**Annual Meeting of Shareholders**
**May 27, 2021 10:00 AM Eastern Daylight Time**
**www.virtualshareholdermeeting.com/UNM2021**
**This Proxy is solicited on behalf of the Board of Directors of Unum Group**

The undersigned hereby appoints Steven A. Zabel and Lisa G. Iglesias, or either of them, proxies, each with full power of substitution, acting jointly or by either of them if only one be present and acting, to vote and act with respect to all of the shares of common stock of the undersigned in Unum Group, at the Annual Meeting, upon all matters that may properly come before the meeting, including the matters described in the Proxy Statement furnished herewith, subject to the directions indicated on the reverse side of this card or through the telephone or Internet proxy procedures, and at the discretion of the proxies on any other matters that may properly come before the meeting. **If specific voting instructions are not given with respect to the matters to be acted upon and the signed card is returned, the proxies will vote in accordance with the Board of Directors' recommendations provided on the reverse side of this card, and at their discretion on any other matters that may properly come before the meeting.**

This proxy card, when signed and returned, will also constitute voting instructions to the trustee for shares held in the Unum Group 401(k) Retirement Plan. If voting instructions representing shares in the foregoing employee benefit plan are not received, those shares will not be voted.

**THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1, AND "FOR" PROPOSALS 2 AND 3. IF OTHER BUSINESS IS PROPERLY BROUGHT BEFORE THE MEETING, THE PROXIES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.**

**Continued and to be signed on reverse side**